                                                                   EXHIBIT 99.01




                             CAPITAL SOURCE L.P. AND
                           CAPITAL SOURCE II L.P. - A
                                 OMAHA, NEBRASKA

                               MARKET VALUE REPORT
                             AS OF DECEMBER 31, 1998
                                       OF
                               VARIOUS PROPERTIES

                                  [LETTERHEAD]



March 18, 1999



Capital Source L.P. and Capital Source II L.P. - A
1004 Farnam Street
Omaha, Nebraska 68102

Ladies and Gentlemen:

At your request, we have completed a limited scope appraisal of the multi-family apartment complexes owned by Capital Source L.P. and Capital Source II L.P. - A. We submit this restricted appraisal report relative to our findings.

The appraised property consists of various multi-family apartment complexes located throughout the Midwest and Southeast. The properties are typical apartment complexes, which are usually two story multi-building complexes situated on campus type settings with common area swimming pool, parking area, etc.

The appraisal was conducted for the purpose of expressing an opinion of the market value of the property as of December 31, 1998. The function of the appraisal is to serve as a basis for management planning purposes.

Market Value is defined as follows:

     The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus and that the assets will continue to function in their present capacity as part of an ongoing business enterprise at their present location. Implicit in this definition is the assumption that the earnings generated from operations are sufficient to justify the investment in the assets appraised and that the consummation of a sale as of a specified date and the passing of title from the seller to buyer under conditions whereby:

     - Both parties are well informed or well advised, and acting in what they consider their own best interests;

Capital Source L.P. and Capital Source II L.P. - A              March 18, 1999
                                                                        Page 2


     -    A reasonable time is allowed for exposure in the open market;

     - Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and

     - The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

     Source: UNIFORM STANDARDS OF PROFESSIONAL APPRAISAL PRACTICE, Published by the Appraisal Foundation, 1994.


PROPERTY RIGHTS APPRAISED are the fee simple estate which is defined as:

     Absolute ownership unencumbered by any other interest or estate, subject only to the limitations imposed by the governmental powers of taxation, eminent domain, police power, and escheat.

The appraised property is the fee-simple ownership interest in land, land improvements, the building, and building service systems. Machinery and equipment, furniture and fixtures, and any other tangible or intangible assets are excluded from consideration in this report.

Our investigation included an analysis of recent sales and rentals of comparable property in the subject's area and a detailed analysis of the financial history of the apartment complexes that is the subject of this appraisal.

Because Valuation Research Corporation appraised these properties in December, 1997, the scope of this assignment did not include site inspections.

This is a restricted appraisal report which is intended to comply with the reporting requirements set forth under Standard Rule 2-2(c) of the Uniform Standards of Professional Appraisal Practice. As such, it does not include full discussions of the data, reasoning, and analyses that were used in the appraisal process to develop the appraiser's opinion of value. Supporting documentation concerning the data, reasoning, and analyses is retained in our files. The information contained in this report is specific to the needs of the client and for the intended use stated in this report. Other users of appraisal services and the public may find such a restricted report misleading without this file memorandum.

Capital Source L.P. and Capital Source II L.P. - A              March 18, 1999
                                                                        Page 3


Valuation Research Corporation does not conduct or provide environmental liability assessments of any kind in performing its appraisals so that our opinion of the appraised value will not reflect any actual or contingent environmental liabilities except to the extent we are provided with a specific monetary assessment of such liabilities in writing. In any event, Valuation Research Corporation will not verify such monetary assessment and will offer no warranty or representation as to its accuracy or completeness.

All portions of this appraisal are to be used only in conjunction with the full report, which is subject to the assumptions and limiting conditions contained herein.

We have not investigated the title to, nor the liabilities against the appraised property and assume no responsibility concerning these matters. Neither Valuation Research Corporation nor any of its personnel have any present or contemplated financial interest in the property appraised, and we certify that the compensation received for this study is not contingent on the conclusions stated. Additionally, the appraisal assignment was not based on a requested minimum valuation, a specific valuation, or the approval of a loan.

Respectfully submitted,

VALUATION RESEARCH CORPORATION

/s/ VALUATION RESEARCH CORPORATION


Engagement Number:  04-2824-00

                         PROPERTY/VALUE RANGE SCHEDULE

                                                                     VALUE RANGE
Bluff Ridge (108 Units)
Jacksonville, North Carolina                                     $3,000,000 - $3,800,000

Waterman's Crossing (260 Units)
Newport News, Virginia                                         $12,750,000 - $13,500,000

Water's Edge (108 Units)
Lake Villa, Illinois                                             $5,500,000 - $6,500,000

Ponds at Georgetown (134 Units)
Ann Arbor, Michigan                                              $7,000,000 - $8,500,000

Highland Park (252 Units)
Reynoldsburg, Ohio                                              $9,500,000 - $10,500,000

Fox Hollow (184 Units)
High Point, North Carolina                                       $7,150,000 - $8,300,000

Crane's Landing (252 Units)
Winter Park, Florida                                           $11,500,000 - $12,500,000

Delta Crossing (178 Units)
Charlotte, North Carolina                                        $7,500,000 - $8,000,000

Misty Springs (128 Units)
Daytona Beach, Florida                                           $4,000,000 - $4,750,000

Monticello (106 Units)
Southfield, Michigan                                             $6,250,000 - $7,200,000

                                TABLE OF CONTENTS

                                                                                          PAGE
INTRODUCTION................................................................................1
      IDENTIFICATION OF THE PROPERTIES......................................................1
      STATEMENT OF OWNERSHIP................................................................2
      LEGAL DESCRIPTIONS....................................................................2
      PROPERTY RIGHTS APPRAISED.............................................................2
      PURPOSE OF THE APPRAISAL..............................................................2
      FUNCTION OF THE APPRAISAL.............................................................2
      DEFINITION OF VALUE...................................................................2
      DATE OF THE APPRAISAL.................................................................3
      SCOPE OF THE APPRAISAL................................................................3
      FLOOD ZONE............................................................................4
      ZONING................................................................................4
      ENVIRONMENTAL.........................................................................4
      MARKETING PERIOD......................................................................4
VALUATION THEORY............................................................................5
      APPRAISAL PROCESS.....................................................................5
           The Three Approaches to Value....................................................5
           Cost Approach....................................................................5
           Sales Comparison Approach........................................................5
           Income Capitalization Approach...................................................6
           Reconciliation and Conclusion....................................................6
           Approaches Used..................................................................6
      HIGHEST AND BEST USE..................................................................6
           Definition.......................................................................6
      HIGHEST AND BEST USE AS IF VACANT.....................................................7
           Physically Possible..............................................................7
           Legally Permitted Uses...........................................................8
           Financially Feasible Uses........................................................8
           Maximally Productive Use.........................................................8
           Conclusion.......................................................................8
      HIGHEST AND BEST USE AS IMPROVED......................................................8
           Physically Possible..............................................................8
           Legally Permitted................................................................8
           Financially Feasible.............................................................8
           Maximally Productive Use.........................................................9



VALUATION METHODOLOGY......................................................................10
      COST APPROACH........................................................................10
      SALES COMPARISON APPROACH............................................................10
           Introduction....................................................................10
           Improved Comparable Sales Discussion and Analysis...............................11
           Property Rights - Financing - Conditions of Sale - Market Conditions............11
           Physical Characteristics........................................................11
           Conclusion......................................................................12
      INCOME CAPITALIZATION APPROACH.......................................................12
           Introduction....................................................................12
           Direct Capitalization...........................................................13
           Discussion of Market Rent.......................................................14
           Potential Gross Rent............................................................14
           Vacancy and Collection Loss.....................................................14
           Effective Gross Income..........................................................14
           Operating Expenses..............................................................14
           Management......................................................................14
           Reserve for Replacement.........................................................14
           Net Operating Income............................................................15
           Capitalization of NOI...........................................................15
           Summary.........................................................................17
           Direct Capitalization Computation...............................................17
      DISCOUNTED CASH FLOW.................................................................17
           Calculation of Income and Expenses..............................................17
           Discount Rate...................................................................18
BLUFF RIDGE APARTMENTS.....................................................................19
      SALES COMPARISON APPROACH............................................................21
           Improved Comparable Sales Analysis..............................................21
      INCOME APPROACH......................................................................24
      SUMMARY..............................................................................28
WATERMAN'S CROSSING APARTMENTS.............................................................29
      SALES COMPARISON APPROACH............................................................31
           Improved Comparable Sales Analysis..............................................31
      INCOME APPROACH......................................................................34
      SUMMARY..............................................................................38
WATER'S EDGE APARTMENTS....................................................................39
      SALES COMPARISON APPROACH............................................................41
           Improved Comparable Sales Analysis..............................................41
      INCOME APPROACH......................................................................44
      SUMMARY..............................................................................48



PONDS AT GEORGETOWN APARTMENTS.............................................................49
      SALES COMPARISON APPROACH............................................................51
           Improved Comparable Sales Analysis..............................................51
      INCOME APPROACH......................................................................54
      SUMMARY..............................................................................58
HIGHLAND PARK APARTMENTS...................................................................59
      SALES COMPARISON APPROACH............................................................61
           Improved Comparable Sales Analysis..............................................61
      INCOME APPROACH......................................................................63
      SUMMARY..............................................................................67
FOX HOLLOW APARTMENTS......................................................................68
      SALES COMPARISON APPROACH............................................................70
           Improved Comparable Sales Analysis..............................................70
      INCOME APPROACH......................................................................72
      SUMMARY..............................................................................76
CRANE'S LANDING APARTMENTS.................................................................77
      SALES COMPARISON APPROACH............................................................79
           Improved Comparable Sales Analysis..............................................79
      INCOME APPROACH......................................................................82
      SUMMARY..............................................................................86
DELTA CROSSING APARTMENTS..................................................................87
      SALES COMPARISON APPROACH............................................................89
           Improved Comparable Sales Analysis..............................................89
      INCOME APPROACH......................................................................92
      SUMMARY..............................................................................96
MISTY SPRINGS APARTMENTS...................................................................97
      SALES COMPARISON APPROACH............................................................99
           Improved Comparable Sales Analysis..............................................99
      INCOME APPROACH.....................................................................101
      SUMMARY.............................................................................105
MONTICELLO APARTMENTS.....................................................................106
      SALES COMPARISON APPROACH...........................................................108
           Improved Comparable Sales Analysis.............................................108
      INCOME APPROACH.....................................................................110
      SUMMARY.............................................................................114
LIMITING FACTORS AND ASSUMPTIONS..........................................................115

                                  INTRODUCTION


IDENTIFICATION OF THE PROPERTIES
The properties, which are the subject of this appraisal assignment, are owned by Capital Source, L.P. and Capital Source II, L.P. - A. These properties are primarily garden style residential apartment complexes located in the states of Michigan, North Carolina, Florida, Ohio, Virginia, and Illinois.

The apartment buildings have an average age of approximately 10 years, are typically of wood frame with brick and wood veneer construction, are located in a campus type setting, and include typical amenities such as swimming pools, in unit appliances, ample open parking areas, adequate landscaping, etc. Following is a listing of the subject properties.

         Bluff Ridge                         Fox Hollow
         215 Valencia Drive                  177 West Hartley Drive
         Jacksonville, North Carolina        High Point, North Carolina

         Waterman's Crossing                 Crane's Landing
         638 Riverbend Court                 3440 Goldenrod Road
         Newport News, Virginia              Winter Park, Florida

         Water's Edge                        Delta Crossing
         705 Water's Edge Drive              6000 Delta Crossing Lane
         Lake Villa, Illinois                Charlotte, North Carolina

         Ponds at Georgetown                 Misty Springs
         2511 Packard Road                   1420 New Bellevue Avenue
         Ann Arbor, Michigan                 Daytona Beach, Florida

         Highland Park                       Monticello
         2796 Prendergast Place              22700 Civic Center Drive
         Reynoldsburg, Ohio                  Southfield, Michigan

STATEMENT OF OWNERSHIP
The subject properties are owned by various limited partnerships of which Capital Source L.P. and/or Capital Source II, L.P.-A are the limited partners. The properties have been owned by these partnerships for a minimum of three years prior to the appraisal date.

LEGAL DESCRIPTIONS
Legal descriptions of the subject properties were not provided.

PROPERTY RIGHTS APPRAISED
The property rights appraised are that bundle of rights afforded to the most complete form of property ownership, the fee simple estate (subject to existing tenancies). Fee simple ownership allows the owner to use, dispose of, and exclude others from using the property.

FEE SIMPLE OWNERSHIP is further defined as follows:

         Absolute ownership unencumbered by any other interest or estate, subject only to the limitations imposed by the government powers of taxation, eminent domain, police power, and escheat.

         Source: THE DICTIONARY OF REAL ESTATE APPRAISAL, Third Edition, pate 140, published by the Appraisal Institute, 1993.


PURPOSE OF THE APPRAISAL
The purpose of the appraisal is to express our opinion of the market value of the fee simple estate in the subject property, subject to existing tenancies, as of December 31, 1998.

FUNCTION OF THE APPRAISAL
The results of this appraisal and this appraisal report will be used by management for planning purposes.

DEFINITION OF VALUE
MARKET VALUE is defined for purposes of this report as:

      The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

      Buyer and seller are typically motivated;

         - Both parties are well informed or well advised, and acting in what they consider their best interests;

         -        A reasonable time is allowed for exposure in the open market;

         - Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and

         - The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

         Source: UNIFORM STANDARDS OF PROFESSIONAL APPRAISAL PRACTICE, Published by the Appraisal Foundation, 1997.

DATE OF THE APPRAISAL
The date of this appraisal is December 31, 1998.

SCOPE OF THE APPRAISAL
Valuation Research Corporation has been retained by the American First Properties to assist in estimating the value of the underlying assets of various limited partnerships.

The scope of this assignment included a review of the appraisal analysis performed in 1997 and an analysis of recent comparable sales and rental rates of similar property in each of the subject's specific area. In addition, a detailed analysis of current and past financial statements for each of the subject properties was performed. The data gathered and the sources that were utilized are listed as follows:

       1.  Review of the local apartment real estate market

       2.  Demographic Information
           a.    Local Chamber of Commerce
           b.    Local Convention and Visitors Bureau
           c.    Area Planning Commission
           d.    Area Planning Board
           e.    Urban Land Institute
           f.    National Sources

       3.  Cost Data
           a.    Ownership
           b. Cost Manuals -- Marshall Valuation Service and Boeckh Commercial Building Valuation System

       4.  Sales Data
           a.    Office files
           b.    Local Assessor's Office
           c.    Various Service Bureaus
           d.    Society of Industrial and Office Realtors
           e.    Urban Land Institute
           f.    Real Estate Brokers and Appraisers

       5.  Rental Data
           a.    Society of Industrial and Office Realtors
           b.    Institutions of Real Estate Management
           c.    Urban Land Institute
           d.    Real Estate Brokers and Appraisers

       6. Confirmation of data -- endeavored to verify all data used in this report with at least one source.


FLOOD ZONE
Based on our site inspections in 1997 there did not appear to be any apparent flood hazards with respect to any of the subject properties. Most are located in developed neighborhoods with similar apartment complexes in the subject's proximity.

ZONING
All of the subject properties are assumed to be a legal conforming use. This is based on our previous observance of the surrounding land usage which, in most cases, is similar to that of the subjects'.

ENVIRONMENTAL
Valuation Research Corporation has not determined independently whether the subject properties are subject to any environmental liabilities. During the course of our previous inspection we did not notice anything that would lead us to believe that an environmental liability existed on the subject properties.

MARKETING PERIOD
Because of the strength of the current multi-family real estate market and based on an analysis of the comparable sales information used in this appraisal, the typical marketing period for any of the subject properties would be less than twelve months if appropriately priced and aggressively marketed. This is considered to be a normal marketing period and thus would not affect the subject's value.

                                VALUATION THEORY


APPRAISAL PROCESS

THE THREE APPROACHES TO VALUE
The appraised value as set forth in this report is supported with consideration and use of standard accepted appraisal practices and valuation procedures. The Uniform Standards of Professional Appraisal Practice require that the appraiser consider three basic approaches to value: the cost approach, the direct sales comparison approach, and the income capitalization approach. These approaches are based on the cost to replace assets, market exchanges for comparable properties and the capitalization of income. Each approach is defined and explained as follows:

COST APPROACH
The cost approach is a valuation technique that uses the concept of replacement as a value indicator. This approach is based on the principle of substitution, which states that a prudent investor would pay no more for an asset than the amount for which he could replace the asset new. Reproduction or replacement cost is estimated for the property being appraised and then adjusted for losses in value (appraised depreciation) due to a variety of factors.

The first step in this process is the valuation of the site as if vacant. This valuation is based on a comparative analysis of the most recent land sales suitable for comparability. As in the sales comparison approach, adjustments are made to reflect differences between the subject and the various comparables, with the final result being a land value estimate. The next step is a detailed analysis of the replacement cost new of the improvements based upon market derived costs for similarly constructed properties. Finally, accrued depreciation from physical deterioration and obsolescence of all causes is estimated and subtracted from the replacement cost new to arrive at the present value. Combining the land value estimate with the depreciated value of the improvements results in a total indicated property value using the cost approach.

SALES COMPARISON APPROACH
The sales comparison approach is a valuation technique in which value is estimated on the basis of market prices in actual transactions. The technique consists of studying available market comparable information and adjusting for comparability differences. This process is essentially that of comparison and correlation. The Principle of Substitution is particularly applicable to this approach since a prudent purchaser would pay no more for a particular property than he would have to pay for a substitute property which offers equal utility.

INCOME CAPITALIZATION APPROACH
The income capitalization approach is a valuation technique that capitalizes the anticipated income stream from the appraised assets. This approach is predicated on developing either cash flow or income projections, which are then discounted for risk and time value. Additionally, the present value of a projected residual value is estimated and added to the present value of the income stream.

RECONCILIATION AND CONCLUSION
The use of more than one approach is desirable because it provides a check on the approaches to value. In some cases all three approaches are used, but normally only one or two are employed. In the final analysis, the appraiser must evaluate the relative merit of each approach in light of the property appraised and must place heavy emphasis on the approach that offers the greatest degree of reliability for the type of property appraised. Land is usually valued by the sales comparison approach, with other tangible assets valued by the cost, sales comparison and income approach.

APPROACHES USED
In this appraisal we have considered all three approaches to value. However, due to the income-producing nature of the property, current market conditions, and the scope of the appraisal assignment we have placed more emphasis on the income capitalization approach using the direct sales comparison approach as a check on the reasonableness of the results obtained using the income capitalization approach.

HIGHEST AND BEST USE
Central to the concept of value is the theory of highest and best use. The theory is based on the observation that properties in the market tend to be priced according to their most profitable likely use. The highest and best use conclusions are drawn from an economic study of market forces and form the basis of the appraisal process.

DEFINITION
HIGHEST AND BEST USE for the purposes of this report is defined as:


         The reasonable and probable use that supports the highest present value of vacant land or improved property, as defined, as of the date of the appraisal. Alternately, it is defined as the reasonable probable and legal use of land or sites as though vacant, found to be physically possible, appropriately supported, financially feasible, and that results in the highest present land value.

The definition immediately preceding applies specifically to the highest and best use of land. It is to be recognized that in cases where a site has existing improvements on it, the highest and best use may very well be determined to be different from the existing use. The existing use will continue, however, unless and until land value in its highest and best use exceeds the total value of the property in its existing use.

The highest and best use is arrived at by testing potential uses of the property, both as improved and as though vacant, to find the use which meets the criteria discussed below. Improved properties are considered also as though vacant to reflect the fact that any existing improvement can be demolished.


         1. PHYSICALLY POSSIBLE -- Those uses of vacant land which are possible after considering physical characteristics such as area, shape, dimensions, topography, frontage, access, soil conditions and other physical factors which are physically possible.

         2. LEGALLY PERMITTED USE -- Legally permitted uses after considering local, state and federal regulations and private restrictions. Local zoning is often one of the key factors affecting land use within an area and includes restrictions on uses permitted, such as lot size and dimension, coverage, set backs, building height, and floor area ratio among other zoning regulations.

         3. FINANCIALLY FEASIBLE -- Those uses which are physically possible and legally permitted which meet the test for financial feasibility. For a use to be financially feasible it must produce a positive return beyond operating expenses, financial obligations, and capital amortization.

         4. MAXIMALLY PRODUCTIVE -- Those uses which are physically possible, legally permissible, and financially feasible which produces the highest price, or value is the highest and best use.


HIGHEST AND BEST USE AS IF VACANT

PHYSICALLY POSSIBLE
All of the subject properties are improved with apartment buildings. The sites' size, shape, topography, access to utilities, street frontage, soil and subsoil conditions are conducive to development. None appeared to suffer from any adverse physical conditions, encroachments, easements or restrictions which would affect its potential development. Indeed, the fact that the sites are currently improved indicates that the parcels are buildable.

LEGALLY PERMITTED USES
Because the sites are buildable, allowable development would be any use that conforms to the current zoning ordinance governing the site.

FINANCIALLY FEASIBLE USES
The fact that the current developed use is generating an adequate return on invested capital indicates that a financially feasible use is the current use as a site for an apartment complex.

MAXIMALLY PRODUCTIVE USE
For the majority of the properties, development of the subject sites for multi-family apartment units is probably the most productive use. The predominant use in each of the subject's neighborhoods is some sort of apartment development. Given the character of the surrounding neighborhoods and the current zoning, apartment development is the only likely use that would be legally permissible and financially feasible.

CONCLUSION
Based on the above, it is our opinion that the highest and best use of the subject sites, as if vacant, is for multi- family residential development.

HIGHEST AND BEST USE AS IMPROVED

PHYSICALLY POSSIBLE
As outlined under the highest and best use as if vacant discussion, the subject sites are suitable for any legally permitted uses which could be developed on them. The existing improvements, however, are well suited for their intended use as apartment complexes. Other physically possible uses include retirement community complex or office development.

LEGALLY PERMITTED
As discussed under zoning, legally permitted uses include a number of uses including the current use. In general, subject sites and current improvements conform to the municipal zoning ordinance and are thus legally permitted uses.

No other unusual legal limitations to development are known to exist.

FINANCIALLY FEASIBLE
Of those uses identified as legally and physically possible, only those that are capable of generating a return sufficient to justify the risk for the investment are considered financially feasible alternate uses.

The current improvements, because of their location and demand, are capable of generating a return on invested capital and are thus considered to be financially feasible.

Converting the subject to any other legally permitted use would be too costly to be financially feasible.

MAXIMALLY PRODUCTIVE USE
Based on the discussions above, it is our opinion that the highest and best use of the subject properties as improved is continued use as currently configured as either apartment complexes or retirement community complexes.

                              VALUATION METHODOLOGY


COST APPROACH
The cost approach to value is one of the three approaches in the appraisal process. The principle of substitution provides the basic foundation for the cost approach and affirms the principle that no prudent person would pay more for a property than the amount for which the site can be acquired and on which improvements that have equal desirability and utility can be constructed without undue delay.

However, because the value of property such as the subject(s) is normally determined based on the revenue it is capable of generating for its owner, the cost approach is not a significant factor in establishing value. As a result, it is not used in this assignment.

SALES COMPARISON APPROACH

INTRODUCTION
The sales comparison approach to value is based on an analysis of actual sales of other similar properties which are compared to the subject. Comparable sales represent the actions of typical buyers and sellers in the marketplace and their actions in the market will determine a price for the subject. When there is an adequate number of sales of truly similar properties with sufficient information for comparison, a range of values for the subject property can be developed.

The range of values developed by using units of comparison such as sales price per square foot or any of several other units can be studied and necessary adjustments made to provide for the differences between all the comparable sales and the subject. An analysis of the adjusted units of comparison can then form the basis of the market value of the subject property. Only unit factors considered by the subject market are relevant.

The degree to which the appraiser can rely on the sales comparison approach depends on an adequate number and similarity of the circumstances involved in the comparable sales. Differences always exist between properties even though they may be almost identical. Adjustments for these differences serve to define more clearly the price that could reasonably be expected, subject to the limitations of the definition of market value.

Some adjustments that may prove important are: 1) conditions of sale, 2) financing terms, 3) market conditions (time), 4) location, 5) physical characteristics, and 6) income characteristics.

Pertinent details and pictures of the sales considered most comparable to the subject property are kept in our file. A summary of the most important facts is presented in the specific property valuation section found later in this report. The scope of this appraisal assignment precluded inspection of the comparable sales sites and thus precise adjustments to the reported unit sales price cannot be made. However, the sales data provides a general indication of current market prices for apartment complexes similar to the subject(s) and located in its general vicinity.

IMPROVED COMPARABLE SALES DISCUSSION AND ANALYSIS
Because of the strong apartment complex real estate market during the past few years, comparable sale activity is readily available. Most apartments in the metropolitan areas in which the subject properties are located have experienced stable occupancy with slowly rising rental rates. However, that trend may be moderating. Projections indicate a slowing of rental rate increases and occupancy rates will either hold steady or perhaps decrease slightly as supply begins to outpace demand. Potential investors in multi-family residential property look to the income potential of the investment and negotiate an exchange price accordingly. All of these factors must be considered when analyzing the actual sales price of comparable sales so that the resulting range of prices most accurately reflect what a potential investor in the subject property would be willing to pay.

PROPERTY RIGHTS - FINANCING - CONDITIONS OF SALE - MARKET CONDITIONS
All of the sales used in this analysis were reported to involve the transfer of the fee simple estate, (fee simple subject to existing short term tenancies), were sold for cash or with financing terms that were at market, and were arms length transactions. As a result, adjustments for real property rights, financing and conditions of sale are not required. In addition, because the apartment real estate market seems to be stabilizing and because most, if not all, of the comparable sales information pertains to sales that occurred within the past 12 - 18 months, the affects of changing market conditions are not considered to be significant.

PHYSICAL CHARACTERISTICS

LOCATION
All of the comparable sales used in this appraisal are located in the proximity of the subject(s) and would be considered competitors of the subject. Although we did not visit each improved comparable, we did discuss the location and other physical attributes of the comparable sale, vis-a-vis the subject, with real estate brokers and other appraisers in the subject area and thus became familiar with the comparable sale's neighborhood and the impact its location would have on its selling price.

SIZE
All of the comparable apartment complexes are relatively close to the subject properties in size and thus size is often not considered to be a significant factor.

AGE
The age of a building has a significant impact in determining the selling price. Potential purchasers perceive older buildings as having higher maintenance costs and less appeal from a renter's standpoint. As a result, the comparable sales prices are influenced based on the age of the building vs. the age of the subject.

QUALITY
The quality of construction is an important element in the setting of sales prices. Masonry veneer buildings are usually of higher quality than buildings with aluminum or wood siding. Features such as this were considered when analyzing the comparable property's sale price vis-a-vis the subject.

CONDITION
The actual physical condition of the comparable complex compared to that of the subject is important. Although the age adjustment reflects a portion of this influencing factor, the actual physical appearance and deferred maintenance as reported at the time of the sale is the basis for this adjustment.

CONCLUSION
In this appraisal a minimum of three comparable sales were used to form the basis for estimating the market value of the subject properties. Each of the comparable unit sale price was analyzed after taking into consideration the physical differences that affect value vis-a-vis the subject. The result was a subjective estimated unit price figure which was based on relevant factors that influence price.

INCOME CAPITALIZATION APPROACH

INTRODUCTION
The income capitalization approach to value is considered to be one of the better approaches in the valuation of income-producing properties and is still the primary factor in investment decisions for today's apartment investors. The basic premise of the income capitalization approach is that the earning power of a real estate investment is the critical element affecting its value. Value is often defined as the present worth of anticipated future income. All income capitalization methods, techniques, and procedures represent attempts to quantify expected future benefits.

The two accepted methods of applying the income capitalization approach are:

         DIRECT CAPITALIZATION - A method by which an estimate of a single year's income expectancy or an annual average of several years' income expectancies are converted to an indication of value by one direct step, either by dividing the income estimate by an appropriate rate or by multiplying the income estimate by an appropriate factor.

         DISCOUNTED CASH FLOW ANALYSIS - A set of procedures in which the quantity, variability, timing, and duration of periodic income, as well as the quantity and timing of reversions, are specified and discounted to a present value at a specified yield rate.

The principle of anticipation has a crucial role in this approach. This principle states that value is created by the expectations of benefits to be derived in the future. The relevance of anticipation to the approach cannot be overstated. Since value is created by the expectation of benefits to be derived in the future, value may be defined as the present worth of all rights to future benefits. As stated earlier, all income capitalization methods, techniques, and procedures represent attempts to quantify expected future benefits.

With adequate information and proper use, direct capitalization and yield capitalization methods should produce similar value indications. In choosing which of the two (or both) methods to apply, the appraiser considers the typical investor's view of market value.

DIRECT CAPITALIZATION
The first step in the direct capitalization approach is the determination of a proper rental or revenue value that one would expect to be able to obtain for the subject property based on actual historical operations and a study of comparable leased properties with respect to rent levels, location, and amenities offered. Adjustments based on differences between the comparable rentals and the subject are set forth and analyzed so that an estimated current economic rent for the subject can be established. A similar analysis of operating expenses further aids in constructing an operating statement by providing an allowance for vacancy and collection loss, and deductions for all operating expenses. The end result is a net operating income (NOI) for the first year income that can be converted into an indicated property value through the overall capitalization process.

This approach begins with an estimate of the subject's market rent potential based on an analysis of comparable properties and their current rental rates and an analysis of the actual rentals in place with the subject property. The unit of comparison is typically the rent per unit. From this is deducted an amount estimated to reflect the operating expenses attributable to the subject property. This operating expense deduction is based on published market surveys and actual historical data.

DISCUSSION OF MARKET RENT
In arriving at an opinion of the appropriate market rent for the subject, we have analyzed several apartments in the immediate area of the subject. All are considered to be direct competition and are similar in condition, utility and amenities to that of the subject. Although each apartment complex is reasonably similar to the subject, adjustments are necessary to reflect size of space, exposure, rent concessions, amenities, etc.

POTENTIAL GROSS RENT
Gross potential rent is estimated from both the historical revenue trends taken from the financial statements and/or existing lease contracts which currently encumber the subject and the market surveys mentioned above.

VACANCY AND COLLECTION LOSS
The subject's market area has been analyzed with respect to current and future apartment rental trends for the purpose of estimating the appropriate vacancy and collection loss over the projection period. In addition, the historical vacancy and collection loss experience of the subject was analyzed along with projections based on discussions with the operating manager and published data.

EFFECTIVE GROSS INCOME
Effective gross income is the result of gross income from all sources including rent, income from parking and storage space, less the vacancy and collection allowance. We have used the historical income information provided along with the market rental information to estimate this amount.

OPERATING EXPENSES
To account for the expense element, the information published by the Institute of Real Estate Management (IREM) along with the actual historical experience of the subject was used to assess this expense.

MANAGEMENT
A management fee of 4% of effective gross income (potential net rental minus vacancy and collection loss), including miscellaneous income, is generally charged for properties such as the subject, and is the amount most often used in our analysis.

RESERVE FOR REPLACEMENT
A reserve for replacement, based on the replacement of major structural and mechanical elements of the building plus the roof, is also included in the analysis. This cost is relatively uniform throughout our analysis and ranges from $300 to $400 per unit. This cost includes an allowance for the replacement of kitchen appliances, air conditioning units, carpeting, etc.

NET OPERATING INCOME
Using the above information and analysis, the estimated net operating income for the subject is calculated as follows:


                                     EXAMPLE

              Potential Gross Rental Income                                      $  000,000
              Less:  Vacancy & Collection Loss                                      (00,000)
                                                                                ------------
              Effective Gross Rental Income                                         000,000
              Less:   Operating Expenses                                             (0,000)
                      Management Fee                                                 (0,000)
                      Reserve for Replacement @ $____/Unit                           (0,000)
                                                                                ------------
              Net Operating Income (NOI)                                         $0,000,000
                                                                                ------------
                                                                                ------------

CAPITALIZATION OF NOI
The relationship between net operating income and value can be expressed in its overall rate of return (OAR), or capitalization rate. Capitalization rates were abstracted from market surveys conducted by reputable national firms for each of the major metropolitan areas in which the subject properties are located. The National Real Estate Index for the Fourth Quarter, 1998, reports on recent transactions and the resulting average capitalization rate. In addition, KORPACZ REAL ESTATE INVESTOR SURVEY reports national apartment capitalization rates in its Fourth Quarter 1998 report. Finally, the American Council of Life Insurance reports current capitalization rates for apartment buildings in various regions and major metroplexes.

To check these ranges, we calculated an overall rate by the Mortgage-Equity technique. In general, the mortgage-equity analysis involves estimating a capitalization rate based on both mortgage and equity returns requirements. Because of the size of the subject investments, we looked to the national mortgage debt market and reviewed a survey published by the American Council of Life Insurance which reported mortgage debt rates, for the Third quarter of 1998, for the various regions in which the subject properties are located. Using this information, a market mortgage rate can be estimated. The American Council Life Insurance also reports typical market holding periods and loan to value ratios.

In order to determine a proper equity yield, we analyzed the perceived risk of the equity investor in the general marketplace as well as for our particular property. We reviewed a survey published by the Korpacz Real Estate Investor Survey, fourth quarter, National

Apartment Market which detailed internal rates of return required by large investors during the fourth quarter of 1998. Desired yield rates for apartment properties were found to range from 10.0% to 13.0% with a 11.36% average. Further, a Real Estate Research Corporation investor survey for the third quarter of 1998 showed expected returns of 11.0% for apartment property.

The final component of the Mortgage Equity technique is the property value change over the course of the equity holding period. As noted in the market analysis section of this report, current market conditions indicate that value growth for properties similar to the subject is guarded optimism for the long term. Therefore, it is our opinion that the value growth due to the rising apartment market will equal its physical depreciation over the next 15-20 years. Thus, our overall capitalization rate according to the Mortgage-Equity Analysis Technique is computed as follows:


                        CAPITALIZATION RATE DERIVATION
                                   (EXAMPLE)

              ASSUMPTIONS:
              Mortgage Interest Rate                                               7.5%
              Mortgage Term                                                          20
              Loan-to-Value Ratio                                                70.00%
              Annual Loan Constant                                               0.0967
              Yield Rate                                                          11.5%
              Annual Appreciation                                                    0%
              Holding Period - Years                                                 10
              Sinking Fund Factor - Holding Period                              0.05838
              % of Principal Paid during Holding Period                         0.32133


                                  COMPONENT              WEIGHT             WEIGHTED AVERAGE
              Mortgage              0.09667                0.7                   0.06767
              Equity                  0.115                0.3                   0.03450
                                                                                 -------

                                  Weighted Average                                0.1022
                                  Less: Equity Build-up                           0.0131
                                                                                 -------

                                  Basic Rate                                      0.0890
                                  Appreciation (or Depreciation)                       0
                                                                                 -------

                                  Capitalization Rate                             0.0890

                                  Rounded                                           9.0%
                                                                                 -------
                                                                                 -------

SUMMARY
Using the market data and techniques described above, a unique market capitalization rate that would be appropriate for the subject properties can be derived.

DIRECT CAPITALIZATION COMPUTATION
Using the data compiled above, the market value for the subject property using the direct capitalization method of value analysis is calculated as follows:


                                     EXAMPLE

     Net Operating Income DIVIDED BY Capitalization Rate = Indicated Value

                            $000,000 DIVIDED BY 0.0% =   $000,000

                            Rounded                      $000,000
                                                         --------
                                                         --------

DISCOUNTED CASH FLOW
In the subject market, the typical investor often values income producing properties by the application of a discounted cash flow analysis which has two components. The first component equals the sum of the present value of cash flows over a selected holding period. For purpose of analysis the cash flows will be projected for a ten-year period, a common length utilized by investment analysts. The second component, a residual, equals the present value of a perpetuity paying income equal to net income in year eleven and capitalized with the appropriate capitalization rate. The residual reflects the property's ongoing potential after the tenth year.

CALCULATION OF INCOME AND EXPENSES
The estimated annual income is determined based on the historical experience of the subject. Market rent for future vacant space and rollovers is estimated. An income estimate is then produced and projected over the holding period.

In the discounted cash flow model for the subject, income and expense projections have been based on historical operating data, information provided by local lessors, and published data sources. Income and expense statements, furnished by the building management, were reviewed and adjusted, where necessary, to reflect more typical market expenses as reported by IREM in its annual INCOME EXPENSE ANALYSIS FOR CONVENTIONAL APARTMENTS.

These operating results were cross-checked for reasonableness with market information obtained from area lessors, leasing agents and brokers who also provided data relating to current rental rates, vacancy levels, and typical lease terms. Any adjustments to the actual reported expenses are noted and explained in the individual valuation section of this report.

DISCOUNT RATE
Because the subject property is income producing, the value of the property is based on the present value of the expected future benefits derived from rentals. Basic to this concept is the fact that future earnings are not available as current earnings. As a result, the anticipated earnings received in the future must be discounted to a present value using a discount rate derived from current market rates for alternative investments.

To determine the current discount rate applicable for real estate investment, we reviewed market surveys of large institutional real estate investors. The Appraisal Institute reports discount rates for apartment complex investments range from 10.0% to 14.0%, with an 11.69% average. The Real Estate Research Corporation reports national apartment building investments at 11.0%, and the Korpacz Real Estate Investor Survey reports fourth quarter, 1998, apartment market, discount rates of 10.0% to 13.0%.

Again, using this market derived data, and adjusting it based on the specific risks involved with investing in each of the subject properties, a unique discount rate can be estimated and used to discount the projected cash flows to a present value for each of the subject properties.

Using the discounted cash flows for the subject property, as presented in the specific valuation section of this report, an estimate of value for each property has been made.

-------------------------------------------------------------------------------

                             BLUFF RIDGE APARTMENTS

-------------------------------------------------------------------------------

                                    [PHOTO]


                             BLUFF RIDGE APARTMENTS
                               215 VALENCIA DRIVE
                          JACKSONVILLE, NORTH CAROLINA

OWNERSHIP
-------------------------------------------------------------------------------
Partnership Name              Capital Source LLP


-------------------------------------------------------------------------------


PROPERTY STATISTICS
-------------------------------------------------------------------------------
Land Plan          Three-story, walk-up garden style apartment buildings

Land Area                  8.56 Acres            Number of Units      108
Density                   12.62 Units/Acre       Average Unit Size  1,078 Sq. Ft.
Net Rentable Area       116,460 Sq. Ft.          Year Built          1988

-------------------------------------------------------------------------------


CONSTRUCTION TYPE
-------------------------------------------------------------------------------
             Masonite siding on wood frame

-------------------------------------------------------------------------------


UNIT FEATURES
-------------------------------------------------------------------------------
             Washer/dryer, fireplace, dishwasher, microwave oven, patios with sliding doors, mini blinds, walk-in closets, carpeting

-------------------------------------------------------------------------------


PROJECT AMENITIES
-------------------------------------------------------------------------------
            Swimming pool, parking, tennis court, playground, picnic area, fitness center

-------------------------------------------------------------------------------


VALUATION SUMMARY
-------------------------------------------------------------------------------

        Indicated Value                $3,000,000   -       $3,800,000
        Value per Sq. Ft. of NRA       $    25.76   -       $    32.63
        Value Per Unit                 $   27,778   -       $   35,185

-------------------------------------------------------------------------------

                            SALES COMPARISON APPROACH
                                   BLUFF RIDGE


IMPROVED COMPARABLE SALES ANALYSIS

PHYSICAL CHARACTERISTICS
LOCATION - The subject property is located within the proximity of a highly traveled major thoroughfare in Jacksonville, North Carolina. The neighborhood is a developing residential neighborhood with good access to U. S.
Highway 17, surrounding retail/ commercial pockets and the Jacksonville Mall.

All of the comparable sales are located in neighborhoods that are considered similar to the subject. Adjustments for location are not warranted.

SIZE - The subject is much larger than two of the Comparable Sales, Sales A and B Because there is a tendency in most real estate markets for smaller parcels of land or improved real estate to sell for a higher unit price, downward adjustments to these would be appropriate. Sale 1 would be adjusted slightly upward because it is larger than the subject.

AGE - The Marshall Valuation Service Cost Manual reports that the typical economic life of apartment buildings such as the subject is 45 years which indicates a 2.22% per year depreciation rate. Using this as a guideline, we have adjusted the comparable sales, vis-a-vis the subject based on this relationship. However, because the reported selling price of the comparable property included land, which does not depreciate, we have tempered this 2.22% factor downward. Newer structures have been adjusted downward based on a 1.0% per year rate while older buildings have been adjusted upward.

QUALITY - Based on discussions held with various real estate brokers, an adjustment for differences in quality would be minimal.

CONDITION - The physical condition is an adjustment that is made in addition to the adjustment for age. The subject appeared to be in average/good condition while the comparable buildings were judged to be in about the same or equal condition, except for Comparable Sale A. This complex was reported to be in poor condition at the time of its sale and an upward adjustment is deemed warranted.

AMENITIES - The subject is adequately equipped with amenities including swimming pool, tennis court, volleyball pad, etc. Each of the comparable sales is equipped with similar amenities.

A summary of these adjustments is presented on the following page in the adjustment grid found on that page.

                             BLUFF RIDGE APARTMENTS
                         IMPROVED SALES ADJUSTMENT GRID


                            SUBJECT
Land Value/Sq. Ft.            $1.39          SALE A             SALE B              SALE 1
Sale Date:                                      Jun-98             Dec-98              Nov-95
Net Rentable Area:          116,460             64,704             54,179             174,880
Land Area - sq. ft          372,874            263,102            119,790             583,704
Lnd/Bld Ratio:                 9.61               8.13               4.42                6.68
Stories:                          3                  2                  2                   2
Age:                             11                 12                 32                  21
Units                           108                 68                 90                 176
Price:                                      $1,586,000         $1,850,000          $4,375,000
Price / Ft. - NRA                               $24.51             $34.15              $25.02
Price / Unit                                   $23,324            $20,556             $24,858
GIM                                                                                      3.50
OAR:
REAL PROPERTY RIGHTS                        Fee Simple         Fee Simple          Fee Simple
 Adjustment                                     $ 0.00             $ 0.00               $0.00
 Adjusted Price*                                $24.51             $34.15              $25.02
FINANCING                                       Market             Market              Market
 Adjustment                                     $ 0.00             $ 0.00               $0.00
 Adjusted Price
CONDITIONS OF SALE                        Arm's Length       Arm's Length        Arm's Length
 Adjustment                                     $ 0.00             $ 0.00               $0.00
 Adjusted Price**                               $24.51             $34.15              $25.02
MARKET CONDITIONS                              Similar            Similar             Similar
 Adjustment                                      $0.00             $ 0.00               $0.00
 Adjusted Price***                              $24.51             $34.15              $25.02
PHYSICAL CHARACTERISTICS
     Location                                   o                  o                   o
     Size                                       -                  -                   +
     Age                                        o                 ++                   +
     Quality                                    o                  o                   o
     Condt                                     ++                  o                   o
     Amenities                                  o                  o                   o
Adjustment                                      +                  +                  ++


*    Sale price further adjusted for property rights conveyed
**   Sale price further adjusted for financing and conditions of sale
***  Sale price further adjusted for market conditions

                                 INCOME APPROACH
                                   BLUFF RIDGE


Both the direct capitalization technique and the discounted cash flow techniques were used in this appraisal.

One of the basic elements in both of these appraisal techniques is the estimate of the proper capitalization or discount rate to use in the calculations. As stated in the introduction section of this report, we have used market surveys as the basis for our opinion as to the proper rate to use. In addition to the surveys, the actual capitalization rates from the comparable improved sales used in the sales comparison approach were analyzed in an attempt to adjust the market surveys to more accurately define the rate applicable to the subject. Finally, the specifics of each property were taken into consideration, e.g. location, past financial strength and estimates of potential economic strength and rental demand in the subject's area.

The second element, revenue and expense estimates, are based primarily on historical financial information provided by the managing partner. These figures were analyzed and compared to market surveys and adjusted if dramatically different from the surveys or deviated from the historical trend. In addition, market based management fees were used rather than the actual so that the income would more closely reflect typical market expectations.

Because of the recent financial history of the subject with a steady revenue stream which is increasing at a 4.1% annual compound rate, although there was a slowdown in 1998, and an equally nominal operating expense growth rate, plus the subject's location within the Jacksonville area and its reliance on the economic impact of Camp Lejeune, a capitalization and discount rate that is above the average was used in this analysis. The terminal capitalization rate is standard for the Jacksonville area. The growth in rental rates is equal to the national average as is the expense growth rate, both of which are slightly less than the historical compound growth rate. However, as stated above, the future for rental property in the Jacksonville area is cloudy and the 1998 financial information for the subject reflects this concern (decreasing rental income growth rate but increasing expense growth rate).

BLUFF RIDGE APARTMENTS
Historical Financial statement
Year Ending Decamber 31

                          1998 anl      %       1997 act    %        1996     %             1995         %        1994         %
RECEIPTS:
 Rental Income            $ 720,311    99%     $ 703,704   96%    $ 680,664  102%        $ 670,110      104%    $ 658,816     106%
 Vacancy Loss            -$   9,369    -1%    -$  27,861   -4%   -$  55,139   -8%       -$  48,620       -8%   -$  51,534      -8%
 Rent Concessions         $       -     0%     $       -    0%    $       -    0%        $       -        0%    $       -       0%
 Model Apt.               $       -     0%     $       -    0%    $       -    0%        $       -        0%    $       -       0%
TOTAL RENTAL INCOME       $ 710,942    98%     $ 675,843   92%    $ 625,525   94%        $ 621,490       97%    $ 607,282      98%

Other Income              $  18,118     2%     $  58,864    8%    $  41,671    6%        $  20,168        3%    $  14,318       2%

TOTAL RECEIPTS            $ 729,059   100%     $ 734,707  100%    $ 667,196  100%        $ 641,658      100%    $ 621,600     100%

EXPENSES:

 Management Fee           $  44,802            $  41,655          $  32,768              $  33,140              $  33,295
 Other Admin              $  52,620            $  43,160          $  44,520              $  34,507              $  44,170
   Subtotal Admin         $  97,422  13.4%     $  84,815 11.5%    $  77,288 11.6%        $  67,647     10.5%    $  77,465    12.5%

 Supplies
 Utilities                $  54,451            $  51,669          $  53,868              $  44,907              $  58,839
 Building Services
 Other Operating          $  14,167            $  11,620          $  11,986              $   9,290              $  11,891
  Subtotal Operating      $  68,618     9%     $  63,289    9%    $  65,854   10%        $  54,197        8%    $  70,730      11%

  Security                $      -             $      -
  Grounds Maint           $      -             $      -
  Maint-Repairs           $ 121,432            $  99,601          $ 102,737              $  79,632              $ 101,931
  Painting/Decorating     $  14,167            $  11,620          $  11,986              $   9,290              $  11,892
   Subtotal Maint.        $ 135,599    19%     $ 111,221   15%    $ 114,723   17%        $  88,922       14%    $ 113,823      18%

 R.E. Taxes               $  36,793            $  37,517          $  34,831              $  31,776              $  28,593
 Insurance                $   9,023            $   7,423          $   6,876              $   7,501              $   7,397
 Other
   Subtotal Taxes-insur   $  45,816     6%     $  44,940    6%    $  41,707    6%        $  39,277        6%    $  35,990       6%

TOTAL EXPENSES            $ 347,455    48%     $ 304,265   41%    $ 299,572   45%        $ 250,043       39%    $ 298,008      48%

NET OPERATING INCOME      $ 381,604    52%     $ 430,442   59%    $ 367,624   55%        $ 391,615       61%    $ 323,592      52%


                                   BLUFF RIDGE
                              DIRECT CAPITALIZATION


-------------------------------------------------------------------------------
PROPERTY:
-------------------------------------------------------------------------------

                                   Bluff Ridge
                               215 Valencia Drive
                          Jacksonville, North Carolina

-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
DIRECT CAPITALIZATION:
-------------------------------------------------------------------------------

       Number of Units                                                      108

       Revenue @ $560 per Unit                                       $  725,760
       Expenses @ $2.94 per Sq. Ft.                                     342,395
                                                                     ----------
       Net Income                                                       383,365

       Replacement Reserves @                    $ 400                   43,200
                                                                     ----------
       Net Operating Income (NOI)                                    $  340,165

       Cap Rate @                                 9.75%              $3,488,872

-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
ESTIMATED VALUE:
-------------------------------------------------------------------------------

                                   $3,500,000

-------------------------------------------------------------------------------

BLUFF RIDGE APARTMENTS
Cash Flow Analysis
31-Dec-98

                                1999           2000           2001           2002           2003           2004           2005
REVENUE
 Gross Potential            $  750,000     $  776,250     $  803,419     $  831,538     $  860,642     $  890,765     $  921,941
 Vacancy Loss              -$   60,000    -$   62,100    -$   64,274    -$   66,523    -$   68,851    -$   71,261    -$   73,755
 Rent Concessions           $       -
 Other                      $   10,000     $   10,350     $   10,712     $   11,087     $   11,475     $   11,877     $   12,293
EFFECTIVE INCOME            $  700,000     $  724,500     $  749,858     $  776,103     $  803,266     $  831,380     $  860,479

EXPENSES:
 Management Fee             $   28,000     $   28,980     $   29,994     $   31,044     $   32,131     $   33,255     $   34,419
 Other Admin                $   50,100     $   51,603     $   53,151     $   54,746     $   56,388     $   58,080     $   59,822
   Subtotal  Admin          $   78,100     $   80,583     $   83,145     $   85,790     $   88,519     $   91,335     $   94,241

 Supplies                   $        -     $        -     $        -     $        -     $        -     $        -     $        -
 Utilities                  $   57,000     $   58,710     $   60,471     $   62,285     $   64,154     $   66,079     $   68,061
 Building Services          $        -     $        -     $        -     $        -     $        -     $        -     $        -
 Other Operating            $   14,500     $   14,935     $   15,383     $   15,845     $   16,320     $   16,809     $   17,314
  Subtotal Operating        $   71,500     $   73,645     $   75,854     $   78,130     $   80,474     $   82,888     $   85,375

  Security                  $        -     $        -     $       -      $        -     $        -     $        -     $        -
  Grounds Maint             $        -     $        -     $       -      $        -     $        -     $        -     $        -
  Maint-Repairs             $  117,010     $  120,520     $  124,136     $  127,860     $  131,696     $  135,647     $  139,716
  Painting/Decorating       $   13,500     $   13,905     $   14,322     $   14,752     $   15,194     $   15,650     $   16,120
   Subtotal Maint           $  130,510     $  134,425     $  138,458     $  142,612     $  146,890     $  151,297     $  155,836

 R.E. Taxes                 $   40,500     $   41,715     $   42,966     $   44,255     $   45,583     $   46,951     $   48,359
 Insurance                  $   10,000     $   10,300     $   10,609     $   10,927     $   11,255     $   11,593     $   11,941
 Other                      $        -     $        -     $        -     $        -     $        -     $        -     $        -
   Subtotal Taxes-insur     $   50,500     $   52,015     $   53,575     $   55,183     $   56,838     $   58,543     $   60,300

TOTAL EXPENSES              $  330,610     $  340,668     $  351,033     $  361,714     $  372,721     $  384,063     $  395,751

NON-OPERATING EXPENSES
 Capital Improvements       $   43,200     $   44,496     $   45,831     $   47,206     $   48,622     $   50,081     $   51,583
 Other                      $        -

NET CASH FLOW               $  340,590     $  354,240     $  368,419     $  383,148     $  398,448     $  414,339     $  430,846

P.V. Factor                     0.8929         0.7972         0.7118         0.6355         0.5674         0.5066         0.4523
P.V. Cash Flow              $  304,098     $  282,398     $  262,233     $  243,497     $  226,090     $  209,917     $  194,893

                                    2006           2007          2008
REVENUE
 Gross Potential                $  954,209     $  987,607     $1,022,173
 Vacancy Loss                  -$7   6,337    -$   79,009    -$   81,774
 Rent Concessions
 Other                          $   12,723     $   13,168     $   13,629
EFFECTIVE INCOME                $  890,595     $  921,766     $  954,028

EXPENSES:
 Management Fee                 $   35,624     $   36,871     $   38,161
 Other Admin                    $   61,617     $   63,465     $   65,369
   Subtotal  Admin              $   97,241     $  100,336     $  103,530

 Supplies                       $        -     $        -     $        -
 Utilities                      $   70,103     $   72,206     $   74,372
 Building Services              $        -     $        -     $        -
 Other Operating                $   17,833     $   18,368     $   18,919
  Subtotal Operating            $   87,936     $   90,574     $   93,291

  Security                      $        -     $        -     $        -
  Grounds Maint                 $        -     $        -     $        -
  Maint-Repairs                 $  143,908     $  148,225     $  152,672
  Painting/Decorating           $   16,603     $   17,101     $   17,614
   Subtotal Maint               $  160,511     $  165,326     $  170,286

 R.E. Taxes                     $   49,810     $   51,304     $   52,843
 Insurance                      $   12,299     $   12,668     $   13,048
 Other                          $        -     $        -     $        -
   Subtotal Taxes-insur         $   62,109     $   63,972     $   65,891

TOTAL EXPENSES                  $  407,796     $  420,208     $  432,999

NON-OPERATING EXPENSES
 Capital Improvements           $   53,131     $   54,724     $   56,366
 Other

NET CASH FLOW                   $  447,990     $  465,796     $  484,289

P.V. Factor                         0.4009         0.3606         0.3220
P.V. Cash Flow                  $  180,936     $  167,971     $  155,928

SUM P.V.      $2,227,961
RESIDUAL      $1,562,926

TOTAL VALUE   $3,790,887

                                     SUMMARY
                                   BLUFF RIDGE


-------------------------------------------------------------------------------
PROPERTY:
-------------------------------------------------------------------------------

                                   Bluff Ridge
                               215 Valencia Drive
                          Jacksonville, North Carolina

-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
VALUE ESTIMATE:
-------------------------------------------------------------------------------

       Sales Comparison Approach                                    $3,000,000

       Income Approach:
          Direct Capitalization                $3,500,000
          DCF                                  $3,800,000

-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
FINAL VALUE:
-------------------------------------------------------------------------------

                                $3,000,000 - $3,800,000

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

                         WATERMAN'S CROSSING APARTMENTS

-------------------------------------------------------------------------------

                                    [PHOTO]


                               WATERMAN'S CROSSING
                               638 RIVERBEND COURT
                              NEWPORT NEWS, VIRGINIA

OWNERSHIP
-------------------------------------------------------------------------------
Partnership Name                   Capital Source LLP

-------------------------------------------------------------------------------


PROPERTY STATISTICS
-------------------------------------------------------------------------------
Land Plan            Two and three-story garden style apartment buildings.

Land Area               20.00 Acres            Number of Units     260
Density                 13.00 Units/Acre       Average Unit Size   945 Sq. Ft.
Net Rentable Area     245,732 Sq. Ft.          Year Built         1987

-------------------------------------------------------------------------------


CONSTRUCTION TYPE
-------------------------------------------------------------------------------
        Vinyl siding on wood frame

-------------------------------------------------------------------------------


UNIT FEATURES
-------------------------------------------------------------------------------
            Washer/dryer in each unit, wood doors and windows, slate fireplace, large walk-in closet space, mini blinds, microwave oven, ceiling fans in all bedrooms, private patios and decks

-------------------------------------------------------------------------------


PROJECT AMENITIES
-------------------------------------------------------------------------------
            Swimming pool, parking, clubhouse, fitness center, two lighted tennis courts, sand volleyball court, car wash area, two playground areas

-------------------------------------------------------------------------------


VALUATION SUMMARY
-------------------------------------------------------------------------------

Indicated Value             $12,750,000      -      $13,500,000
Value per Sq. Ft. of NRA         $51.89      -           $54.94
Value Per Unit                  $49,038      -          $51,923

-------------------------------------------------------------------------------

                            SALES COMPARISON APPROACH
                               WATERMAN'S CROSSING


IMPROVED COMPARABLE SALES ANALYSIS

PHYSICAL CHARACTERISTICS
LOCATION - The subject property is located in close proximity to a highly traveled major thoroughfare in Newport News, Virginia. The neighborhood is a developing residential neighborhood with good access to I-64 and the Patrick Henry Mall. In addition, it is within the region dominated by the Oyster Point Industrial Park, the site of numerous high-tech businesses, and directly south of the complex known as the Oyster Point Master Plan Development Community, a 700-acre industrial business park.

According to area real estate brokers, all of the comparable sales used in this appraisal are located in equally desirable areas. No adjustments for location differences are warranted.

SIZE - Although the size of the subject is larger than all but one of the comparable sales, the size differential is not large enough to warrant any type of drastic adjustment.

AGE - The Marshall Valuation Service Cost Manual reports that the typical economic life of apartment buildings such as the subject is 45 years which indicates a 2.22% per year depreciation rate. Using this as a guideline, we have adjusted the comparable sales, vis-a-vis the subject based on this relationship. However, because the reported selling price of the comparable property included land, which does not depreciate, we have tempered this 2.22% factor downward. Newer structures would be adjusted downward while older comparable properties would be adjusted up.

QUALITY - Quality adjustments are somewhat subjective but are based on the differences in cost between different types of construction. The subject buildings are well constructed and the quality of construction could be considered good. Comparable Sales A and D are judged to be of equal quality and adjustments are not required. Sales B and C are of quality that is slightly better than the subject. A slight negative adjustment should be made.

CONDITION - The physical condition is an adjustment that is made in addition to the adjustment for age. The subject appeared to be in very good condition as were the comparable buildings. Adjustments for condition are not required.

AMENITIES - The subject and comparable sales are adequately equipped with amenities including swimming pools, tennis courts, exercise facility, etc. All of the comparables appear to have an equal level of amenities and an adjustment is not warranted.

A summary of these adjustments is presented on the following page in the adjustment grid found on that page.

                     WATERMAN'S CROSSING
               IMPROVED SALES ADJUSTMENT GRID

                           SUBJECT
Land Value/sq. ft.           $1.00             SALE A            SALE B           SALE C            SALE D
Sale Date:                                        Mar-98           Jan-98            Dec-97            May-96
Net Rentable Area:         245,732               208,872          293,500           193,112           142,800
Land Area - sq. ft         871,200               743,569          747,315           801,526           421,661
Lnd/Bld Ratio:               10.64                  8.90             5.09              8.30              5.91
Stories:                         3                   2.5                2                 2                 2
Age:                            10                     1               24                10                 7
Units                          260                   216              250               202               174
Price:                                       $13,000,000      $11,900,000        $9,600,000        $8,420,000
Price / Ft. - NRA                                 $62.24           $40.55            $49.71            $58.96
Price / Unit                                     $60,185          $47,600           $47,525           $48,391
GIM                                                 7.88             5.25              7.13              6.35
OAR:                                               8.96%           10.30%             9.34%             9.23%
REAL PROPERTY RIGHTS
 Adjustment                                        $0.00            $0.00             $0.00             $0.00
 Adjusted Price*                                  $62.24           $40.55            $49.71            $58.96
FINANCING                                         Market           Market            Market            Market
 Adjustment                                        $0.00            $0.00             $0.00             $0.00
 Adjusted Price
CONDITIONS OF SALE                          Arm's Length     Arm's Length      Arm's Length      Arm's Length
 Adjustment                                        $0.00            $0.00             $0.00             $0.00
 Adjusted Price**                                 $62.24           $40.55            $49.71            $58.96
MARKET CONDITIONS                                Similar  0%      Similar   0%      Similar   0%      Similar
 Adjustment                                        $0.00            $0.00             $0.00             $0.00
 Adjusted Price***                                $62.24           $40.55            $49.71            $58.96
PHYSICAL CHARACTERISTICS
     Location                                  o                  o                 o                 o
     Size                                      o                  o                 o                 o
     Age                                      --                  +                 o                 o
     Quality                                   o                  -                 -                 o
     Condt.                                    o                  o                 o                 o
     Amenities                                 o                  o                 o                 o
Adjustment                                    ---                 +                 -                 o


*   Sale price further adjusted for property rights conveyed
** Sale price further adjusted for financing and conditions of sale *** Sale price further adjusted for market conditions

                                 INCOME APPROACH
                               WATERMAN'S CROSSING


Both the direct capitalization technique and the discounted cash flow techniques were used in this appraisal.

One of the basic elements in both of these appraisal techniques is the estimate of the proper capitalization or discount rate to use in the calculations. As stated in the introduction section of this report, we have used market surveys as the basis for our opinion as to the proper rate to use. In addition to the surveys, the actual capitalization rates from the comparable improved sales used in the sales comparison approach were analyzed in an attempt to adjust the market surveys to more accurately define the rate applicable to the subject. Finally, the specifics of each property were taken into consideration, e.g. location, past financial strength and estimates of potential economic strength and rental demand in the subject's area.

The second element, revenue and expense estimates, are based primarily on historical financial information provided by the managing partner. These figures were analyzed and compared to market surveys and adjusted only if dramatically different from the surveys. In addition, market based management fees were used rather than the actual so that the income would more closely reflect typical market expectations.

Because of the recent financial history of the subject with revenue increasing at a nominal 2.3 +/- % rate and expenses are under control with very little increase, plus the optimistic economic outlook for the Newport News area, a capitalization and discount rate that is at, or only slightly above the national average was used in this analysis. The historical gross revenue trend is extended in our model because we don't see anything that would cause it to change in the near future. The terminal capitalization rate at 10% is standard for the Newport News/Norfolk area.

WATERMAN'S CROSSING
Historical Financial statement
Year Ending Decamber 31

                                                    1998 anl          %          1997 act          %            1996
RECEIPTS:
 Rental Income                                     $ 1,982,597        98%       $ 1,952,592       100%       $ 1,926,053
 Vacancy Loss                                     -$    59,820        -3%      -$    78,782        -4%      -$   147,483
 Rent Concessions                                  $         -         0%       $         -         0%       $         -
 Model Apt.                                        $         -         0%       $         -         0%       $         -
TOTAL RENTAL INCOME                                $ 1,922,777        95%       $ 1,873,810        96%       $ 1,778,570

Other Income                                       $    95,512         5%       $    77,737         4%       $   107,025

TOTAL RECEIPTS                                     $ 2,018,289       100%       $ 1,951,547       100%       $ 1,885,595

EXPENSES:

 Management Fee                                    $    80,719                  $    78,081                  $    75,424
 Other Admin                                       $    60,499                  $    38,828                  $    48,672
   Subtotal  Admin                                 $   141,218       7.0%       $   116,909       6.0%       $   124,096

 Supplies                                          $         -                  $         -
 Utilities                                         $   116,906                  $   114,489                  $   114,264
 Building Services                                 $         -                  $         -
 Other Operating                                   $   199,973                  $   209,849                  $   208,299
  Subtotal Operating                               $   316,880        16%       $   324,338        17%       $   322,563

  Security                                         $         -                  $         -
  Grounds Maint                                    $         -                  $         -
  Maint-Repairs                                    $    95,507                  $    99,796                  $    83,018
  Painting/Decorating                              $         -                  $         -
   Subtotal Maint.                                 $    95,507         5%       $    99,796         5%       $    83,018

 R.E. Taxes                                        $   131,265                  $   131,267                  $   131,263
 Insurance                                         $    20,537                  $    21,565                  $    20,766
 Other                                             $     1,698
   Subtotal Taxes-insur                            $   153,499         8%       $   152,832         8%       $   152,029

TOTAL EXPENSES                                     $   707,103        35%       $   693,875        36%       $   681,706

NET OPERATING INCOME                               $ 1,311,186        65%       $ 1,257,672        64%       $ 1,203,889

                          %            1995           %           1994           %
RECEIPTS:
 Rental Income           102%       $ 1,875,005     101%       $ 1,837,212     100%
 Vacancy Loss             -8%      -$   123,370      -7%      -$   126,495      -7%
 Rent Concessions          0%       $         -       0%       $         -       0%
 Model Apt.                0%       $         -       0%       $         -       0%
TOTAL RENTAL INCOME       94%       $ 1,751,635      94%       $ 1,710,717      93%

Other Income               6%       $   110,186       6%       $   132,350       7%

TOTAL RECEIPTS           100%       $ 1,861,821     100%       $ 1,843,067     100%

EXPENSES:

 Management Fee                     $    74,472                $    73,834
 Other Admin                        $    74,359                $    80,066
   Subtotal  Admin       6.6%       $   148,831     8.0%       $   153,900     8.4%

 Supplies
 Utilities                          $   114,184                $   125,496
 Building Services
 Other Operating                    $   188,422                $   172,806
  Subtotal Operating      17%       $   302,606      16%       $   298,302      16%

  Security
  Grounds Maint
  Maint-Repairs                     $    97,151                $   108,555
  Painting/Decorating      5%       $   108,555       6%
   Subtotal Maint.

 R.E. Taxes                         $   142,055                $   141,564
 Insurance                          $    21,901                $    27,579
 Other
   Subtotal Taxes-insur    9%       $   169,143       9%

TOTAL EXPENSES            36%       $   712,544      38%       $   729,900      40%

NET OPERATING INCOME      64%       $ 1,149,277      62%       $ 1,113,167      60%

                             WATERMAN'S CROSSING
                            DIRECT CAPITALIZATION


------------------------------------------------------------------------------
PROPERTY:
------------------------------------------------------------------------------

                               Waterman's Crossing
                               638 Riverbend Court
                             Newport News, Virginia

------------------------------------------------------------------------------


------------------------------------------------------------------------------
DIRECT CAPITALIZATION:
------------------------------------------------------------------------------

       Number of Units                                                    260

       Revenue @ $665.00 per unit                                 $ 2,074,800
       Expenses @ $2.93 per sq. ft.                                   719,995
                                                                  -----------
       Net Income                                                   1,354,805

       Replacement Reserves @                           $400          104,000
                                                                  -----------
       Net Operating Income (NOI)                                 $ 1,250,805

       Cap Rate @                                      9.25%      $13,522,216

------------------------------------------------------------------------------


------------------------------------------------------------------------------
ESTIMATED VALUE:
------------------------------------------------------------------------------

                                     $13,500,000

------------------------------------------------------------------------------

WATERMANS CROSSING APARTMENTS
Cash Flow Analysis
31-Dec-98

                                  1999           2000           2001           2002           2003           2004
REVENUE
 Gross Potential           $ 2,088,250     $2,150,898     $2,215,424     $2,281,887     $2,350,344     $2,420,854
 Vacancy Loss             -$   104,413    -$  107,545    -$  110,771    -$  114,094    -$  117,517     -$ 121,043
 Rent Concessions          $       -
 Other                     $    95,000     $   96,900     $   98,838     $  100,815     $  102,831     $  104,888
EFFECTIVE INCOME           $ 2,078,838     $2,140,253     $2,203,491     $2,268,608     $2,335,658     $2,404,699

EXPENSES:
 Management Fee            $    83,154     $   85,610     $   88,140     $   90,744     $   93,426     $   96,188
 Other Admin               $    70,000     $   71,400     $   72,828     $   74,285     $   75,770     $   77,286
   Subtotal  Admin         $   153,154     $  157,010     $  160,968     $  165,029     $  169,197     $  173,474

 Supplies                  $         -     $        -     $        -     $        -     $        -     $        -
 Utilities                 $   114,000     $  116,280     $  118,606     $  120,978     $  123,397     $  125,865
 Building Services         $         -     $        -     $        -     $        -     $        -     $        -
 Other Operating           $   200,000     $  204,000     $  208,080     $  212,242     $  216,486     $  220,816
  Subtotal Operating       $   314,000     $  320,280     $  326,686     $  333,219     $  339,884     $  346,681

  Security                 $         -     $        -     $        -     $        -     $        -     $        -
  Grounds Maint            $         -     $        -     $        -     $        -     $        -     $        -
  Maint-Repairs            $   102,200     $  104,244     $  106,329     $  108,455     $  110,625     $  112,837
  Painting/Decorating      $         -     $        -     $        -     $        -     $        -     $        -
   Subtotal Maint          $   102,200     $  104,244     $  106,329     $  108,455     $  110,625     $  112,837

 R.E. Taxes                $   133,893     $  136,571     $  139,303     $  142,089     $  144,930     $  147,829
 Insurance                 $    20,580     $   20,992     $   21,411     $   21,840     $   22,276     $   22,722
 Other                     $         -     $        -     $        -     $        -     $        -     $        -
   Subtotal Taxes-insur    $   154,473     $  157,563     $  160,714     $  163,928     $  167,207     $  170,551

TOTAL EXPENSES             $   723,827     $  739,097     $  754,696     $  770,632     $  786,912     $  803,543

NON-OPERATING EXPENSES
 Capital Improvements      $   104,000     $  107,120     $  110,334     $  113,644     $  117,053     $  120,565
 Other                     $         -

NET CASH FLOW              $ 1,251,011     $1,294,036     $1,338,461     $1,384,332     $1,431,693     $1,480,591

P.V. Factor                     0.8949         0.8008         0.7166         0.6412         0.5738         0.5135
P.V. Cash Flow             $ 1,119,473     $1,036,218     $  959,099     $  887,667     $  821,509     $  760,239


                                2005           2006           2007           2008
REVENUE
 Gross Potential           $ 2,493,480     $2,568,284     $2,645,333     $2,724,693
 Vacancy Loss             -$   124,674    -$  128,414    -$  132,267    -$  136,235
 Rent Concessions
 Other                     $   106,985     $  109,125     $  111,308     $  113,534
EFFECTIVE INCOME           $ 2,475,791     $2,548,995     $2,624,374     $2,701,992

EXPENSES:
 Management Fee            $    99,032     $  101,960     $  104,975     $  108,080
 Other Admin               $    78,831     $   80,408     $   82,016     $   83,656
   Subtotal  Admin         $   177,863     $  182,368     $  186,991     $  191,736

 Supplies                  $         -     $        -     $        -     $        -
 Utilities                 $   128,383     $  130,950     $  133,569     $  136,241
 Building Services         $         -     $        -     $        -     $        -
 Other Operating           $   225,232     $  229,737     $  234,332     $  239,019
  Subtotal Operating       $   353,615     $  360,687     $  367,901     $  375,259

  Security                 $         -     $        -     $        -     $        -
  Grounds Maint            $         -     $        -     $        -     $        -
  Maint-Repairs            $   115,094     $  117,396     $  119,744     $  122,138
  Painting/Decorating      $         -     $        -     $        -     $        -
   Subtotal Maint          $   115,094     $  117,396     $  119,744     $  122,138

 R.E. Taxes                $   150,786     $  153,801     $  156,877     $  160,015
 Insurance                 $    23,176     $   23,640     $   24,113     $   24,595
 Other                     $         -     $        -     $        -     $        -
   Subtotal Taxes-insur    $   173,962     $  177,441     $  180,990     $  184,610

TOTAL EXPENSES             $   820,534     $  837,892     $  855,626     $  873,744

NON-OPERATING EXPENSES
 Capital Improvements      $   124,181     $  127,907     $  131,744     $  135,696
 Other

NET CASH FLOW              $ 1,531,076     $1,583,196     $1,637,004     $1,692,552

P.V. Factor                     0.4595         0.4112         0.3679         0.3292
P.V. Cash Flow             $   703,500     $  650,960     $  602,312     $  557,271

SUM P.V.      $ 8,098,248
RESIDUAL      $ 5,238,350

TOTAL VALUE   $13,336,597

                                     SUMMARY
                               WATERMANS' CROSSING


-------------------------------------------------------------------------------
PROPERTY:
-------------------------------------------------------------------------------

                               Waterman's Crossing
                               638 Riverbend Court
                             Newport News, Virginia

-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
VALUE ESTIMATE:
-------------------------------------------------------------------------------

       Sales Comparison Approach                                   $12,750,000

       Income Approach:
          Direct Capitalization              $13,500,000
          DCF                                $13,335,000

-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
FINAL VALUE:
-------------------------------------------------------------------------------

                               $12,750,000 - $13,500,000

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

                             WATER'S EDGE APARTMENTS

-------------------------------------------------------------------------------

                                    [PHOTO]


                                  WATER'S EDGE
                             705 WATER'S EDGE DRIVE
                              LAKE VILLA, ILLINOIS

OWNERSHIP
-------------------------------------------------------------------------------
Partnership Name              Capital Source LLP

-------------------------------------------------------------------------------


PROPERTY STATISTICS
-------------------------------------------------------------------------------
Land Plan        Three story garden style apartments

Land Area            34.57 Acres          Number of Units     108
Density              3.12 Units/Acre      Average Unit Size   883 Sq. Ft.
Net Rentable Area    95,400 Sq. Ft.       Year Built          1988

-------------------------------------------------------------------------------


CONSTRUCTION TYPE
-------------------------------------------------------------------------------
      Aluminum siding, wood frame

-------------------------------------------------------------------------------


UNIT FEATURES
-------------------------------------------------------------------------------
     Patio and balcony, washer/dryer, microwave oven, mini blinds, frost free refrigerator, range with vented hood, disposal, dishwasher

-------------------------------------------------------------------------------


PROJECT AMENITIES
-------------------------------------------------------------------------------
     Private sand beach and boat launching facilities, basketball courts, Metra station within walking distance, 24 hour maintenance

-------------------------------------------------------------------------------


VALUATION SUMMARY
-------------------------------------------------------------------------------

                 Indicated Value           $5,500,000    -     $6,500,000
                 Value per Sq. Ft. of NRA  $    57.65    -     $    68.13
                 Value Per Unit            $   50,926    -     $   60,185

-------------------------------------------------------------------------------

                            SALES COMPARISON APPROACH
                                  WATER'S EDGE


IMPROVED COMPARABLE SALES ANALYSIS

PHYSICAL CHARACTERISTICS
LOCATION - The subject property is located approximately fifty minutes northwest of Chicago's central business district in a small lake side community. The complex is extensively landscaped with 950 feet of lake frontage. Linkage to residential support facilities is good while access to major highways leading into Chicago is fair. There is a Metra rail station within walking distance which partially offsets the lack of easy commuting to Chicago's downtown.

Although comparable Sales A and B are in proximity to the subject, neither has lake access and thus upward adjustments are warranted, Sale C has much better linkage to typical metropolitan amenities but not like access on frontage. These are offsetting location attributes and an adjustment is not necessary.

SIZE - Although the size of the subject is smaller than three of the comparable sales used in this appraisal, size adjustments for these comparable sales are nominal. Comparable Sale C is smaller and would be adjusted downward.

AGE - The Marshall Valuation Service Cost Manual reports that the typical economic life of apartment buildings such as the subject is 45 years which indicates a 2.22% per year depreciation rate. Using this as a guideline, we have adjusted the comparable sales, vis-a-vis the subject based on this relationship. However, because the reported selling price of the comparable property included land which does not depreciate we have tempered this 2.22 factor downward. Newer structures would be adjusted downward while older buildings would be adjusted upward.

QUALITY - Quality adjustments are somewhat subjective but are based on the differences in cost between different types of construction. The subject buildings are well constructed and the quality of construction could be considered average/good. Comparable Sales A and C, built of brick and wood siding, are judged to be of slightly superior quality and would be adjusted down. Comparable Sale B is of similar quality and would not be adjusted.

CONDITION - The physical condition is an adjustment that is made in addition to the adjustment for age. The subject appeared to be in average to good condition as were comparable Sales A and C. Comparable Sale B was judged to be in fair condition at the time of the sale and should be adjusted upward.

AMENITIES - The subject is located on the shores of an inland lake which is a very desirable feature. It does not have any other exterior features that would cause it to stand out from any of the other properties used in this analysis. Sales A, B and C are void of any meaningful exterior amenities and should be adjusted upward.

A summary of these adjustments is presented on the following page in the adjustment grid found on that page.

                                    WATER'S EDGE
                          IMPROVED SALES ADJUSTMENT GRID

                              SUBJECT
Land Value/sq. ft.              $1.00            SALE A              SALE B              SALE C
Sale Date:                                         Jun-98              Jul-97              Feb-98
Net Rentable Area:             95,400             144,528             153,592              64,785
Land Area - sq. ft                                378,101             731,808             109,620
Lnd/Bld Ratio:                   0.00                5.23               14.29                4.23
Stories:                            3                   2                   3                 2.5
Age:                                8                  22                  18                   7
Units                             108                 132                 144                  81
Price:                                         $5,814,789          $4,800,000           $3,845,000
Price / Ft. - NRA                              $    40.23          $    31.25           $   59.35
Price / Unit                                   $   44,051          $   33,333           $  47,469
GIM                                                  5.54                4.11                 N/A
OAR:                                                9.80%              10.38%               9.00%
REAL PROPERTY RIGHTS
 Adjustment                                    $     0.00          $     0.00               $0.00
 Adjusted Price*                               $    40.23          $    31.25           $   59.35
FINANCING                                          Market              Market              Market
 Adjustment                                    $     0.00          $     0.00           $    0.00
 Adjusted Price
CONDITIONS OF SALE                           Arm's Length
 Adjustment                                    $     0.00          $     0.00           $    0.00
 Adjusted Price**                              $    40.23          $    31.25           $   59.35
MARKET CONDITIONS                                 Similar             Similar             Similar
 Adjustment                                    $     0.00          $     0.00           $    0.00
 Adjusted Price***                             $    40.23          $    31.25           $   59.35
PHYSICAL CHARACTERISTICS
     Location                                      +                   +                    o
     Size                                          o                   o                    -
     Age                                           +                   +                    o
     Quality                                       -                   o                    -
     Condt.                                        o                   +                    o
     Amenities                                     +                   o                    +
Adjustment                                         +                   ++                  --


*   Sale price further adjusted for property rights conveyed
** Sale price further adjusted for financing and conditions of sale *** Sale price further adjusted for market conditions

                                 INCOME APPROACH
                                  WATER'S EDGE


Both the direct capitalization technique and the discounted cash flow techniques were used in this appraisal.

One of the basic elements in both of these appraisal techniques is the estimate of the proper capitalization or discount rate to use in the calculations. As stated in the introduction section of this report, we have used market surveys as the basis for our opinion as to the proper rate to use. In addition to the surveys, the actual capitalization rates from the comparable improved sales used in the sales comparison approach were analyzed in an attempt to adjust the market surveys to more accurately define the rate applicable to the subject. Finally, the specifics of each property were taken into consideration, e.g. location, past financial strength and estimates of potential economic strength and rental demand in the subject's area.

The second element, revenue and expense estimates, are based primarily on historical financial information provided by the managing partner. These figures were analyzed and compared to market surveys and adjusted only if dramatically different from the surveys. In addition, market based management fees were used rather than the actual so that the income would more closely reflect typical market expectations.

Taking into consideration the strong Chicago area apartment market with vacancy rates in the low single digits and new construction unable to keep up with demand, but tempered by the recent financial history of the subject with revenue increasing at a sporadic 2.7 + % compound rate, and expenses escalating at a healthy 7.4% pace, although they moderated in 1998, a capitalization and discount rate that is at or slightly above the national and regional average was used in this analysis. The historical gross revenue and expense trend is extended in our model because we don't see anything that would cause it to change in the near future. The terminal capitalization rate is standard for the Chicago area.

WATER'S EDGE
Historical Financial statement
Year Ending Decamber 31

                                             1998 anl       %        1997 act       %         1996        %         1995        %
RECEIPTS:
 Rental Income                              $ 963,889      98%      $1,015,280     101%     $974,648     104%     $948,595      96%
 Vacancy Loss                                               0%     -$   73,168      -7%    -$ 92,372     -10%    -$ 24,178      -2%
 Rent Concessions                           $       -       0%      $        -       0%     $      -       0%     $      -       0%
 Model Apt.                                 $       -       0%      $        -       0%     $      -       0%     $      -       0%
TOTAL RENTAL INCOME                         $ 963,889      98%      $  942,112      93%     $882,276      94%     $924,417      94%

Other Income                                $  15,642       2%      $   66,343       7%     $ 57,281       6%     $ 62,726       6%

TOTAL RECEIPTS                              $ 979,532     100%      $1,008,455     100%     $939,557     100%     $987,143     100%

EXPENSES:

 Management Fee                             $  48,929               $   47,806              $ 44,478              $ 46,441
 Other Admin                                $ 103,222               $  101,407              $ 95,145              $ 86,243
   Subtotal Admin                           $ 152,151    15.5%      $  149,213    14.8%     $139,623    14.9%     $132,684    13.4%

 Supplies                                   $       -               $        -
 Utilities                                  $  51,145               $   50,613              $ 47,293              $ 41,760
 Building Services                          $       -               $        -
 Other Operating                            $   7,790               $    7,563              $  7,181              $  6,509
  Subtotal Operating                        $  58,935       6%      $   58,176       6%     $ 54,474       6%     $ 48,269       5%

  Security                                  $       -               $        -
  Grounds Maint                             $       -               $        -
  Maint-Repairs                             $  72,060               $   70,794              $ 66,421              $ 60,208
  Painting/Decorating                       $  11,686               $   11,480              $ 10,771              $  9,763
   Subtotal Maint.                          $  83,746       9%      $   82,274       8%     $ 77,192       8%     $ 69,971       7%

 R.E. Taxes                                 $ 134,239               $  133,357              $116,009              $124,112
 Insurance                                  $   8,007               $   10,240              $ 10,315              $  9,217

   Subtotal Taxes-insur                     $ 142,246      15%      $  143,597      14%     $126,324      13%     $133,329      14%

TOTAL EXPENSES                              $ 437,079      45%      $  433,260      43%     $397,613      42%     $384,253      39%

NET OPERATING INCOME                        $ 542,453      55%      $  575,195      57%     $541,944      58%     $602,890      61%


                                               1994        %
RECEIPTS:
 Rental Income                               $844,805      96%
 Vacancy Loss                                $ 32,429       4%
 Rent Concessions                            $      -       0%
 Model Apt.                                  $      -       0%
TOTAL RENTAL INCOME                          $877,234     100%

Other Income                                 $  1,625       0%

TOTAL RECEIPTS                               $878,859     100%

EXPENSES:

 Management Fee                              $ 44,213
 Other Admin                                 $ 87,508
   Subtotal Admin                            $131,721    15.0%

 Supplies
 Utilities                                   $ 49,002
 Building Services
 Other Operating                             $  6,604
  Subtotal Operating                         $ 55,606       6%

  Security
  Grounds Maint
  Maint-Repairs                              $ 61,090
  Painting/Decorating                        $  9,907
   Subtotal Maint.                           $ 70,997       8%

 R.E. Taxes                                  $ 61,996
 Insurance                                   $  7,977
 Other
   Subtotal Taxes-insur                      $ 69,973       8%

TOTAL EXPENSES                               $328,297      37%

NET OPERATING INCOME                         $550,562      63%



                           WATER'S EDGE
                       DIRECT CAPITALIZATION



-------------------------------------------------------------------------------
PROPERTY:
-------------------------------------------------------------------------------

                           Water's Edge
                      705 Water's Edge Drive
                       Lake Villa, Illinois

-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
DIRECT CAPITALIZATION:
-------------------------------------------------------------------------------

Number of Units                                                           108

Revenue @ $825 per Unit                                            $1,069,200
Expenses @ $4.60 per Sq. Ft.                                          438,840
                                                                   ----------
Net Income                                                            630,360

Replacement Reserves @                         $ 400                   43,200
                                                                   ----------
Net Operating Income (NOI)                                            587,160

Cap Rate @                                      9.25%              $6,347,675

-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
ESTIMATED VALUE:
-------------------------------------------------------------------------------

                                       $6,350,000

-------------------------------------------------------------------------------

WATER'S EDGE APARTMENTS
Cash Flow Analysis
  31-Dec-98

                                       1999         2000          2001         2002         2003
REVENUE
 Gross Potential                    $1,055,000    $1,086,650   $1,119,250   $1,152,827  $ 1,187,412
 Vacancy Loss                      -$    52,75   -$   54,333  -$    55,96  -$    57,64 -$    59,371
 Rent Concessions                   $        -
 Other                              $   12,000    $   12,360   $   12,731   $   13,113  $    13,506
EFFECTIVE INCOME                    $1,014,250    $1,044,678   $1,076,018   $1,108,298  $ 1,141,547

EXPENSES:
 Management Fee                     $   40,570    $   41,787   $   43,041   $   44,332  $    45,662
 Other Admin                        $   57,900    $   59,637   $   61,426   $   63,269  $    65,167
   Subtotal Admin                   $   98,470    $  101,424   $  104,467   $  107,601  $   110,829

 Supplies                           $        -    $        -   $        -   $        -  $         -
 Utilities                          $   56,100    $   57,783   $   59,516   $   61,302  $    63,141
 Building Services                  $        -    $        -   $        -   $        -  $         -
 Other Operating                    $    4,500    $    4,635   $    4,774   $    4,917  $     5,065
  Subtotal Operating                $   60,600    $   62,418   $   64,291   $   66,219  $    68,206

  Security                          $        -    $        -   $        -   $        -  $         -
  Grounds Maint                     $        -    $        -   $        -   $        -  $         -
  Maint-Repairs                     $   40,572    $   41,789   $   43,043   $   44,334  $    45,664
  Painting/Decorating               $    6,000    $    6,180   $    6,365   $    6,556  $     6,753
   Subtotal Maint.                  $   46,572    $   47,969   $   49,408   $   50,890  $    52,417

 R.E. Taxes                         $  160,000    $  164,800   $  169,744   $  174,836  $   180,081
 Insurance                          $   10,615    $   10,933   $   11,261   $   11,599  $    11,947
 Other                              $        -    $        -   $        -   $        -  $         -
   Subtotal Taxes-insur             $  170,615    $  175,733   $  181,005   $  186,435  $   192,028

TOTAL EXPENSES                      $  376,257    $  387,544   $  399,171   $  411,146  $   423,480

NON-OPERATING EXPENSES
 Capital Improvements               $   43,200    $   44,496   $   45,831   $   47,206  $    48,622
 Other

NET CASH FLOW                       $  594,793    $  612,637   $  631,016    $ 649,947  $   669,445

P.V. Factor                             0.8969        0.8044       0.7214       0.6470       0.5803
P.V. Cash Flow                      $  533,447    $  492,781   $  455,214   $  420,512   $  388,455


                                       2004         2005         2006         2007         2008
REVENUE
 Gross Potential                    $1,223,034   $1,259,725   $1,297,517   $1,336,442   $1,376,536
 Vacancy Loss                      -$    61,15  -$    62,98  -$    64,87  -$    66,82  -$   68,827
 Rent Concessions
 Other                              $   13,911   $   14,329   $   14,758   $   15,201   $   15,657
EFFECTIVE INCOME                    $1,175,794   $1,211,068   $1,247,400   $1,284,822   $1,323,366

EXPENSES:
 Management Fee                     $   47,032   $   48,443   $   49,896   $   51,393    $  52,935
 Other Admin                        $   67,122   $   69,136   $   71,210   $   73,346    $  75,546
   Subtotal Admin                   $  114,154   $  117,578   $  121,106   $  124,739    $ 128,481

 Supplies                           $        -   $        -   $        -   $        -    $       -
 Utilities                          $   65,035   $   66,986   $   68,996   $   71,066    $  73,198
 Building Services                  $        -   $        -   $        -   $        -    $       -
 Other Operating                    $    5,217   $    5,373   $    5,534   $    5,700    $   5,871
  Subtotal Operating                $   70,252   $   72,360   $   74,530   $   76,766    $  79,069

  Security                          $        -   $        -   $        -   $        -    $       -
  Grounds Maint                     $        -   $        -   $        -   $        -    $       -
  Maint-Repairs                     $   47,034   $   48,445   $   49,898   $   51,395    $  52,937
  Painting/Decorating               $    6,956   $    7,164   $    7,379   $    7,601    $   7,829
   Subtotal Maint.                  $   53,990   $   55,609   $   57,278   $   58,996    $  60,766

 R.E. Taxes                         $  185,484   $  191,048   $  196,780   $  202,683    $ 208,764
 Insurance                          $   12,305   $   12,675   $   13,055   $   13,446    $  13,850
 Other                              $        -   $        -   $        -   $        -    $       -
   Subtotal Taxes-insur             $  197,789   $  203,723   $  209,835   $  216,130    $ 222,614

TOTAL EXPENSES                      $  436,185   $  449,270   $  462,748   $  476,631    $ 490,930

NON-OPERATING EXPENSES
 Capital Improvements               $   50,081   $   51,583     $ 53,131   $   54,724    $  56,366
 Other

NET CASH FLOW                       $  689,528   $  710,214    $ 731,521   $  753,466    $ 776,070

P.V. Factor                             0.5204       0.4667      0.4186        0.3754       0.3367
P.V. Cash Flow                      $  358,842   $  331,486    $ 306,216   $  282,872    $ 261,308

SUM P.V.      $3,831,132
RESIDUAL      $2,456,293

TOTAL VALUE   $6,287,425

                              SUMMARY
                           WATER'S EDGE


-------------------------------------------------------------------------------
PROPERTY:
-------------------------------------------------------------------------------

                           Water's Edge
                      705 Water's Edge Drive
                       Lake Villa, Illinois

-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
VALUE ESTIMATE:
-------------------------------------------------------------------------------

Sales Comparison Approach                                          $5,500,000

Income Approach:
   Direct Capitalization                  $6,350,000
   DCF                                    $6,300,000

-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
FINAL VALUE:
-------------------------------------------------------------------------------

                                 $5,500,000 - $6,500,000

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

                         PONDS AT GEORGETOWN APARTMENTS

-------------------------------------------------------------------------------

                                     [PHOTO]



                               PONDS AT GEORGETOWN
                                2511 PACKARD ROAD
                               ANN ARBOR, MICHIGAN

OWNERSHIP
-------------------------------------------------------------------------------
Partnership Name               Capital Source LLP

-------------------------------------------------------------------------------


PROPERTY STATISTICS
-------------------------------------------------------------------------------
Land Plan           Eight, two and three story garden style apartment buildings

Land Area               13.08 Acres             Number of Units      134
Density                 10.24 Units/Acre        Average Unit Size  1,050 Sq. Ft.
Net Rentable Area     143,400 Sq. Ft.           Year Built          1988

-------------------------------------------------------------------------------


CONSTRUCTION TYPE
-------------------------------------------------------------------------------
       Brick, aluminum siding

-------------------------------------------------------------------------------


UNIT FEATURES
-------------------------------------------------------------------------------
       Washer/dryer, pantry, microwave, self-cleaning oven, frost-free refrigerator, dishwasher, gas fireplace, cable connections, two full-size bathrooms, marble window sills, window blinds, carpeting, central air, balconies or patios, carports, alarm system. Some units have cathedral ceilings
-------------------------------------------------------------------------------


PROJECT AMENITIES
-------------------------------------------------------------------------------
       Clubhouse, fitness center, swimming pool, tennis and platform tennis courts, limited access entryways with intercom system, play area, jacuzzi, and 24 hour emergency

-------------------------------------------------------------------------------


VALUATION SUMMARY
-------------------------------------------------------------------------------

         Indicated Value           $7,000,000    -    $8,500,000
         Value per Sq. Ft. of NRA      $48.81    -        $59.27
         Value Per Unit               $52,239    -       $63,433

-------------------------------------------------------------------------------

                            SALES COMPARISON APPROACH
                               PONDS AT GEORGETOWN


IMPROVED COMPARABLE SALES ANALYSIS

PHYSICAL CHARACTERISTICS
LOCATION - The subject property is centrally located in a residential neighborhood within two miles of the downtown area of Ann Arbor, and within easy reach of two or three major shopping malls, Arborland Consumer Mall, Carpenter Plaza, and University Square.

Comparable Sale 1 is located in an inferior neighborhood and should be adjusted upward. Sales 2 and 3 are both in more residential neighborhoods, similar to the subject and need not be adjusted.

SIZE - Although the size of the subject is equal to or smaller than each of the comparable improved sales used in this analysis, the size differential is not significant enough to warrant any type of adjustment with the exception of Sale 1, which should be adjusted slightly downward because of its smaller size.

AGE - The Marshall Valuation Service Cost Manual reports that the typical economic life of apartment buildings such as the subject is 45 years which indicates a 2.22% per year depreciation rate. Using this as a guideline, we have adjusted the comparable sales, vis-a-vis the subject based on this relationship. However, because the reported selling price of the comparable property included land, which does not depreciate we have tempered this 2.22% factor downward. Newer structures have been adjusted downward at a 1.0% per year rate while older buildings have been adjusted upward.

QUALITY - Quality adjustments are somewhat subjective but are based on the differences in cost between different types of construction. The subject buildings are well constructed and the quality of construction could be considered average. Although comparable Sale 1 is of masonry construction, the overall quality appears to be much less than the subject. An upward adjustment is appropriate. Comparable Sales 2 and 3 are deemed to be of equal construction quality and would not be adjusted.

CONDITION - The physical condition is an adjustment that is made in addition to the adjustment for age. The subject appeared to be in average/fair condition. Comparable Sale 1 was reported to require dramatic improvements at the time of its sale and should be adjusted substantially upward because of the extensive remodeling that took place. Sales 2 and 3 were in excellent condition and would be adjusted down slightly.

AMENITIES - The subject is adequately equipped with amenities including a swimming pool, tennis courts, exercise facility, etc. Both Comparable Sales 2 and 3 are equipped with similar amenities but not to the same extent and need be adjusted slightly upward. Sale 1, however, is void of any external recreational amenities and would be adjusted upward.

A summary of these adjustments is presented on the following page in the adjustment grid found on that page.

                           THE PONDS AT GEORGETOWN
                        IMPROVED SALES ADJUSTMENT GRID

                                   SUBJECT
Land Value/sq. ft.                   $1.00                  SALE 1                    SALE 2                     SALE 3
Sale Date:                                                    May-97                     Mar-95                    Jan-95
Net Rentable Area:                 143,400                   102,950                    173,472                   185,392
Land Area - sq. ft
Lnd/Bld Ratio:                        0.00                      0.00                       0.00                      0.00
Stories:                                 2                         3                        2.5                         2
Age:                                    10                        33                         18                         7
Units                                  134                       175                        216                       168
Price:                                                    $5,230,000                $11,262,397                $8,900,000
Price / Ft. - NRA                                             $50.80                     $64.92                    $48.01
Price / Unit                                                 $29,886                    $52,141                   $52,976
GIM                                                             4.83                       6.40                      6.47
OAR:                                                           9.27%                      8.70%                     9.50%
REAL PROPERTY RIGHTS                                      Fee Simple                 Fee Simple                Fee Simple
 Adjustment                                                    $0.00                      $0.00                     $0.00
 Adjusted Price*                                              $50.80                     $64.92                    $48.01
FINANCING                                                     Market                     Market                    Market
 Adjustment                                                    $0.00                      $0.00                     $0.00
 Adjusted Price
CONDITIONS OF SALE                                      Arm's Length               Arm's Length              Arm's Length
 Adjustment                                                    $0.00                      $0.00                     $0.00
 Adjusted Price**                                             $50.80                     $64.92                    $48.01
MARKET CONDITIONS                                            Similar                    Similar                   Similar
 Adjustment                                                    $0.00                      $0.00                     $0.00
 Adjusted Price***                                            $50.80                     $64.92                    $48.01
PHYSICAL CHARACTERISTICS
     Location                                                 ++                         o                          o
     Size                                                     -                          o                          o
     Age                                                      ++                         +                          o
     Quality                                                  ++                         o                          o
     Condt.                                                   ++                         -                          -
     Amenities                                                ++                         +                          +
Adjustment                                                   ++++                        o                          o


*   Sale price further adjusted for property rights conveyed
** Sale price further adjusted for financing and conditions of sale *** Sale price further adjusted for market conditions

                                 INCOME APPROACH
                               PONDS AT GEORGETOWN


Both the direct capitalization technique and the discounted cash flow techniques were used in this appraisal.

One of the basic elements in both of these appraisal techniques is the estimate of the proper capitalization or discount rate to use in the calculations. As stated in the introduction section of this report, we have used market surveys as the basis for our opinion as to the proper rate to use. In addition to the surveys, the actual capitalization rates from the comparable improved sales used in the sales comparison approach were analyzed in an attempt to adjust the market surveys to more accurately define the rate applicable to the subject. Finally, the specifics of each property were taken into consideration, e.g. location, past financial strength and estimates of potential economic strength and rental demand in the subject's area.

The second element, revenue and expense estimates, are based primarily on historical financial information provided by the managing partner. These figures were analyzed and compared to market surveys and adjusted only if dramatically different from the surveys. In addition, market based management fees were used rather than the actual so that the income would more closely reflect typical market expectations.

Because of the recent financial history of the subject with revenue increasing at a strong 4.3% compound annual rate but expenses escalating at a higher 8.9% rate, although they are down in 1998, plus the current apartment market in the Ann Arbor area where most are granting one months free rent, a capitalization and discount rate that is above the national average was used in this analysis. The perception of apartment supply out pacing the demand contributed to this slightly above average choice and the use of a modest 2.5% revenue growth rate. The terminal capitalization rate, is slightly higher than the national average, but within reason for the expectations of the future market in the Ann Arbor area.

THE PONDS AT GEORGETOWN
Historical Financial statement
Year Ending Decamber 31

                               1998 anl          %         1997 act        %         1996        %
RECEIPTS:
 Rental Income                $1,447,357        100%      $1,410,886      99%     $1,363,342    103%
 Vacancy Loss                -$   96,983         -7%     -$   86,511      -6%    -$   88,329     -7%
 Rent Concessions             $        -          0%      $        -       0%     $        -      0%
 Model Apt.                   $        -          0%      $        -       0%     $        -      0%
TOTAL RENTAL INCOME           $1,350,374         94%      $1,324,375      93%     $1,275,013     97%

Other Income                  $   89,813          6%      $  104,988       7%     $   45,178      3%

TOTAL RECEIPTS                $1,440,186        100%      $1,429,363     100%     $1,320,191    100%

EXPENSES:

 Management Fee               $   57,574                  $   46,127              $   40,272
 Other Admin                  $  125,903                  $  138,139              $  138,445
   Subtotal Admin             $  183,477       12.7%      $  184,266    12.9%     $  178,717   13.5%

 Supplies                     $        -                  $        -
 Utilities                    $   73,420                  $   59,155              $   68,596
 Building Services            $        -                  $        -              $
 Other Operating              $   91,565                  $  100,465              $  100,687
  Subtotal Operating          $  164,985         11%      $  159,620      11%     $  169,283     13%

  Security                    $        -                  $        -              $
  Grounds Maint               $        -                  $        -              $
  Maint-Repairs               $   68,674                  $   75,348              $   75,516
  Painting/Decorating         $        -                  $        -              $
   Subtotal Maint.            $   68,674          5%      $   75,348       5%     $   75,516      6%

 R.E. Taxes                   $  202,917                  $  236,045              $        -
 Insurance                    $      797                  $    8,871              $   18,765
 Other
   Subtotal Taxes-insur       $  203,715         14%      $  244,916      17%     $   18,765      1%

TOTAL EXPENSES                $  620,851         43%      $  664,150      46%     $  442,281     34%

NET OPERATING INCOME          $  819,336         57%      $  765,213      54%     $  877,910     66%


                                 1995          %            1,994       %
RECEIPTS:
 Rental Income                $1,346,560     108%         1,354,652    111%
 Vacancy Loss                -$  117,302      -9%        -  154,737    -13%
 Rent Concessions             $        -       0%                 -      0%
 Model Apt.                   $        -       0%                 -      0%
TOTAL RENTAL INCOME           $1,229,258      98%         1,199,915     99%

Other Income                  $   19,464       2%            15,719      1%

TOTAL RECEIPTS                $1,248,722     100%         1,215,634    100%

EXPENSES:

 Management Fee               $   37,985                     36,502
 Other Admin                  $  124,064                    136,833
   Subtotal Admin             $  162,049    13.0%           173,335   14.3%

 Supplies
 Utilities                    $   66,098                     73,884
 Building Services            $
 Other Operating              $   90,229                     99,514
  Subtotal Operating          $  156,327      13%           173,398     14%

  Security                    $
  Grounds Maint               $
  Maint-Repairs               $   67,671                     74,637
  Painting/Decorating         $
   Subtotal Maint.            $   67,671       5%            74,637      6%

 R.E. Taxes                   $       89                     13,897
 Insurance                    $   13,214                      6,453
 Other
   Subtotal Taxes-insur       $   13,303       1%            20,350      2%

TOTAL EXPENSES                $  399,350      32%           441,720     36%

NET OPERATING INCOME          $  849,372      68%           773,914     64%



                             PONDS AT GEORGETOWN
                            DIRECT CAPITALIZATION



------------------------------------------------------------------------------
PROPERTY:
------------------------------------------------------------------------------

                             Ponds at Georgetown
                              2511 Packard Road
                             Ann Arbor, Michigan

------------------------------------------------------------------------------


------------------------------------------------------------------------------
DIRECT CAPITALIZATION:
------------------------------------------------------------------------------

Number of Units                                                   134

Revenue @ $920.00 per Unit                                 $1,479,360
Expenses @ $4.59 per Sq. Ft.                                  658,205
                                                           ----------
Net Income                                                    821,155

Replacement Reserves @                 $ 400                   53,600
                                                           ----------
Net Operating Income (NOI)                                 $  767,555

Cap Rate @                              9.25%              $8,297,892

------------------------------------------------------------------------------


------------------------------------------------------------------------------
ESTIMATED VALUE:
------------------------------------------------------------------------------

                                       $8,300,000

------------------------------------------------------------------------------

THE PONDS AT GEORGETOWN
Cash Flow Analysis
  31-Dec-98

                                       1999         2000          2001         2002         2003
REVENUE
 Gross Potential                     $1,480,000    $1,517,000  $ 1,554,925   $1,593,798  $ 1,633,643
 Vacancy Loss                       -$  103,600   -$  106,190 -$   108,845  -$  111,566 -$   114,355
 Rent Concessions                    $       -
 Other                               $   85,000    $   87,125  $    89,303   $   91,536  $    93,824
EFFECTIVE INCOME                     $1,461,400    $1,497,935  $ 1,535,383   $1,573,768  $ 1,613,112

EXPENSES:
 Management Fee                      $   58,456    $   59,917  $    61,415   $   62,951  $    64,524
 Other Admin                         $  132,500    $  135,813  $   139,208   $  142,688  $   146,255
   Subtotal Admin                    $  190,956    $  195,730  $   200,623   $  205,639  $   210,780

 Supplies                            $        -    $        -  $         -   $        -  $         -
 Utilities                           $   70,000    $   71,750  $    73,544   $   75,382  $    77,267
 Building Services                   $        -    $        -  $         -   $        -  $         -
 Other Operating                     $   95,000    $   97,375  $    99,809   $  102,305  $   104,862
  Subtotal Operating                 $  165,000    $  169,125  $   173,353   $  177,687  $   182,129

  Security                           $        -    $        -  $         -   $        -  $         -
  Grounds Maint                      $        -    $        -  $         -   $        -  $         -
  Maint-Repairs                      $   70,000    $   71,750  $    73,544   $   75,382  $    77,267
  Painting/Decorating                $        -    $        -  $         -   $        -  $         -
   Subtotal Maint.                   $   70,000    $   71,750  $    73,544   $   75,382  $    77,267

 R.E. Taxes                          $  205,768    $  210,912  $   216,185   $  221,589  $   227,129
 Insurance                           $    8,000    $    8,200  $     8,405   $    8,615  $     8,831
 Other                               $        -    $        -  $         -   $        -  $         -
   Subtotal Taxes-insur              $  213,768    $  219,112  $   224,590   $  230,204  $   235,959

TOTAL EXPENSES                       $  639,724    $  655,717  $   672,110   $  688,912  $   706,135

NON-OPERATING EXPENSES
 Capital Improvements                $   53,600    $   55,208  $    56,864   $   58,570  $    60,327
 Other                               $        -

NET CASH FLOW                        $  768,076    $  787,010  $   806,409   $  826,285  $   846,650

P.V. Factor                              0.8929        0.7972       0.7118       0.6355       0.5674
P.V. Cash Flow                       $  685,782    $  627,400  $   573,986   $  525,119  $   480,412


                                        2004         2005         2006         2007         2008
REVENUE
 Gross Potential                      $1,674,484   $1,716,346   $1,759,255   $1,803,236   $1,848,317
 Vacancy Loss                        -$  117,214  -$  120,144  -$  123,148  -$  126,227  -$  129,382
 Rent Concessions
 Other                                $   96,170   $   98,574   $  101,038   $  103,564   $  106,153
EFFECTIVE INCOME                      $1,653,440   $1,694,776   $1,737,145   $1,780,574   $1,825,088

EXPENSES:
 Management Fee                       $   66,138   $   67,791   $   69,486   $   71,223   $   73,004
 Other Admin                          $  149,912   $  153,659   $  157,501   $  161,438   $  165,474
   Subtotal Admin                     $  216,049   $  221,450   $  226,987   $  232,661   $  238,478

 Supplies                             $        -   $        -   $        -   $        -   $        -
 Utilities                            $   79,199   $   81,179   $   83,208   $   85,288   $   87,420
 Building Services                    $        -   $        -   $        -   $        -   $        -
 Other Operating                      $  107,484   $  110,171   $  112,925   $  115,748   $  118,642
  Subtotal Operating                  $  186,682   $  191,349   $  196,133   $  201,036   $  206,062

  Security                            $        -   $        -   $        -   $        -   $        -
  Grounds Maint                       $        -   $        -   $        -   $        -   $        -
  Maint-Repairs                       $   79,199   $   81,179   $   83,208   $   85,288   $   87,420
  Painting/Decorating                 $        -   $        -   $        -   $        -   $        -
   Subtotal Maint.                    $   79,199   $   81,179   $   83,208   $   85,288   $   87,420

 R.E. Taxes                           $  232,807   $  238,627   $  244,593   $  250,708   $  256,976
 Insurance                            $    9,051   $    9,278   $    9,509   $    9,747      $ 9,991
 Other                                $        -   $        -   $        -   $        -          $ -
   Subtotal Taxes-insur               $  241,858   $  247,905   $  254,103   $  260,455   $  266,967

TOTAL EXPENSES                        $  723,789   $  741,883   $  760,430   $  779,441   $  798,927

NON-OPERATING EXPENSES
 Capital Improvements                 $   62,137   $   64,001   $   65,921   $   67,899   $   69,936
 Other

NET CASH FLOW                         $  867,514   $  888,891   $  910,794   $  933,234   $  956,225

P.V. Factor                               0.5066       0.4523       0.4039       0.3606       0.3220
P.V. Cash Flow                        $  439,510   $  402,089   $  367,854   $  336,534   $  307,879

SUM P.V.           $4,746,565
RESIDUAL           $2,894,062

TOTAL VALUE        $7,640,628

                                    SUMMARY
                              PONDS AT GEORGETOWN

------------------------------------------------------------------------------
PROPERTY:
------------------------------------------------------------------------------

                              Ponds at Georgetown
                               2511 Packard Road
                              Ann Arbor, Michigan

------------------------------------------------------------------------------


------------------------------------------------------------------------------
VALUE ESTIMATE:
------------------------------------------------------------------------------

Sales Comparison Approach                                   $7,000,0000

Income Approach:
     Direct Capitalization          $8,300,000
     DCF                            $7,650,000

------------------------------------------------------------------------------


------------------------------------------------------------------------------
FINAL VALUE:
------------------------------------------------------------------------------

                            $7,000,000 - $8,500,000

------------------------------------------------------------------------------

------------------------------------------------------------------------------

                            HIGHLAND PARK APARTMENTS

------------------------------------------------------------------------------

                                    [PHOTO]


                            HIGHLAND PARK APARTMENTS
                             2796 PRENDERGAST PLACE
                               REYNOLDSBURG, OHIO

OWNERSHIP
-------------------------------------------------------------------------------
Partnership Name              Capital Source LLP

-------------------------------------------------------------------------------


PROPERTY STATISTICS
-------------------------------------------------------------------------------
Land Plan             Garden style apartment buildings

        Land Area               20.83 Acres        Number of Units     252
        Density                 12.10 Units/Acre   Average Unit Size   907 Sq. Ft.
        Net Rentable Area     228,690 Sq. Ft.      Year Built         1988

-------------------------------------------------------------------------------


CONSTRUCTION TYPE
-------------------------------------------------------------------------------
         Wood frame, brick and vinyl siding, three levels

-------------------------------------------------------------------------------


UNIT FEATURES
-------------------------------------------------------------------------------
         Fireplace, gas heat, cable television, washer/dryer, range, dishwasher, patio or balcony

-------------------------------------------------------------------------------


PROJECT AMENITIES
-------------------------------------------------------------------------------
         Tennis courts, swimming pool

-------------------------------------------------------------------------------


VALUATION SUMMARY
-------------------------------------------------------------------------------

         Indicated Value           $9,500,000    -    $10,500,000
         Value per Sq. Ft. of NRA  $    41.54    -    $     45.91
         Value Per Unit            $   37,698    -    $    41,667

-------------------------------------------------------------------------------

                            SALES COMPARISON APPROACH
                                  HIGHLAND PARK


IMPROVED COMPARABLE SALES ANALYSIS

PHYSICAL CHARACTERISTICS
LOCATION - The subject is located with frontage along Tussing and Prendergast Road in a developing area along the I-70 corridor.

Comparable Sales B and D are fairly similar in location, however they do not benefit from the I-70 access, thus requiring an upward adjustment. Comparable Sales A and C are in a slightly more attractive neighborhood and would be adjusted down.

SIZE - Sale A is smaller than the subject and should be adjusted down while Sale B is much larger and should be adjusted up. Sales C and D need not be adjusted for size.

AGE - The Marshall Valuation Service Cost Manual reports that the typical economic life of apartment buildings such as the subject is 45 years which indicates a 2.22% per year depreciation rate. Using this as a guideline, we have adjusted the comparable sales, vis-a-vis the subject based on this relationship. However, because the reported selling price of the comparable property included land, which does not depreciate we have tempered this 2.22 % factor downward. Newer structures have been adjusted downward at a 1.0% per year rate while older buildings have been adjusted upward.

QUALITY - Quality adjustments are somewhat subjective but are based on the differences in cost between different types of construction. The subject buildings are well constructed and the quality of construction could be considered average/fair. Sales A and D appear to be of equal quality while Sale B is of inferior quality and should be adjusted upward. Sale C is slightly superior to the subject and should be adjusted downward.

CONDITION - The physical condition is an adjustment that is made in addition to the adjustment for age. The subject appeared to be in average to good condition as are the comparable Sales A, C and D. No adjustment is warranted. Sale B, however, was in very poor condition and required substantial renovations. It should be adjusted upward.

AMENITIES - The subject has fireplaces in each unit and offers tennis courts. Sales A and C, although they do not have fireplaces, each has lake views. No adjustments are warranted. Sales B and D have standard amenities but lack the fireplaces of the subject. Upward adjustments should be made.

A summary of these adjustments is presented on the following page in the adjustment grid found on that page.

                             HIGHLAND PARK APARTMENTS
                          IMPROVED SALES ADJUSTMENT GRID

                                   SUBJECT
Land Value/sq. ft.                   $1.39          SALE A           SALE B              SALE C             SALE D
Sale Date:                                            Nov-98           Apr-98              Sep-98             Sep-98
Net Rentable Area                  228,690           105,580          585,120             265,804            257,280
Land Area - acre                        21                12               50                  25                 21
Lnd/Bld Ratio:                        7.93              9.87             9.31                8.18               9.09
Stories:                                 2                 2              2.5                   2                2.5
Age:                                     8                 1               27                   1                 23
Units                                  252               136              770                 256                238
Price:                                            $6,210,000      $19,150,000         $14,425,000         $7,020,000
Price / Ft. - NRA                                 $    58.82      $     32.73         $     54.27         $    27.29
Price / Unit                                      $   45,662      $    24,870         $    56,348         $   29,496
GIM
OAR:
REAL PROPERTY RIGHTS
 Adjustment                                       $     0.00      $      0.00         $      0.00         $     0.00
 Adjusted Price*                                  $    58.82      $     32.73         $     54.27         $    27.29
FINANCING                                             Market           Market              Market             Market
 Adjustment                                       $     0.00      $      0.00         $      0.00         $     0.00
 Adjusted Price
CONDITIONS OF SALE                              Arm's Length     Arm's Length        Arm's Length       Arm's Length
 Adjustment                                       $     0.00      $      0.00         $      0.00         $     0.00
 Adjusted Price**                                 $    58.82      $     32.73         $     54.27         $    27.29
MARKET CONDITIONS                                    Similar          Similar             Similar            Similar
 Adjustment                                       $     0.00            $0.00               $0.00         $     0.00
 Adjusted Price***                                $    58.82      $     32.73         $     54.27         $    27.29
PHYSICAL CHARACTERISTICS
     Location                                         -                 +                   -                 +
     Size                                             -                 ++                  o                 o
     Age                                              -                 ++                  -                 ++
     Quality                                          o                 +                   -                 o
     Condt.                                           o                 +                   o                 o
     Amenities                                        o                 +                   o                 +
     Other
     Composite Adjustment
Adjustment                                           ---              +++++                ---               ++++


*   Sale price further adjusted for property rights conveyed
** Sale price further adjusted for financing and conditions of sale *** Sale price further adjusted for market conditions

                                 INCOME APPROACH
                                  HIGHLAND PARK


Both the direct capitalization technique and the discounted cash flow techniques were used in this appraisal.

One of the basic elements in both of these appraisal techniques is the estimate of the proper capitalization or discount rate to use in the calculations. As stated in the introduction section of this report, we have used market surveys as the basis for our opinion as to the proper rate to use. In addition to the surveys, the actual capitalization rates from the comparable improved sales used in the sales comparison approach were analyzed in an attempt to adjust the market surveys to more accurately define the rate applicable to the subject. Finally, the specifics of each property were taken into consideration, e.g. location, past financial strength and estimates of potential economic strength and rental demand in the subject's area.

The second element, revenue and expense estimates, are based primarily on historical financial information provided by the managing partner. These figures were analyzed and compared to market surveys and adjusted only if dramatically different from the surveys. In addition, market based management fees were used rather than the actual so that the income would more closely reflect typical market expectations.

The general Columbus apartment market is showing signs of softening with vacancy rates climbing. Some of this softness is due to the recent strong construction pace for multifamily units and the strong single family housing market which competes with the apartment market. The subject financial statements reflect this weakening market.

Revenue has been increasing at a modest 2% compound rate over the past four years, but expenses have been escalating at a more rapid 9%. As a result, a capitalization and discount rate that is at a slightly higher than the national and regional average was used in this analysis. The historical gross revenue and expense trend is extended in our model at a slightly moderated level for we feel that rental rate increases in the future will continue to increase at a moderate 2.5% - 3.0% level and the expenses incurred by the subject will probably only increase at slightly higher than the rate of inflation, 3.5% now that the abnormally high maintenance expenses are in the past. The terminal capitalization rate is standard or slightly higher than normal for the Columbus area but in line with the national average.

HIGHLAND PARK
Historical Financial statement
Year Ending Decamber 31

                                        1998 anl       %       1997 act       %         1996         %
RECEIPTS:
 Rental Income                         $1,760,936    108%     $1,746,774    108%     $1,662,082     105%
 Vacancy Loss                         -$  145,537     -9%    -$  150,927     -9%    -$  106,870      -7%
 Rent Concessions                      $        -      0%     $        -      0%     $        -       0%
 Model Apt.                            $        -      0%     $        -      0%     $        -       0%
TOTAL RENTAL INCOME                    $1,615,399     99%     $1,595,847     99%     $1,555,212      99%

Other Income                           $   17,890      1%     $   15,776      1%     $   23,415       1%

TOTAL RECEIPTS                         $1,633,289    100%     $1,611,623    100%     $1,578,627     100%

EXPENSES:

 Management Fee                        $   81,992             $   73,600             $   79,500
 Other Admin                           $  139,263             $  110,606             $   97,604
   Subtotal Admin                      $  221,255   13.5%     $  184,206   11.4%     $  177,104    11.2%

 Supplies                              $        -             $        -
 Utilities                             $   86,299             $   77,897             $   81,183
 Building Services                     $        -             $        -
 Other Operating                       $   30,111             $   23,914             $   21,104
  Subtotal Operating                   $  116,410      7%     $  101,811      6%     $  102,287       6%

  Security                             $        -             $        -
  Grounds Maint                        $  112,915             $   89,680             $   79,138
  Maint-Repairs                        $   67,750             $   53,808             $   47,483
  Painting/Decorating                  $   26,248             $   20,925             $   18,466
   Subtotal Maint.                     $  206,913     13%     $  164,413     10%     $  145,087       9%

 R.E. Taxes                            $  125,050             $  115,492             $  109,700
 Insurance                             $   22,723             $   12,996             $   16,405
 Other
   Subtotal Taxes-insur                $  147,773      9%     $  128,488      8%     $  126,105       8%

TOTAL EXPENSES                         $  692,351     42%     $  578,918     36%     $  550,583      35%

NET OPERATING INCOME                   $  940,937     58%     $1,032,705     64%     $1,028,044      65%


                                  1995            %         1994          %
RECEIPTS:
 Rental Income                     $1,594,090    103%     $1,562,782     103%
 Vacancy Loss                     -$   64,133     -4%    -$   57,349      -4%
 Rent Concessions                  $        -      0%     $        -       0%
 Model Apt.                        $        -      0%     $        -       0%
TOTAL RENTAL INCOME                $1,529,957     99%     $1,505,433     100%

Other Income                            10342      1%     $    5,541       0%

TOTAL RECEIPTS                     $1,540,299    100%     $1,510,974     100%

EXPENSES:

 Management Fee                    $   78,176             $   76,103
 Other Admin                       $   96,760             $   82,812
   Subtotal Admin                  $  174,936   11.4%     $  158,915    10.5%

 Supplies
 Utilities                         $   59,825             $   58,893
 Building Services
 Other Operating                   $   20,921             $   17,905
  Subtotal Operating               $   80,746      5%     $   76,798       5%

  Security
  Grounds Maint                    $   78,454             $   67,145
  Maint-Repairs                    $   47,073             $   40,287
  Painting/Decorating              $   18,306             $   15,667
   Subtotal Maint.                 $  143,833      9%     $  123,099       8%

 R.E. Taxes                        $  118,172             $  112,853
 Insurance                         $   12,110             $   14,144
 Other
   Subtotal Taxes-insur            $  130,282      8%     $  126,997       8%

TOTAL EXPENSES                     $  529,797     34%     $  485,809      32%

NET OPERATING INCOME               $1,010,502     66%     $1,025,165      68%


                                  HIGHLAND PARK
                              DIRECT CAPITALIZATION



-------------------------------------------------------------------------------
PROPERTY:
-------------------------------------------------------------------------------

                                  Highland Park
                             2796 Prendergast Place
                               Reynoldsburg, Ohio

-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
DIRECT CAPITALIZATION:
-------------------------------------------------------------------------------

       Number of Units                                                  252

       Revenue @ 555 per Unit                                    $1,678,320
       Expenses @ 2.80 per Sq. Ft.                                  640,330
                                                                 ----------
       Net Income                                                 1,037,990

       Replacement Reserves @                 $400                  100,800
                                                                 ----------
       Net Operating Income (NOI)                                  $937,190

       Cap Rate @                             9.5%               $9,865,157

-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
ESTIMATED VALUE:
-------------------------------------------------------------------------------

                                  $9,900,000

-------------------------------------------------------------------------------

HIGHLAND PARK APARTMENTS
Cash Flow Analysis
31-Dec-98

                                     1999          2000         2001         2002         2003         2004
REVENUE
 Gross Potential                 $ 1,805,000   $1,850,125   $1,896,378   $1,943,788   $1,992,382   $2,042,192
 Vacancy Loss                   -$   144,400  -$  148,010  -$  151,710  -$  155,503  -$  159,391  -$  163,375
 Rent Concessions                $       -
 Other                           $    20,000   $   20,700   $   21,425   $   22,174   $   22,950   $   23,754
EFFECTIVE INCOME                 $ 1,680,600   $1,722,815   $1,766,092   $1,810,459   $1,855,942   $1,902,570

EXPENSES:
 Management Fee                  $    67,224   $   68,913   $   70,644   $   72,418   $   74,238   $   76,103
 Other Admin                     $   113,400   $   26,460   $   26,460   $   26,460   $   26,460   $   26,460
   Subtotal Admin                $   180,624   $   95,372   $   97,103   $   98,878   $  100,697   $  102,562

 Supplies                        $         -   $        -   $        -   $        -   $        -   $        -
 Utilities                       $   110,000   $  113,850   $  117,835   $  121,959   $  126,228   $  130,645
 Building Services               $         -   $        -   $        -   $        -   $        -   $        -
 Other Operating                 $    23,700   $   24,530   $   25,388   $   26,277   $   27,196   $   28,148
  Subtotal Operating             $   133,700   $  138,380   $  143,223   $  148,236   $  153,424   $  158,794

  Security                       $       -     $        -   $        -   $        -   $        -   $        -
  Grounds Maint                  $    90,040   $   93,191   $   96,453   $   99,829   $  103,323   $  106,939
  Maint-Repairs                  $    54,650   $   56,563   $   58,542   $   60,591   $   62,712   $   64,907
  Painting/Decorating            $    23,500   $   24,323   $   25,174   $   26,055   $   26,967   $   27,911
   Subtotal Maint.               $   168,190   $  174,077   $  180,169   $  186,475   $  193,002   $  199,757

 R.E. Taxes                      $   120,000   $  124,200   $  128,547   $  133,046   $  137,703   $  142,522
 Insurance                       $    20,500   $   21,218   $   21,960   $   22,729   $   23,524   $   24,348
 Other                           $         -   $        -   $        -   $        -   $        -   $        -
   Subtotal Taxes-insur          $   140,500   $  145,418   $  150,507   $  155,775   $  161,227   $  166,870

TOTAL EXPENSES                   $   623,014   $  553,246   $  571,003   $  589,364   $  608,350   $  627,983

NON-OPERATING EXPENSES
 Capital Improvements            $   100,800   $  103,824   $  106,939   $  110,147   $  113,451   $  116,855
 Other                           $         -

NET CASH FLOW                    $   956,786   $1,065,745   $1,088,151   $1,110,948   $1,134,141   $1,157,732

P.V. Factor                           0.8949       0.8008       0.7166       0.6412       0.5738       0.5135
P.V. Cash Flow                   $   856,184   $  853,411   $  779,734   $  712,367   $  650,773   $  594,460

                                     2005            2006           2007         2008
REVENUE
 Gross Potential                  $2,093,247     $2,145,578     $2,199,217     $2,254,198
 Vacancy Loss                    -$  167,460    -$  171,646    -$  175,937    -$  180,336
 Rent Concessions
 Other                            $   24,585     $   25,446     $   26,336     $   27,258
EFFECTIVE INCOME                  $1,950,372     $1,999,377     $2,049,616     $2,101,120

EXPENSES:
 Management Fee                   $   78,015     $   79,975     $   81,985     $   84,045
 Other Admin                      $   26,460     $   26,460     $   26,460     $   26,460
   Subtotal Admin                 $  104,475     $  106,435     $  108,444     $  110,504

 Supplies                         $        -     $        -     $        -     $        -
 Utilities                        $  135,218     $  139,951     $  144,849     $  149,919
 Building Services                $        -     $        -     $        -     $        -
 Other Operating                  $   29,133     $   30,153     $   31,208     $   32,301
  Subtotal Operating              $  164,351     $  170,104     $  176,057     $  182,219

  Security                        $        -     $        -     $        -     $        -
  Grounds Maint                   $  110,682     $  114,556     $  118,565     $  122,715
  Maint-Repairs                   $   67,179     $   69,530     $   71,964     $   74,482
  Painting/Decorating             $   28,888     $   29,899     $   30,945     $   32,028
   Subtotal Maint.                $  206,748     $  213,985     $  221,474     $  229,226

 R.E. Taxes                       $  147,511     $  152,674     $  158,017     $  163,548
 Insurance                        $   25,200     $   26,082     $   26,995     $   27,939
 Other                            $        -     $        -     $        -     $        -
   Subtotal Taxes-insur           $  172,710     $  178,755     $  185,012     $  191,487

TOTAL EXPENSES                    $  648,285     $  669,278     $  690,987     $  713,437

NON-OPERATING EXPENSES
 Capital Improvements             $  120,360     $  123,971     $  127,690     $  131,521
 Other

NET CASH FLOW                     $1,181,727     $1,206,127     $1,230,938     $1,256,162

P.V. Factor                           0.4595         0.4112         0.3679         0.3292
P.V. Cash Flow                    $  542,981     $  495,922     $  452,906     $  413,590

SUM P.V.           $ 6,352,329
RESIDUAL           $ 3,792,926

TOTAL VALUE        $10,145,254

                                    SUMMARY
                                 HIGHLAND PARK


-------------------------------------------------------------------------------
PROPERTY:
-------------------------------------------------------------------------------

                                  Highland Park
                             2796 Prendergast Place
                               Reynoldsburg, Ohio

-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
VALUE ESTIMATE:
-------------------------------------------------------------------------------

       Sales Comparison Approach                                  $10,000,000

       Income Approach:
            Direct Capitalization           $ 9,900,000
            DCF                             $10,150,000

-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
FINAL VALUE:
-------------------------------------------------------------------------------

                                $9,500,000 - $10,500,000

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

                              FOX HOLLOW APARTMENTS

-------------------------------------------------------------------------------

                                    [PHOTO]



                              FOX HOLLOW APARTMENTS
                             177 WEST HARTLEY DRIVE
                           HIGH POINT, NORTH CAROLINA

OWNERSHIP
-------------------------------------------------------------------------------
Partnership Name            Capital Source LLP

-------------------------------------------------------------------------------


PROPERTY STATISTICS
-------------------------------------------------------------------------------
Land Plan              Two story garden style apartment buildings

Land Area              26.00 Acres        Number of Units     184
Density                 7.08 Units/Acre   Average Unit Siz    880 Sq. Ft.
Net Rentable Area    161,712 Sq. Ft.      Year Built         1987

-------------------------------------------------------------------------------


CONSTRUCTION TYPE
-------------------------------------------------------------------------------
          Aluminum siding

-------------------------------------------------------------------------------


UNIT FEATURES
-------------------------------------------------------------------------------
          Cable ready, air conditioning, dishwasher, microwave oven, disposal, balcony or patio, fireplace, washer/dryer

-------------------------------------------------------------------------------


PROJECT AMENITIES
-------------------------------------------------------------------------------
          Swimming pool, fitness center, tennis courts, clubhouse, courtyard area, paid utilities, storage

-------------------------------------------------------------------------------


VALUATION SUMMARY
-------------------------------------------------------------------------------

             Indicated Value           $7,150,000     -    $8,300,000
             Value per Sq. Ft. of NRA      $44.21     -        $51.33
             Value Per Unit               $38,859     -       $45,109

-------------------------------------------------------------------------------

                            SALES COMPARISON APPROACH
                                   FOX HOLLOW


IMPROVED COMPARABLE SALES ANALYSIS

PHYSICAL CHARACTERISTICS
LOCATION - The subject is located three miles north of downtown High Point with good access to Hwy 311, North Main Street. It is situated on 26 acres of land with frontage along Hartley Avenue

Comparable Sales A, B, 1 and 3 are all in the subject's area and are not adjusted for location differences.

SIZE - All of the comparable sales are about the same size as the subject and thus no adjustments were necessary.

AGE - The Marshall Valuation Service Cost Manual reports that the typical economic life of apartment buildings such as the subject is 45 years which indicates a 2.22% per year depreciation rate. Using this as a guideline, we have adjusted the comparable sales, vis-a-vis the subject based on this relationship. However, because the reported selling price of the comparable property included land, which does not depreciate we have tempered this 2.22% factor downward. Newer structures have been adjusted downward at a 1.0% per year rate while older buildings have been adjusted upward.

QUALITY - Quality adjustments are somewhat subjective but are based on the differences in cost between different types of construction. Based on the information provided, quality adjustments should be made to comparable Sales A, B and 1 which are of a higher quality of construction.

CONDITION - The physical condition is an adjustment that is made in addition to the adjustment for age. The subject appeared to be in average to good condition as are all three of the comparable sales. No adjustment is warranted.

AMENITIES - The subject has fireplaces in each unit and offers tennis courts and other outdoor features. All of the comparable sales had similar amenities and adjustments are not required.

A summary of these adjustments is presented on the following page in the adjustment grid found on that page.

                                  FOX HOLLOW
                       IMPROVED SALES ADJUSTMENT GRID

                                  SUBJECT
Land Value/sq. ft.               $   1.00         SALE A              SALE B             SALE 1              SALE 3
Sale Date:                                           Sep-97             Oct-97              Mar-96             Mar-97
Net Rentable Area                 161,712           204,360            207,600             244,750            233,728
Land Area - acre                                         13                 14
Lnd/Bld Ratio:                       0.00              8.49               8.51                0.00               0.00
Stories:                                2                 3                  3                   2                  3
Age:                                   10                10                  1                   7                  4
Units                                 184               240                240                 244                256
Price:                                          $12,750,000        $12,750,000         $13,450,000        $14,050,000
Price / Ft. - NRA                               $     62.39        $     61.42         $     54.95        $     60.11
Price / Unit                                    $    53,125        $    53,125         $    55,123        $    54,883
GIM                                                    7.08               7.20                7.17               6.89
OAR:                                                 11.44%              9.22%               8.66%              8.90%
REAL PROPERTY RIGHTS                             Fee Simple         Fee Simple          Fee Simple         Fee Simple
 Adjustment                                     $      0.00        $      0.00         $      0.00        $      0.00
 Adjusted Price*                                $     62.39        $     61.42         $     54.95        $     60.11
FINANCING                                            Market             Market              Market             Market
 Adjustment                                     $      0.00        $      0.00         $      0.00        $      0.00
 Adjusted Price
CONDITIONS OF SALE                             Arm's Length       Arm's Length        Arm's Length       Arm's Length
 Adjustment                                     $      0.00        $      0.00         $      0.00        $      0.00
 Adjusted Price**                               $     62.39        $     61.42         $     54.95        $     60.11
MARKET CONDITIONS                                   Similar      0%    Similar       0%    Similar      0%    Similar
 Adjustment                                     $      0.00        $      0.00         $      0.00        $      0.00
 Adjusted Price***                              $     62.39        $     61.42         $     54.95        $     60.11
PHYSICAL CHARACTERISTICS
     Location                                        o                  o                   o                  o
     Size                                            o                  o                   o                  o
     Age                                             o                  -                   o                  -
     Quality                                        --                  -                   -                  o
     Condt.                                          o                  o                   o                  o
     Ammenities                                      o                  o                   o                  o
Adjustment                                          --                  --                  -                  -


*   Sale price further adjusted for property rights conveyed
** Sale price further adjusted for financing and conditions of sale *** Sale price further adjusted for market conditions

                                 INCOME APPROACH
                                   FOX HOLLOW


Both the direct capitalization technique and the discounted cash flow techniques were used in this appraisal.

One of the basic elements in both of these appraisal techniques is the estimate of the proper capitalization or discount rate to use in the calculations. As stated in the introduction section of this report, we have used market surveys as the basis for our opinion as to the proper rate to use. In addition to the surveys, the actual capitalization rates from the comparable improved sales used in the sales comparison approach were analyzed in an attempt to adjust the market surveys to more accurately define the rate applicable to the subject. Finally, the specifics of each property were taken into consideration, e.g. location, past financial strength and estimates of potential economic strength and rental demand in the subject's area.

The second element, revenue and expense estimates, are based primarily on historical financial information provided by the managing partner. These figures were analyzed and compared to market surveys and adjusted only if dramatically different from the surveys. In addition, market based management fees were used rather than the actual so that the income would more closely reflect typical market expectations.

A review of the subject's recent financial statements indicates a relatively stable increase in rental rates and a trend to bring operating costs under control. Its location in the Greensboro/Winston-Salem "Piedmont Triad" is of some concern for it is reported that the multifamily sector has become moderately oversupplies, as is evidenced by the flattening of rents over the past 12 - 18 months. Therefore we have used a modest 3.0% rental increase in our model along with a slightly above average 11.75 % discount rate which reflects the uncertainty of the market's future in this area. The terminal capitalization rate is normal for the area but slightly higher than the national average. Expenses are projected to grow at a normal 3% growth rate.

FOX HOLLOW
Historical Financial statement
Year Ending December 31

                                            1998 Anl       %        1997 act        %          1996         %
RECEIPTS:
 Rental Income                             $ 1,319,230    102%     $ 1,308,230     102%     $ 1,285,085    101%
 Vacancy Loss                             -$   136,553    -11%    -$   115,607      -9%    -$   114,771     -9%
 Rent Concessions                          $     -          0%     $     -           0%     $     -          0%
 Model Apt.                                $     -          0%     $     -           0%     $     -          0%
TOTAL RENTAL INCOME                        $ 1,182,677     92%     $ 1,192,623      93%     $ 1,170,314     92%

Other Income                               $   108,157      8%     $    93,173       7%     $   107,796      8%

TOTAL RECEIPTS                             $ 1,290,834    100%     $ 1,285,796     100%     $ 1,278,110    100%

EXPENSES:

 Management Fee                            $    56,784             $    58,861              $    56,235
 Other Admin                               $    72,636             $    72,431              $    71,775
   Subtotal  Admin                         $   129,420   10.0%     $   131,292    10.2%     $   128,010   10.0%

 Supplies
 Utilities                                 $    81,373             $    76,193              $    70,488
 Building Services                                                 $     -
 Other Operating                           $   142,115             $   141,713              $   140,431
  Subtotal Operating                       $   223,488     17%     $   217,906      17%     $   210,919     17%

  Security                                 $     -                 $     -
  Grounds Maint                            $     -                 $     -
  Maint-Repairs                            $   101,059             $   100,773              $    99,863
  Painting/Decorating                      $     -                 $     -
   Subtotal Maint.                         $   101,059      8%     $   100,773       8%     $    99,863      8%

 R.E. Taxes                                $    89,387             $    86,702              $    73,766
 Insurance                                 $    12,134             $    14,160              $    14,328
 Other                                     $       749             $     -
   Subtotal Taxes-insur                    $   102,269      8%     $   100,862       8%     $    88,094      7%

TOTAL EXPENSES                             $   556,237     43%     $   550,833      43%     $   526,886     41%

NET OPERATING INCOME                       $   734,597     57%     $   734,963      57%     $   751,224     59%


                                                 1995       %          1994         %
RECEIPTS:
 Rental Income                             $ 1,257,020    105%     $ 1,209,700     106%
 Vacancy Loss                             -$   120,666    -10%    -$    86,961      -8%
 Rent Concessions                          $     -          0%     $     -           0%
 Model Apt.                                $     -          0%     $     -           0%
TOTAL RENTAL INCOME                        $ 1,136,354     95%     $ 1,122,739      98%

Other Income                               $    58,717      5%     $    21,249       2%

TOTAL RECEIPTS                             $ 1,195,071    100%     $ 1,143,988     100%

EXPENSES:

 Management Fee                            $    56,121             $    58,124
 Other Admin                               $    66,896             $    63,188
   Subtotal  Admin                         $   123,017   10.3%     $   121,312    10.6%

 Supplies
 Utilities                                 $    60,146             $    57,376
 Building Services
 Other Operating                           $   130,884             $   123,630
  Subtotal Operating                       $   191,030     16%     $   181,006      16%

  Security
  Grounds Maint
  Maint-Repairs                            $    93,074             $    87,914
  Painting/Decorating
   Subtotal Maint.                         $    93,074      8%     $    87,914       8%

 R.E. Taxes                                $    91,249             $    49,197
 Insurance                                 $     7,387             $    10,033
 Other
   Subtotal Taxes-insur                    $    98,636      8%     $    59,230       5%

TOTAL EXPENSES                             $   505,757     42%     $   449,462      39%

NET OPERATING INCOME                       $   689,314     58%     $   694,526      61%


                                      FOX HOLLOW
                                 DIRECT CAPITALIZATION


-------------------------------------------------------------------------------
PROPERTY:
-------------------------------------------------------------------------------

                                       Fox Hollow
                                 177 West Hartley Drive
                               High Point, North Carolina

-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
DIRECT CAPITALIZATION:
-------------------------------------------------------------------------------

Number of Units                                                         184

Revenue @ $615 per Unit                                          $1,357,920
Expenses @ $3.63 per Sq. Ft.                                        587,015
                                                                 ----------
Net Income                                                          770,905

Replacement Reserves @                       $ 400                   73,600
                                                                 ----------
Net Operating Income (NOI)                                       $  697,305

Cap Rate @                                    9.75%              $7,151,846

-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
ESTIMATED VALUE:
-------------------------------------------------------------------------------

                                       $7,150,000

-------------------------------------------------------------------------------

FOX HOLLOW APARTMENTS
Cash Flow Analysis
  31-Dec-98

                                         1999          2000          2001          2002          2003
REVENUE
 Gross Potential                      $ 1,360,000   $ 1,400,800   $ 1,442,824   $ 1,486,109   $ 1,530,692
 Vacancy Loss                        -$   136,000  -$   140,080  -$   144,282  -$   148,611  -$   153,069
 Rent Concessions                     $     -
 Other                                $    90,000   $    92,700   $    95,481   $    98,345   $   101,296
EFFECTIVE INCOME                      $ 1,314,000   $ 1,353,420   $ 1,394,023   $ 1,435,843   $ 1,478,919

EXPENSES:
 Management Fee                       $    52,560   $    54,137   $    55,761   $    57,434   $    59,157
 Other Admin                          $    69,325   $    71,405   $    73,547   $    75,753   $    78,026
   Subtotal  Admin                    $   121,885   $   125,542   $   129,308   $   133,187   $   137,183

 Supplies                             $     -       $     -       $     -       $     -       $     -
 Utilities                            $    83,815   $    86,329   $    88,919   $    91,587   $    94,335
 Building Services                    $     -       $     -       $     -       $     -       $     -
 Other Operating                      $   135,000   $   139,050   $   143,222   $   147,518   $   151,944
  Subtotal Operating                  $   218,815   $   225,379   $   232,141   $   239,105   $   246,278

  Security                            $     -       $     -       $     -       $     -       $     -
  Grounds Maint                       $     -       $     -       $     -       $     -       $     -
  Maint-Repairs                       $    96,000   $    98,880   $   101,846   $   104,902   $   108,049
  Painting/Decorating                 $     -       $     -       $     -       $     -       $     -
   Subtotal Maint.                    $    96,000   $    98,880   $   101,846   $   104,902   $   108,049

 R.E. Taxes                           $    90,000   $    92,700   $    95,481   $    98,345   $   101,296
 Insurance                            $    14,000   $    14,420   $    14,853   $    15,298   $    15,757
 Other                                $     -       $     -       $     -       $     -       $     -
   Subtotal Taxes-insur               $   104,000   $   107,120   $   110,334   $   113,644   $   117,053

TOTAL EXPENSES                        $   540,700   $   556,921   $   573,629   $   590,837   $   608,563

NON-OPERATING EXPENSES
 Capital Improvements                 $    73,600   $    75,808   $    78,082   $    80,425   $    82,837
 Other                                $     -

NET CASH FLOW                         $   699,700   $   720,691   $   742,312   $   764,581   $   787,519

P.V. Factor                                0.8949        0.8008        0.7166        0.6412        0.5738
P.V. Cash Flow                        $   626,130   $   720,691   $   742,312   $  787,519    $    93,234

                                          2004          2005           2006           2007          2008
REVENUE
 Gross Potential                       $ 1,576,613   $ 1,623,911    $ 1,672,628   $ 1,722,807   $ 1,774,492
 Vacancy Loss                         -$   157,661  -$   162,391   -$   167,263  -$   172,281  -$   177,449
 Rent Concessions
 Other                                 $   104,335   $   107,465    $   110,689   $   114,009   $   117,430
EFFECTIVE INCOME                       $ 1,523,286   $ 1,568,985    $ 1,616,054   $ 1,664,536   $ 1,714,472

EXPENSES:
 Management Fee                        $    60,931   $    62,759    $    64,642   $    66,581   $    68,579
 Other Admin                           $    80,367   $    82,778    $    85,261   $    87,819   $    90,453
   Subtotal  Admin                     $   141,298   $   145,537    $   149,903   $   154,400   $   159,032

 Supplies                              $     -       $     -        $     -       $     -       $     -
 Utilities                             $    97,165   $   100,079    $   103,082   $   106,174   $   109,360
 Building Services                     $     -       $     -        $     -       $     -       $     -
 Other Operating                       $   156,502   $   161,197    $   166,033   $   171,014   $   176,144
  Subtotal Operating                   $   253,667   $   261,277    $   269,115   $   277,188   $   285,504

  Security                             $     -       $     -        $     -       $     -       $     -
  Grounds Maint                        $     -       $     -        $     -       $     -       $     -
  Maint-Repairs                        $   111,290   $   114,629    $   118,068   $   121,610   $   125,258
  Painting/Decorating                  $     -       $     -        $     -       $     -       $     -
   Subtotal Maint.                     $   111,290   $   114,629    $   118,068   $   121,610   $   125,258

 R.E. Taxes                            $   104,335   $   107,465    $   110,689   $   114,009   $   117,430
 Insurance                             $    16,230   $    16,717    $    17,218   $    17,735   $    18,267
 Other                                 $     -       $     -        $     -       $     -       $     -
   Subtotal Taxes-insur                $   120,565   $   124,181    $   127,907   $   131,744   $   135,696

TOTAL EXPENSES                         $   626,819   $   645,624    $   664,993   $   684,943   $   705,491

NON-OPERATING EXPENSES
 Capital Improvements                  $    85,323   $    87,882    $    90,519   $    93,234   $    96,031
 Other

NET CASH FLOW                          $   811,144   $   835,478    $   860,543   $   886,359   $   912,950


P.V. Factor                                 0.5135        0.4595         0.4112        0.3879        0.3292
P.V. Cash Flow                         $   416,498   $   383,886    $   353,828   $   326,123   $   300,588

SUM P.V.              $ 4,458,222
RESIDUAL              $ 2,690,978

TOTAL VALUE           $ 7,149,200


                              SUMMARY
                            FOX HOLLOW


-------------------------------------------------------------------------------
PROPERTY:
-------------------------------------------------------------------------------

                                       Fox Hollow
                                 177 West Hartley Drive
                               High Point, North Carolina

-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
VALUE ESTIMATE:
-------------------------------------------------------------------------------

Sales Comparison Approach                                         $8,300,000

Income Approach:
     Direct Capitalization                $7,150,000
     DCF                                  $7,150,000

-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
FINAL VALUE:
-------------------------------------------------------------------------------

                                 $7,150,000 - $8,300,000

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

                           CRANE'S LANDING APARTMENTS

-------------------------------------------------------------------------------

                                     [PHOTO]


                                 CRANE'S LANDING
                               3440 GOLDENROD ROAD
                              WINTER PARK, FLORIDA


OWNERSHIP
-------------------------------------------------------------------------------
Partnership Name              Capital Source LLP

-------------------------------------------------------------------------------


PROPERTY STATISTICS
-------------------------------------------------------------------------------
Land Plan           Two and three-story walk up apartments

Land Area             14.00 Acres         Number of Units       252
Density               18.00 Units/Acre    Average Unit Size     797 Sq. Ft.
Net Rentable Area   200,824 Sq. Ft.       Year Built           1990

-------------------------------------------------------------------------------


CONSTRUCTION TYPE
-------------------------------------------------------------------------------
              Wood frame, stucco

-------------------------------------------------------------------------------


UNIT FEATURES
-------------------------------------------------------------------------------
              Air conditioning, deluxe bedrooms, washer/dryer, vaulted ceilings in upper units, dishwasher, disposal, electric stove, double security door locks, sliding glass patio doors, ceiling fan in living room, carpeting

-------------------------------------------------------------------------------


PROJECT AMENITIES
-------------------------------------------------------------------------------
          Two swimming pools, clubhouse, exercise room, pool table, jacuzzi, lighted tennis court, sand volleyball court, children's playground

-------------------------------------------------------------------------------


VALUATION SUMMARY
-------------------------------------------------------------------------------

               Indicated Value        $11,500,000    -    $12,500,000
               Value per Sq. Ft. NRA       $57.26    -         $62.24
               Value per Unit             $45,635    -        $49,603

-------------------------------------------------------------------------------

                            SALES COMPARISON APPROACH
                                 CRANE'S LANDING


IMPROVED COMPARABLE SALES ANALYSIS

PHYSICAL CHARACTERISTICS
LOCATION - The subject is located approximately five miles northeast of Orlando's central business district in the proximity of the Florida 417 toll road which is a short distance to the east. It is in a neighborhood of numerous multi-family apartment complexes just south of the major intersection of Goldenrod Road, Highway 551, and University Blvd. Access to the downtown area is fair using the toll road.

Comparable Sale A is located in a slightly better neighborhood and should be adjusted down. The other two comparable sales are judged to be in neighborhoods that are similar to the subject.

SIZE - All of the comparable sales are larger than the subject and thus upward adjustments would be necessary.

AGE - The Marshall Valuation Service Cost Manual reports that the typical economic life of apartment buildings such as the subject is 45 years which indicates a 2.22% per year depreciation rate. Using this as a guideline, we have adjusted the comparable sales, vis-a-vis the subject based on this relationship. However, because the reported selling price of the comparable property included land, which does not depreciate we have tempered this 2.22% factor downward. Newer structures have been adjusted downward at a 1.0% per year rate while older buildings have been adjusted upward.

QUALITY - Quality adjustments are somewhat subjective but are based on the differences in cost between different types of construction. The subject buildings are of average quality construction as is comparable Sale C. Sales A and 1, however, are judged to be of slightly superior quality with masonry exterior walls and should be adjusted downward.

CONDITION - The physical condition is an adjustment that is made in addition to the adjustment for age. The subject appeared to be in average to good condition as are comparable Sales A and 1. No adjustment is required. Sale C, however, required substantial renovation at the time of the sale and should be adjusted up.

AMENITIES - The subject has interior features that are relatively common in the Orlando area. Its common amenities are also rather common and similar to the comparable sales.

A summary of these adjustments is presented on the following page in the adjustment grid found on that page.

                                  CRANE'S LANDING
                           IMPROVED SALES ADJUSTMENT GRID

                                   SUBJECT
Land Value/Sq. Ft.                  $ 1.00                   SALE A                     SALE C                     SALE 1
Sale Date:                                                     Dec-97                     Mar-97                     Apr-97
Net Rentable Area                  200,824                    309,219                    342,702                    270,000
Land Area - acre                        18                        243                         30                         20
Lnd/Bld Ratio:                        9.60                      85.68                      11.52                       9.73
Stories:                               2.5                        2.5                          3                          3
Age:                                     7                          6                         11                          7
Units                                  252                        338                        396                        308
Price:                                                   $ 20,736,000               $ 16,200,000               $ 16,000,000
Price / Ft. - NRA                                        $      67.06               $      47.27               $      59.26
Price / Unit                                             $     61,349               $     40,909               $     51,948
GIM                                                              6.86                       6.01
OAR:                                                            8.60%                      9.36%
REAL PROPERTY RIGHTS                                       Fee Simple                 Fee Simple                 Fee Simple
 Adjustment                                              $       0.00               $       0.00               $       0.00
 Adjusted Price*                                         $      67.06               $      47.27               $      59.26
FINANCING                                                      Market                     Market                     Market
 Adjustment                                                     $0.00               $       0.00               $       0.00
 Adjusted Price
CONDITIONS OF SALE                                       Arm's Length               Arm's Length               Arm's Length
 Adjustment                                              $       0.00               $       0.00               $       0.00
 Adjusted Price**                                        $      67.06               $      47.27               $      59.26
MARKET CONDITIONS                                             Similar                    Similar                    Similar
 Adjustment                                              $       0.00               $       0.00               $       0.00
 Adjusted Price***                                       $      67.06               $      47.27               $      59.26
PHYSICAL CHARACTERISTICS
     Location                                                  -                          o                          o
     Size                                                      +                          +                          +
     Age                                                       o                          o                          o
     Quality                                                   -                          o                          -
     Condt.                                                    o                          ++                         o
     Amenities                                                 o                          o                          o
Adjustment                                                     -                          ++                         o


*   Sale price further adjusted for property rights conveyed
** Sale price further adjusted for financing and conditions of sale *** Sale price further adjusted for market conditions

                                INCOME APPROACH
                                CRANE'S LANDING


Both the direct capitalization technique and the discounted cash flow techniques were used in this appraisal.

One of the basic elements in both of these appraisal techniques is the estimate of the proper capitalization or discount rate to use in the calculations. As stated in the introduction section of this report, we have used market surveys as the basis for our opinion as to the proper rate to use. In addition to the surveys, the actual capitalization rates from the comparable improved sales used in the sales comparison approach were analyzed in an attempt to adjust the market surveys to more accurately define the rate applicable to the subject. Finally, the specifics of each property were taken into consideration, e.g. location, past financial strength and estimates of potential economic strength and rental demand in the subject's area.

The second element, revenue and expense estimates, are based primarily on historical financial information provided by the managing partner. These figures were analyzed and compared to market surveys and adjusted only if dramatically different from the surveys. In addition, market based management fees were used rather than the actual so that the income would more closely reflect typical market expectations.

The Orlando area has witnessed a surge in apartment demand over the past two years which lead some to believe that the supply could quickly surpass the demands. However, the migration of residents from the Southeast and Eastern Seaboard to Orlando continues unabated. Vacancy rates have remained stable and rental rates are rising.

A review of the subject's recent financial statements reflects the strong market with a relatively stable increase in rental income, 4.0% compound rate over the past four years, although at a minimal 0.6% increase over the past year. Because of the optimistic outlook for the apartment market in the Orlando area, we have used a more optimistic 3% rental revenue growth along with a similar expense growth rate. The discount rate used is slightly above the nations average and reflects the guarded outlook for Orlando. The terminal cap rate is the standard 10% based on the market's 9.25% going-in cap rate.

CRANE'S LANDING
Historical Financial statement
Year Ending December 31

                             1998 anl       %        1997 act       %          1996         %          1995          %
RECEIPTS:
 Rental Income             $ 2,046,276     104%     $ 1,969,380     101%     $ 1,937,940     105%     $ 1,907,145     113%
 Vacancy Loss             -$   157,322      -8%    -$   113,078      -6%    -$   185,539     -10%    -$   312,771     -19%
 Rent Concessions          $     -           0%     $      -          0%     $     -           0%     $     -           0%
 Model Apt.                $     -           0%     $      -          0%     $     -           0%     $     -           0%
TOTAL RENTAL INCOME        $ 1,888,954      96%     $ 1,856,302      95%     $ 1,752,401      95%     $ 1,594,374      94%

Other Income               $    71,910       4%     $    92,221       5%     $    95,966       5%     $    93,807       6%

TOTAL RECEIPTS             $ 1,960,864     100%     $ 1,948,523     100%     $ 1,848,367     100%     $ 1,688,181     100%

EXPENSES:

 Management Fee            $    79,799              $    71,314              $    79,593               $   60,738
 Other Admin               $   244,591              $   233,976              $   212,201               $  206,765
   Subtotal  Admin         $   324,390     16.5%    $   305,290    15.7%     $   291,794    15.8%      $  267,503    15.8%

 Supplies                  $     -                  $      -
 Utilities                 $    58,977              $    64,902              $    68,152               $   63,766
 Building Services         $     -                  $      -
 Other Operating           $    31,248              $    29,893              $    27,111               $   26,416
  Subtotal Operating       $    90,225        5%    $    94,795       5%     $    95,263       5%      $   90,182       5%

  Security                 $    -                   $      -
  Grounds Maint            $    -                   $      -
  Maint-Repairs            $   109,951              $   105,179              $    95,394               $   92,948
  Painting/Decorating                                                        $     -
   Subtotal Maint.         $   109,951        6%    $   105,179       5%     $    95,394       5%      $   92,948       6%

 R.E. Taxes                $   191,323              $   189,565              $   176,228               $  179,982
 Insurance                 $    10,978              $    12,039              $    13,013               $   12,414
 Other
   Subtotal Taxes-insur    $   202,301       10%    $   201,604      10%     $   189,241      10%      $  192,396      11%

TOTAL EXPENSES             $   726,868       37%    $   706,868      36%     $   671,692      36%      $  643,029      38%

NET OPERATING INCOME       $ 1,233,996       63%    $ 1,241,655      64%     $ 1,176,675      64%      $ 1,045,152      62%


Sales Growth Rate                 0.6%                     5.4%                     9.5%                    0.8%
Expense Growth Rate               2.8%                     5.2%                     4.5%                   -1.2%
NOI Growth Rate                  -0.6%                     5.5%                    12.6%                    2.0%

                           1994          %
RECEIPTS:
 Rental Income          $ 1,893,450      113%
 Vacancy Loss          -$   300,357      -18%
 Rent Concessions       $      -           0%
 Model Apt.             $      -           0%
TOTAL RENTAL INCOME     $ 1,593,093       95%

Other Income            $    82,335        5%

TOTAL RECEIPTS          $ 1,675,428      100%

EXPENSES:

 Management Fee         $    67,760
 Other Admin            $   206,877
   Subtotal  Admin      $   274,637     16.4%

 Supplies
 Utilities              $    57,101
 Building Services
 Other Operating        $    26,430
  Subtotal Operating    $    83,531        5%

  Security
  Grounds Maint
  Maint-Repairs         $    93,018
  Painting/Decorating
   Subtotal Maint.      $    93,018        6%

 R.E. Taxes             $   188,087
 Insurance              $    11,292
 Other
   Subtotal Taxes-insur $   199,379       12%

TOTAL EXPENSES          $   650,565       39%

NET OPERATING INCOME    $ 1,024,863       61%

                                 CRANE'S LANDING
                              DIRECT CAPITALIZATION



-------------------------------------------------------------------------------
PROPERTY:
-------------------------------------------------------------------------------

                                 Crane's Landing
                               3440 Goldenrod Road
                              Winter Park, Florida

-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
DIRECT CAPITALIZATION:
-------------------------------------------------------------------------------

       Number of Units                                                   252

       Revenue @ $670 per Unit                                   $ 2,026,080
       Expenses @ $4.00 per Sq. Ft.                                  803,295
                                                                 -----------
       Net Income                                                  1,222,785

       Replacement Reserves @                  $400                  100,800
                                                                 -----------
       Net Operating Income (NOI)                                $ 1,121,985

       Cap Rate @                              9.25%             $12,129,570

-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
ESTIMATED VALUE:
-------------------------------------------------------------------------------

                                  $12,100,000

-------------------------------------------------------------------------------

CRANE'S LANDING APARTMENTS
Cash Flow Analysis
  31-Dec-98

                            1999          2000          2001         2002               2003         2004          2005
REVENUE
 Gross Potential         $ 2,025,522   $ 2,086,288   $ 2,148,876    $ 2,213,343   $ 2,279,743   $ 2,348,135    $ 2,418,579
 Vacancy Loss           -$     91,14  -$    93,88   -$     96,69   -$     99,60  -$   102,588  -$  105,666    -$   108,836
 Rent Concessions        $     -
 Other                   $    60,000   $  61,800     $    63,654    $    65,564   $    67,531   $  69,556      $    71,643
EFFECTIVE INCOME         $ 1,994,374   $ 2,054,205   $ 2,115,831    $ 2,179,306   $ 2,244,685   $ 2,312,026    $ 2,381,386

EXPENSE:
 Management Fee          $    79,775   $  82,168     $    84,633    $    87,172   $    89,787   $  92,481      $    95,255
 Other Admin             $   271,495   $  279,640    $   288,029    $   296,670   $   305,570   $  314,737     $   324,179
   Subtotal  Admin       $   351,270   $  361,808    $   372,662    $   383,842   $   395,357   $  407,218     $   419,435

 Supplies                $     -       $  -          $    -         $     -       $     -       $  -           $     -
 Utilities               $    60,000   $  61,800     $    63,654    $    65,564   $    67,531   $  69,556      $    71,643
 Building Services       $     -       $  -          $    -         $     -       $     -       $  -           $     -
 Other Operating         $    34,675   $  35,715     $    36,787    $    37,890   $    39,027   $  40,198      $    41,404
   Subtotal Operating    $    94,675   $  97,515     $   100,441    $   103,454   $   106,558   $  109,754     $   113,047

  Security               $     -       $  -          $    -         $     -       $     -       $  -           $     -
  Grounds Maint          $     -       $  -          $    -         $     -       $     -       $  -           $     -
  Maint-Repairs          $   121,900   $  125,557    $   129,324    $   133,203   $   137,200   $  141,316     $   145,555
  Painting/Decorating    $     -       $  -          $    -         $     -       $     -       $  -           $     -
   Subtotal Maint.       $   121,900   $  125,557    $   129,324    $   133,203   $   137,200   $  141,316     $   145,555
 R.E. Taxes              $   192,000   $  197,760    $   203,693    $   209,804   $   216,098   $  222,581     $   229,258
 Insurance               $    12,391   $  12,763     $    13,146    $    13,540   $    13,946   $  14,365      $    14,795
 Other                   $     -       $  -          $    -         $     -       $     -       $  -           $     -
   Subtotal Taxes-insur  $   204,391   $  210,523    $   216,838    $   223,344   $   230,044   $  236,945     $   244,053

TOTAL EXPENSES           $   772,236   $  795,403    $   819,265    $   843,843   $   869,158   $  895,233     $   922,090

NON-OPERATING EXPENSES
 Capital Improvements    $   100,800   $  103,824    $   106,939    $   110,147   $   113,451   $  116,855     $   120,360
 Other                   $     -

NET CASH FLOW            $ 1,121,338   $ 1,154,978   $ 1,189,627    $ 1,225,316   $ 1,262,075   $1,299,938    $ 1,338,936

P.V. Factor                   0.8929        0.7972        0.7118         0.6355        0.5674       0.5066         0.4523
P.V. Cash Flow           $ 1,001,194   $   920,741   $   846,753    $   778,710   $   716,135   $  658,589    $   605,667

                            2006         2007           2008
REVENUE
 Gross Potential         $ 2,491,137   $ 2,565,871   $ 2,642,847
 Vacancy Loss           -$   112,101  -$   115,464  -$   118,928
 Rent Concessions
 Other                   $    73,792   $    76,006   $    78,286
EFFECTIVE INCOME         $ 2,452,828   $ 2,526,413   $ 2,602,205

EXPENSE:
 Management Fee          $    98,113   $   101,057   $   104,088
 Other Admin             $   333,905   $   343,922   $   354,239
   Subtotal  Admin       $   432,018   $   444,978   $   458,328

 Supplies                $     -       $     -       $     -
 Utilities               $    73,792   $    76,006   $    78,286
 Building Services       $     -       $     -       $     -
 Other Operating         $    42,646   $    43,925   $    45,243
   Subtotal Operating    $   116,438   $   119,931   $   123,529

  Security               $     -       $     -       $     -
  Grounds Maint          $     -       $     -       $     -
  Maint-Repairs          $   149,922   $   154,419   $   159,052
  Painting/Decorating    $     -       $     -       $     -
   Subtotal Maint.       $   149,922   $   154,419   $   159,052

 R.E. Taxes              $   236,136   $   243,220   $   250,516
 Insurance               $    15,239   $    15,696   $    16,167
 Other                   $     -       $     -       $     -
   Subtotal Taxes-insur  $   251,375   $   258,916   $   266,684

TOTAL EXPENSES           $   949,753   $   978,245   $ 1,007,593

NON-OPERATING EXPENSES
 Capital Improvements    $   123,971   $   127,690   $   131,521
 Other

NET CASH FLOW            $ 1,379,104   $ 1,420,477   $ 1,463,091

P.V. Factor                   0.4039        0.3606        0.3220
P.V. Cash Flow           $   556,997   $   512,238   $   471,076

SUM P.V.     $ 7,068,101
RESIDUAL     $ 4,428,116

TOTAL VALUE  $11,496,218

                                    SUMMARY
                                CRANE'S LANDING


-------------------------------------------------------------------------------
PROPERTY:
-------------------------------------------------------------------------------

                                 Crane's Landing
                               3440 Goldenrod Road
                              Winter Park, Florida

-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
VALUE ESTIMATE:
-------------------------------------------------------------------------------

       Sales Comparison Approach                                   $12,500,000

       Income Approach:
            Direct Capitalization                  $12,100,000
            DCF                                    $11,500,000

-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
FINAL VALUE:
-------------------------------------------------------------------------------

                              $11,500,000 - $12,500,000

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

                            DELTA CROSSING APARTMENTS

-------------------------------------------------------------------------------

                                   [PHOTO]


                                DELTA CROSSING
                           6000 DELTA CROSSING LANE
                           CHARLOTTE, NORTH CAROLINA


OWNERSHIP
-------------------------------------------------------------------------------
Partnership Name              Capital Source LLP

-------------------------------------------------------------------------------


PROPERTY STATISTICS
-------------------------------------------------------------------------------
Land Plan        Two and three-story apartment homes

Land Area             22.00 Acres         Number of Units      178
Density                8.09 Units/Acre    Average Unit Size    894 Sq. Ft.
Net Rentable Area   159,132 Sq. Ft.       Year Built          1989

-------------------------------------------------------------------------------


CONSTRUCTION TYPE
-------------------------------------------------------------------------------
              Aluminum siding on wood frame

-------------------------------------------------------------------------------


UNIT FEATURES
-------------------------------------------------------------------------------
               Woodburning fireplace, cathedral ceilings, gourmet kitchen, microwave, private patio or balcony, washer/dryer, outdoor storage area

-------------------------------------------------------------------------------


PROJECT AMENITIES
-------------------------------------------------------------------------------
               Complete fitness center, swimming pool, tennis court, outdoor spa, recycling, courtyard entrance, social activities, convenience to University area and Uptown Charlotte

-------------------------------------------------------------------------------

VALUATION SUMMARY
-------------------------------------------------------------------------------

          Indicated Value         $7,500,000    -     $8,000,000
          Value per Sq. Ft. of NRA    $47.13    -         $50.27
          Value Per Unit             $42,135    -        $44,944

-------------------------------------------------------------------------------

                            SALES COMPARISON APPROACH
                                 DELTA CROSSING


IMPROVED COMPARABLE SALES ANALYSIS

PHYSICAL CHARACTERISTICS
LOCATION - The subject property is located within two miles of a major regional mall in Charlotte's southeast quadrant. The central business district is approximately seven miles northwest of the complex and the University of North Carolina is approximately five miles north. Access to the downtown area and U.S. Highway 74 (Independence Boulevard) is fair.

Comparable Sales 2, A and E are in the subject's proximity but Sales 2 and E have slightly better access to the downtown area and its neighborhood is considered to be slightly better. They are adjusted downward. Comparable Sales 1 and 3 are both located on the northern edge of the city limit with excellent access to I-77 and thus the downtown area. The neighborhood is a newer area which warrants downward adjustment, vis-a-vis the subject.

SIZE - The size adjustment is based on the phenomenon that smaller real estate parcels normally sell for a higher unit price than larger parcels. We have used this observed behavior in our adjustment reasoning.

AGE - The Marshall Valuation Service Cost Manual reports that the typical economic life of apartment buildings such as the subject is 45 years which indicates a 2.22% per year depreciation rate. Using this as a guideline, we have adjusted the comparable sales, vis-a-vis the subject based on this relationship. However, because the reported selling price of the comparable property included land, which does not depreciate we have tempered this 2.22% factor downward. Newer structures have been adjusted downward at a 1.0% per year rate while older buildings have been adjusted upward.

QUALITY - Quality adjustments are somewhat subjective but are based on the differences in cost between different types of construction. The subject buildings are well constructed and the quality of construction could be considered average/good. All of the comparable sales used in this report are judged to be of equal quality and adjustments are not required.

CONDITION - The physical condition is an adjustment that is made in addition to the adjustment for age. The subject appeared to be in average/fair condition while the comparable buildings were judged to be in above average condition. Each was adjusted downward according the difference in condition vis-a-vis the subject.

AMENITIES - The subject is adequately equipped with amenities including swimming pools, tennis courts, exercise facility, etc. Each of the comparable sales is equipped with similar amenities, although all seem to offer a higher level of exterior amenity. Each was adjusted down to compensate.

A summary of these adjustments is presented on the following page in the adjustment grid found on that page.

                                 DELTA CROSSING
                         IMPROVED SALES ADJUSTMENT GRID

                          SUBJECT
                                         SALE A              SALE E            SALE 1            SALE 2           SALE 3
Sale Date:                               Dec-98              Apr-98            Jun-97            Dec-96           May-97
Net Rentable Area         159,132        80,000             333,258           280,946           164,724          321,190
Land Area - acre               22            10                  43                27                15               25
Lnd/Bld Ratio:              12.04                                                8.22             10.02             8.48
Stories:                        2             2                                     2               2.5              2.5
Age:                            9             9                  10                 2                 9                2
Units                         178            84                 330               318               178              288
Price:                              $ 4,200,000        $ 18,500,000      $ 20,250,000      $ 11,250,000     $ 23,500,000
Price / Ft. - NRA                   $     52.50        $      55.51      $      72.08      $      68.30     $      73.17
Price / Unit                        $    50,000        $     56,061      $     63,679      $     63,202     $     81,597
GIM                                        6.93                                  7.23              7.10             7.93
OAR:                                      9.23%                                 8.99%             9.18%            8.75%
REAL PROPERTY RIGHTS                 Fee Simple         Fee Simple         Fee Simple        Fee Simple       Fee Simple
 Adjustment                         $      0.00        $      0.00       $       0.00      $       0.00     $       0.00
 Adjusted Price*                    $     52.50        $     55.51       $      72.08      $      68.30     $      73.17
FINANCING                                Market             Market             Market            Market           Market
 Adjustment                         $      0.00        $      0.00       $       0.00      $       0.00     $       0.00
 Adjusted Price
CONDITIONS OF SALE                 Arm's Length       Arm's Length       Arm's Length      Arm's Length     Arm's Length
 Adjustment                         $      0.00        $      0.00       $       0.00      $       0.00     $       0.00
 Adjusted Price**                   $     52.50        $     55.51       $      72.08      $      68.30     $      73.17
MARKET CONDITIONS                       Similar            Similar            Similar           Similar          Similar
 Adjustment                         $      0.00        $      0.00       $       0.00      $       0.00     $       0.00
 Adjusted Price***                  $     52.50        $     55.51       $      72.08      $      68.30     $      73.17
PHYSICAL CHARACTERISTICS
     Location                            o                   -                 -                 -                -
     Size                                --                  +                 +                 o                +
     Age                                 o                   o                 -                 o                -
     Quality                             o                   o                 o                 o                o
     Condt.                              -                   -                 -                 -                -
     Amenities                           -                   -                 -                 -                -
Adjustment                              ----                 -                ---               ---              ---


*   Sale price further adjusted for property rights conveyed
** Sale price further adjusted for financing and conditions of sale *** Sale price further adjusted for market conditions

                                 INCOME APPROACH
                                 DELTA CROSSING


Both the direct capitalization technique and the discounted cash flow techniques were used in this appraisal.

One of the basic elements in both of these appraisal techniques is the estimate of the proper capitalization or discount rate to use in the calculations. As stated in the introduction section of this report, we have used market surveys as the basis for our opinion as to the proper rate to use. In addition to the surveys, the actual capitalization rates from the comparable improved sales used in the sales comparison approach were analyzed in an attempt to adjust the market surveys to more accurately define the rate applicable to the subject. Finally, the specifics of each property were taken into consideration, e.g. location, past financial strength and estimates of potential economic strength and rental demand in the subject's area.

The second element, revenue and expense estimates, are based primarily on historical financial information provided by the managing partner. These figures were analyzed and compared to market surveys and adjusted only if dramatically different from the surveys. In addition, market based management fees were used rather than the actual so that the income would more closely reflect typical market expectations.

The multi-family real estate market seems to be leveling off after a strong surge of construction back in 1996/1997. Actual multi-family construction has declined in 1988. Occupancy is at about 95% and rents are steady. The southeast, home of the subject, appears to be the area of greatest growth with about 27% of the new units being built in this area.

The recent financial history of the subject with revenue increasing at a nominal 3.1% rate but expenses escalating at a higher 7% rate mirrors the market. However, because the uncertainty of Charlotte's apartment market, caused by the recent building surge, a capitalization and discount rate that is slightly above the average was used in this analysis. The perception of apartment supply out pacing the demand contributed to the use of a modest 2.5% (similar to the historical) revenue growth rate. The terminal capitalization rate is standard for the Charlotte area.

DELTA CROSSING
Historical Financial statement
Year Ending Decamber 31

                                            1998 anl        %       1997 act         %           1996        %
RECEIPTS:
 Rental Income                             $ 1,477,801     108%     $ 1,450,761     107%     $ 1,423,282    108%
 Vacancy Loss                             -$   163,193     -12%    -$   158,440     -12%    -$   160,083    -12%
 Rent Concessions                                            0%                       0%     $     -          0%
 Model Apt.                                                  0%                       0%     $     -          0%
TOTAL RENTAL INCOME                        $ 1,314,608      96%     $ 1,292,321      95%     $ 1,263,199     96%

Other Income                               $    59,342       4%     $    65,144       5%     $    58,958      4%

TOTAL RECEIPTS                             $ 1,373,950     100%     $ 1,357,465     100%     $ 1,322,157    100%

EXPENSES:

 Management Fee                            $    54,386              $    53,770              $    52,685
 Other Admin                               $   194,978              $   186,713              $   175,268
   Subtotal  Admin                         $   249,364    18.1%     $   240,483    17.7%     $   227,953   17.2%

 Supplies                                  $         -              $     -
 Utilities                                 $    61,453              $    62,899              $    61,621
 Building Services                         $         -              $     -
 Other Operating                           $         -              $     -                  $     -
  Subtotal Operating                       $    61,453       4%     $    62,899       5%     $    61,621      5%

  Security                                 $         -              $     -
  Grounds Maint                            $    72,214              $    69,152              $    64,915
  Maint-Repairs                            $    43,329              $    41,492              $    38,948
  Painting/Decorating                      $    50,552              $    48,407              $    45,440
   Subtotal Maint.                         $   166,095      12%     $   159,051      12%     $   149,303     11%

 R.E. Taxes                                $   100,456              $    98,487              $    98,447
 Insurance                                 $    12,500              $    12,342              $    11,551
 Other                                     $        -
   Subtotal Taxes-insur                    $   112,956       8%     $   110,829       8%     $   109,998      8%

TOTAL EXPENSES                             $   589,869      43%     $   573,262      42%     $   548,875     42%

NET OPERATING INCOME                       $   784,082      57%     $   784,203      58%     $   773,282     58%


                                              1995         %         1994           %
RECEIPTS:
 Rental Income                             $ 1,356,902    106%     $ 1,195,083      98%
 Vacancy Loss                             -$   134,719    -11%    -$    59,516      -5%
 Rent Concessions                          $     -          0%     $     -           0%
 Model Apt.                                $     -          0%     $     -           0%
TOTAL RENTAL INCOME                        $ 1,222,183     95%     $ 1,135,567      93%

Other Income                               $    59,196      5%     $    82,198       7%

TOTAL RECEIPTS                             $ 1,281,379    100%     $ 1,217,765     100%

EXPENSES:

 Management Fee                            $    51,279             $    48,497
 Other Admin                               $   146,726             $   127,202
  Subtotal Admin                           $   198,005   15.5%     $   175,699    14.4%

 Supplies
 Utilities                                 $    58,653             $    60,077
 Building Services
 Other Operating                           $     -                 $     -
  Subtotal Operating                       $    58,653      5%     $    60,077       5%

  Security
  Grounds Maint                            $    54,343             $    47,113
  Maint-Repairs                            $    32,606             $    28,267
  Painting/Decorating                      $    38,040             $    32,978
   Subtotal Maint.                         $   124,989     10%     $   108,358       9%

 R.E. Taxes                                $    94,988             $    92,357
 Insurance                                 $    10,790             $     9,473
 Other
   Subtotal Taxes-insur                    $   105,778      8%     $   101,830       8%

TOTAL EXPENSES                             $   487,425     38%     $   445,964      37%

NET OPERATING INCOME                       $   793,954     62%     $   771,801      63%


                               DELTA CROSSING
                           DIRECT CAPITALIZATION


-------------------------------------------------------------------------------
PROPERTY:
-------------------------------------------------------------------------------

                               Delta Crossing
                          6000 Delta Crossing Lane
                          Charlotte, North Carolina

-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
DIRECT CAPITALIZATION:
-------------------------------------------------------------------------------

Number of Units                                                           178

Revenue @ $710 per Unit                                            $1,516,560
Expenses (incl. Mgmt. Fee) @ $4.60 per Sq. Ft.                        732,000
                                                                   ----------
Net Income                                                            784,560

Replacement Reserves @                               $400              71,200
                                                                   ----------
Net Operating Income (NOI)                                         $  713,360

Cap Rate @                                            9.0%         $7,926,222

-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
ESTIMATED VALUE:
-------------------------------------------------------------------------------

                                       $8,000,000

-------------------------------------------------------------------------------

DELTA CROSSING
Cash Flow Analysis
  31-Dec-98

                                         1999         2000            2001         2002         2003
REVENUE
 Gross Potential                      $ 1,522,135   $ 1,560,188   $ 1,599,193   $ 1,639,173   $ 1,680,152
 Vacancy Loss                        -$   182,640  -$   124,815  -$   127,935  -$   131,134  -$   134,412
 Rent Concessions                     $     -
 Other                                $    58,000   $    59,740   $    61,532   $    63,378   $    65,280
EFFECTIVE INCOME                      $ 1,397,495   $ 1,495,113   $ 1,532,790   $ 1,571,417   $ 1,611,020

EXPENSES:
 Management Fee                       $    55,900   $    59,805   $    61,312   $    62,857   $    64,441
 Other Admin                          $   200,827   $   206,852   $   213,058   $   219,449   $   226,033
   Subtotal Admin                     $   256,727   $   266,657   $   274,369   $   282,306   $   290,474

 Supplies                             $     -       $     -       $     -       $     -       $     -
 Utilities                            $    62,989   $    64,879   $    66,825   $    68,830   $    70,895
 Building Services                    $     -       $     -       $     -       $     -       $     -
 Other Operating                      $     -       $     -       $     -       $     -       $     -
   Subtotal Operating                 $    62,989   $    64,879   $    66,825   $    68,830   $    70,895

  Security                            $     -       $     -       $     -       $     -       $     -
  Grounds Maint                       $    74,380   $    76,612   $    78,910   $    81,277   $    83,716
  Maint-Repairs                       $    44,629   $    45,968   $    47,347   $    48,767   $    50,230
  Painting/Decorating                 $    52,069   $    53,631   $    55,240   $    56,897   $    58,604
   Subtotal Maint.                    $   171,078   $   176,210   $   181,496   $   186,941   $   192,550

 R.E. Taxes                           $   102,465   $   105,539   $   108,705   $   111,966   $   115,325
 Insurance                            $    12,545   $    12,921   $    13,309   $    13,708   $    14,119
 Other                                $     -       $     -       $     -       $     -       $      -
   Subtotal Taxes-insur               $   115,010   $   118,460   $   122,014   $   125,674   $   129,444

TOTAL EXPENSES                        $   605,804   $   626,206   $   644,705   $   663,752   $   683,363

NON-OPERATING EXPENSES
 Capital Improvements                 $    71,200   $    73,336   $    75,536   $    77,802   $    80,136
 Other                                $     -

NET CASH FLOW                         $   720,491   $   795,571   $   812,549   $   829,863   $   847,521

P.V. Factor                                0.8969        0.8044        0.7214        0.6470        0.5803
P.V. Cash Flow                        $   646,180   $   639,926   $   586,172   $   536,917       491,786

                                         2004          2005           2006          2007          2008
REVENUE
 Gross Potential                      $ 1,722,156   $ 1,765,210    $ 1,809,340   $ 1,854,574   $ 1,900,938
 Vacancy Loss                        -$   137,772  -$   141,217   -$   144,747  -$   148,366  -$   152,075
 Rent Concessions
 Other                                $    67,238   $    69,255    $    71,333   $    73,473   $    75,677
EFFECTIVE INCOME                      $ 1,651,621   $ 1,693,248    $ 1,735,926   $ 1,779,680   $ 1,824,540

EXPENSES:
 Management Fee                       $    66,065   $    67,730    $    69,437   $    71,187   $    72,982
 Other Admin                          $   232,814   $   239,798    $   246,992   $   254,402   $   262,034
   Subtotal  Admin                    $   298,879   $   307,528    $   316,429   $   325,589   $   335,016

 Supplies                             $     -       $     -        $     -       $     -       $     -
 Utilities                            $    73,022   $    75,213    $    77,469   $    79,793   $    82,187
 Building Services                    $     -       $     -        $     -       $     -       $     -
 Other Operating                      $     -       $     -        $     -       $     -       $     -
  Subtotal Operating                  $    73,022   $    75,213    $    77,469   $    79,793   $    82,187

  Security                            $     -       $     -        $     -       $     -       $     -
  Grounds Maint                       $    86,227   $    88,814    $    91,479   $    94,223   $    97,050
  Maint-Repairs                       $    51,737   $    53,289    $    54,888   $    56,535   $    58,231
  Painting/Decorating                 $    60,362   $    62,173    $    64,038   $    65,959   $    67,938
   Subtotal Maint.                    $   198,326   $   204,276    $   210,404   $   216,716   $   223,218

 R.E. Taxes                           $   118,785   $   122,349    $   126,019   $   129,800   $   133,694
 Insurance                            $    14,543   $    14,979    $    15,428   $    15,891   $    16,368
 Other                                $     -       $     -        $     -       $     -       $     -
   Subtotal Taxes-insur               $   133,328   $   137,328    $   141,447   $   145,691   $   150,062

TOTAL EXPENSES                        $   703,555   $   724,344    $   745,750   $   767,789   $   790,482

NON-OPERATING EXPENSES
 Capital Improvements                 $    82,540   $    85,017    $    87,567   $    90,194   $    92,900
 Other

NET CASH FLOW                         $   865,527   $   883,887    $   902,609   $   921,697   $   941,158

P.V. Factor                                0.5204        0.4667         0.4186        0.3754        0.3367
P.V. Cash Flow                        $   450,434   $   412,546    $   377,834   $   346,031   $   316,894

SUM P.V.             $ 4,804,719
RESIDUAL             $ 3,055,183

TOTAL VALUE          $ 7,859,901

                                  SUMMARY
                              DELTA CROSSING


-------------------------------------------------------------------------------
PROPERTY:
-------------------------------------------------------------------------------

                               Delta Crossing
                          6000 Delta Crossing Lane
                          Charlotte, North Carolina

-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
VALUE ESTIMATE:
-------------------------------------------------------------------------------

Sales Comparison Approach                                         $8,000,000

Income Approach:
     Direct Capitalization                         $8,000,000
     DCF                                           $7,900,000

-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
FINAL VALUE:
-------------------------------------------------------------------------------

                                 $7,500,000 - $8,000,00

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

                            MISTY SPRINGS APARTMENTS

-------------------------------------------------------------------------------

                                     [PHOTO]


                                  MISTY SPRINGS
                            1420 NEW BELLEVUE AVENUE
                             DAYTONA BEACH, FLORIDA


OWNERSHIP
-------------------------------------------------------------------------------
Partnership Name           Capital Source LLP
Percentage Ownership
-------------------------------------------------------------------------------


PROPERTY STATISTICS
-------------------------------------------------------------------------------
Land Plan

Land Area                      Acres            Number of Units     128
Density                  N/A   Units/Acre       Average Unit Size   800 Sq. Ft.
Net Rentable Area    102,400   Sq. Ft.          Year Built          1988

-------------------------------------------------------------------------------


CONSTRUCTION TYPE
-------------------------------------------------------------------------------
       Wood exterior

-------------------------------------------------------------------------------


UNIT FEATURES
-------------------------------------------------------------------------------
        Microwave oven, ceiling fans, reserved parking, outside storage areas, washer/dryer

-------------------------------------------------------------------------------


PROJECT AMENITIES
-------------------------------------------------------------------------------
        Lakeside swimming pool, lighted tennis court, racquet ball courts, car wash, 24 hour emergency maintenance

-------------------------------------------------------------------------------


VALUATION SUMMARY
-------------------------------------------------------------------------------

             Indicated Value           $4,000,000    -    $4,750,000
             Value per Sq. Ft. of NRA      $39.06    -        $46.39
             Value Per Unit               $31,250    -       $37,109

-------------------------------------------------------------------------------

                            SALES COMPARISON APPROACH
                                  MISTY SPRINGS


IMPROVED COMPARABLE SALES ANALYSIS

PHYSICAL CHARACTERISTICS
LOCATION - The subject is located approximately three-and-a-half miles west of Daytona Beach's Central Business District in the proximity of the Daytona Beach International Airport with good access to I-95 and I-4. It is located in a neighborhood that is predominately developed with other multi-family apartment complexes.

Comparable Sale 1 is located in the subject's neighborhood and thus does not require adjustments. Sale B, however, is located closer to the Humana and Halifax hospital complexes, the Volusia Mall, etc. As a result, it should be adjusted downward, while Sale A should be adjusted upward.

SIZE - Two of the comparable sales are slightly smaller than the subject but not enough to warrant adjustments. Sale 1, however, is much larger and would require an upward adjustment.

AGE - The Marshall Valuation Service Cost Manual reports that the typical economic life of apartment buildings such as the subject is 45 years which indicates a 2.22% per year depreciation rate. Using this as a guideline, we have adjusted the comparable sales, vis-a-vis the subject based on this relationship. Newer structures have been adjusted downward while older buildings have been adjusted upward.

QUALITY - Quality adjustments are somewhat subjective but are based on the differences in cost between different types of construction. The subject buildings are of average quality construction as are two of the comparable sales. No adjustment is required. Sale B, however, is of superior quality and should be adjusted slightly downward.

CONDITION - The physical condition is an adjustment that is made in addition to the adjustment for age. The subject appeared to be in average to good condition as are the comparable sales. No adjustment required.

AMENITIES - Comparable Sales 1 and B have amenities that are equal to those of the subject and would not require adjustments. Sale A was reported to have been in need of additional amenities to make it more competitive. An upward adjustment should be made.

A summary of these adjustments is presented on the following page in the adjustment grid found on that page.

                                        MISTY SPRINGS
                                  IMPROVED SALES ADJUSTMENT GRID

                                   SUBJECT
Land Value/sq. ft.                   $1.00                   SALE A                     SALE B                    SALE 1
Sale Date:                                                     Dec-95                     Mar-96                       Aug-95
Net Rentable Area:                 102,400                     91,478                     84,679                      174,880
Land Area - sq. ft
Lnd/Bld Ratio:                        0.00                       0.00                        0.00                        0.00
Stories:                                 2                          2                           2                           2
Age:                                    10                          5                          10                          15
Units                                  128                        172                         208                         108
Price:                                                    $ 5,464,200                 $ 7,100,000                 $ 3,760,000
Price / Ft. - NRA                                         $     59.73                 $     83.85                 $     21.50
Price / Unit                                              $    31,769                 $    34,135                 $    34,815
GIM
OAR:
REAL PROPERTY RIGHTS                                       Fee Simple                  Fee Simple                  Fee Simple
 Adjustment                                               $      0.00                 $      0.00                 $      0.00
 Adjusted Price*                                          $     59.73                 $     83.85                 $     21.50
FINANCING                                                      Market                      Market                      Market
 Adjustment                                               $      0.00                 $      0.00                 $      0.00
 Adjusted Price
CONDITIONS OF SALE                                       Arm's Length                Arm's Length                Arm's Length
 Adjustment                                               $      0.00                 $      0.00                 $      0.00
 Adjusted Price**                                         $     59.73                 $     83.85                 $     21.50
MARKET CONDITIONS                                             Similar                     Similar                     Similar
 Adjustment                                               $      0.00                 $      0.00                 $      0.00
 Adjusted Price***                                        $     59.73                 $     83.85                 $     21.50
PHYSICAL CHARACTERISTICS
     Location                                                  +                           +                           o
     Size                                                      o                           o                           +
     Age                                                       -                           o                           +
     Quality                                                   o                           -                           o
     Condt.                                                    o                           o                           o
     Amenities                                                 +                           o                           +
Adjustment                                                     o                           o                          ++


*   Sale price further adjusted for property rights conveyed
** Sale price further adjusted for financing and conditions of sale *** Sale price further adjusted for market conditions

                                 INCOME APPROACH
                                  MISTY SPRINGS


Both the direct capitalization technique and the discounted cash flow techniques were used in this appraisal.

One of the basic elements in both of these appraisal techniques is the estimate of the proper capitalization or discount rate to use in the calculations. As stated in the introduction section of this report, we have used market surveys as the basis for our opinion as to the proper rate to use. In addition to the surveys, the actual capitalization rates from the comparable improved sales used in the sales comparison approach were analyzed in an attempt to adjust the market surveys to more accurately define the rate applicable to the subject. Finally, the specifics of each property were taken into consideration, e.g. location, past financial strength and estimates of potential economic strength and rental demand in the subject's area.

The second element, revenue and expense estimates, are based primarily on historical financial information provided by the managing partner. These figures were analyzed and compared to market surveys and adjusted only if dramatically different from the surveys. In addition, market based management fees were used rather than the actual so that the income would more closely reflect typical market expectations.

The subject has experienced a rapid growth in rental income over the past three years. We have used that rental income growth rate of 3% in our model. The expense growth rate is an average 3%, down from the actual growth over the past four years.

Because of the subject's location, in the westward growth path of Daytona Beach, and the relatively optimistic outlook for the area in general, but with the concern for over building, we have used a discount rate that is slightly above the nation's average and a terminal capitalization rate that reflects long term optimism.

MISTY SPRINGS
Historical Financial statement
Year Ending December 31

                            1998 act        %     1997 act      %         1996        %         1995       %        1994         %
RECEIPTS:
 Rental Income             $ 852,650    102%     $ 824,679     102%     $ 801,864    108%     $ 776,268   102%     $ 645,476     87%
 Vacancy Loss             -$  31,435     -4%    -$  43,715      -5%    -$  88,423    -12%    -$  32,670    -4%     $  69,782      9%
 Rent Concessions          $     -        0%     $     -         0%     $     -        0%     $     -       0%     $     -        0%
 Model Apt.                $     -        0%     $     -         0%     $     -        0%     $     -       0%     $     -        0%
TOTAL RENTAL INCOME        $ 821,215     98%     $ 780,964      97%     $ 713,441     96%     $ 743,598    97%     $ 715,258     97%

Other Income               $  18,106      2%     $  26,915       3%     $  28,002      4%     $  19,472     3%     $  22,668      3%

TOTAL RECEIPTS             $ 839,321    100%     $ 807,879     100%     $ 741,443    100%     $ 763,070   100%     $ 737,926    100%

EXPENSES:

 Management Fee            $  33,758             $  32,311              $  29,659             $  30,523            $  29,404
 Other Admin               $  28,949             $  27,556              $  26,987             $  26,071            $  24,839
   Subtotal  Admin         $  62,707    7.5%     $  59,867     7.4%     $  56,646    7.6%     $  56,594   7.4%     $  54,243    7.4%

 Supplies                  $     -               $     -
 Utilities                 $  68,606             $  64,940              $  69,422             $  63,647            $  58,606
 Building Services
 Other Operating           $  74,484             $  68,889              $  67,467             $  65,177            $  62,098
  Subtotal Operating       $ 143,090     17%     $ 133,829      17%     $ 136,889     18%     $ 128,824    17%     $ 120,704     16%

  Security                 $     -               $     -
  Grounds Maint            $     -               $     -
  Maint-Repairs            $  66,053             $  56,642              $  55,473             $  53,589            $  51,059
  Painting/Decorating      $     -               $     -
   Subtotal Maint.         $  66,053      8%     $  56,642       7%     $  55,473      7%     $  53,589     7%     $  51,059      7%

 R.E. Taxes                $  98,931             $  82,621              $  98,719             $  82,028            $  83,858
 Insurance                 $  14,360             $   9,396              $  10,342             $  12,928            $   9,268
 Other
   Subtotal Taxes-insur    $ 113,291     13%     $  92,017      11%     $ 109,061     15%     $  94,956    12%     $  93,126     13%

TOTAL EXPENSES             $ 385,141     46%     $ 342,355      42%     $ 358,069     48%     $ 333,963    44%     $ 319,132     43%

NET OPERATING INCOME       $ 454,180     54%     $ 465,524      58%     $ 383,374     52%     $ 429,107    56%     $ 418,794     57%


                                  MISTY SPRINGS
                              DIRECT CAPITALIZATION



-------------------------------------------------------------------------------
PROPERTY:
-------------------------------------------------------------------------------

                                  Misty Springs
                            1420 New Bellevue Avenue
                             Daytona Beach, Florida

-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
DIRECT CAPITALIZATION:
-------------------------------------------------------------------------------

       Number of Units                                                   128

       Revenue @ $570 per Unit                                    $  875,520
       Expenses @ $3.83 per Sq. Ft.                                  392,190
                                                                  ----------
       Net Income                                                    483,330

       Replacement Reserves @                  $400                   51,200
                                                                  ----------
       Net Operating Income (NOI)                                 $  432,130

       Cap Rate @                              9.5%               $4,548,736

-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
ESTIMATED VALUE:
-------------------------------------------------------------------------------

                                    $4,500,000

-------------------------------------------------------------------------------

MISTY SPRINGS APARTMENTS
Cash Flow Analysis
  31-Dec-98

                             1999          2000         2001         2002         2003         2004         2005
REVENUE
 Gross Potential           $ 876,600    $ 902,898    $ 929,985    $ 957,884    $ 986,621   $1,016,220    $ 1,046,706
 Vacancy Loss             -$  43,830   -$  45,145   -$  46,499   -$  47,894   -$  49,331   -$  50,811   -$    52,335
 Rent Concessions          $     -
 Other                     $  32,875    $  33,861    $  34,877    $  35,923    $  37,001   $   38,111    $    39,254
EFFECTIVE INCOME           $ 865,645    $ 891,614    $ 918,363    $ 945,914    $ 974,291   $1,003,520    $ 1,033,625

EXPENSE:
 Management Fee            $  34,626    $ 35,665     $  36,735    $  37,837    $  38,972   $   40,141    $    41,345
 Other Admin               $  31,500    $ 32,445     $  33,418    $  34,421    $  35,454   $   36,517    $    37,613
   Subtotal  Admin         $  66,126    $ 68,110     $  70,153    $  72,257    $  74,425   $   76,658    $    78,958

 Supplies                  $     -      $     -      $     -      $     -      $     -     $      -      $       -
 Utilities                 $  70,000    $  72,100    $  74,263    $  76,491    $  78,786   $   81,149    $    83,584
 Building Services         $     -      $     -      $     -      $     -      $     -     $      -      $       -
 Other Operating           $  80,000    $  82,400    $  84,872    $  87,418    $  90,041   $   92,742    $    95,524
  Subtotal Operating       $ 150,000    $ 154,500    $ 159,135    $ 163,909    $ 168,826   $  173,891    $   179,108

  Security                 $     -      $     -      $     -      $     -      $     -     $     -       $       -
  Grounds Maint            $ -          $     -      $     -      $     -      $     -     $     -       $       -
  Maint-Repairs            $  65,000    $  66,950    $  68,959    $  71,027    $  73,158   $   75,353    $    77,613
  Painting/Decorating      $     -      $     -      $     -      $     -      $     -     $     -       $       -
   Subtotal Maint.         $  65,000    $  66,950    $  68,959    $  71,027    $  73,158   $   75,353    $    77,613

 R.E. Taxes                $  90,000    $  92,700    $  95,481    $  98,345    $ 101,296   $  104,335    $   107,465
 Insurance                 $   8,000    $   8,240    $   8,487    $   8,742    $   9,004   $    9,274    $     9,552
 Other                     $     -      $     -      $     -      $     -      $     -     $      -      $       -
   Subtotal Taxes-insur    $  98,000    $ 100,940    $ 103,968    $ 107,087    $ 110,300   $  113,609    $   117,017

TOTAL EXPENSES             $ 379,126    $ 390,500    $ 402,215    $ 414,281    $ 426,709   $  439,511    $   452,696

NON-OPERATING EXPENSES
 Capital Improvements      $  51,200    $  52,736    $  54,318    $  55,948    $  57,626   $   59,355    $    61,135
 Other                     $     -

NET CASH FLOW              $ 435,319    $ 448,379    $ 461,830    $ 475,685    $ 489,956   $  504,654    $  519,794

P.V. Factor                   0.8929       0.7972       0.7118       0.6355       0.5674       0.5066        0.4523
P.V. Cash Flow             $ 388,678    $ 357,445    $ 328,722    $ 302,306    $ 278,014   $  255,674    $  235,128

                            2006         2007         2008
REVENUE
 Gross Potential        $ 1,078,107   $ 1,110,451   $ 1,143,764
 Vacancy Loss          -$    53,905  -$    55,523  -$    57,188
 Rent Concessions
 Other                  $    40,432   $    41,645   $    42,894
EFFECTIVE INCOME        $ 1,064,634   $ 1,096,573   $ 1,129,470

EXPENSE:
 Management Fee         $   42,585    $    43,863   $   45,179
 Other Admin            $   38,741    $    39,903   $   41,100
   Subtotal  Admin      $   81,326    $    83,766   $   86,279

 Supplies               $      -      $      -      $     -
 Utilities              $   86,091    $    88,674   $   91,334
 Building Services      $      -      $      -      $     -
 Other Operating        $   98,390    $   101,342   $  104,382
  Subtotal Operating    $  184,481    $   190,016   $  195,716

  Security              $      -      $      -      $     -
  Grounds Maint         $      -      $      -      $     -
  Maint-Repairs         $   79,942    $    82,340   $   84,810
  Painting/Decorating   $      -      $      -      $     -
   Subtotal Maint.      $   79,942    $   82,340    $   84,810

 R.E. Taxes             $  110,689    $  114,009    $  117,430
 Insurance              $    9,839    $   10,134    $   10,438
 Other                  $      -      $      -      $      -
   Subtotal Taxes-insur $  120,528    $  124,143    $  127,868

TOTAL EXPENSES          $  466,277    $  480,265    $  494,673

NON-OPERATING EXPENSES
 Capital Improvements   $   62,970    $   64,859    $   66,804
 Other

NET CASH FLOW           $  535,388    $  551,449    $  567,993

P.V. Factor                 0.4039        0.3606        0.3220
P.V. Cash Flow             216,234    $  198,858    $  182,876

SUM P.V.       $ 2,743,937
RESIDUAL       $ 1,637,198

TOTAL VALUE    $ 4,381,135

                                    SUMMARY
                                 MISTY SPRINGS


-------------------------------------------------------------------------------
PROPERTY:
-------------------------------------------------------------------------------

                                  Misty Springs
                            1420 New Bellevue Avenue
                             Daytona Beach, Florida

-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
VALUE ESTIMATE:
-------------------------------------------------------------------------------

       Sales Comparison Approach                               $4,750,000

       Income Approach:
            Direct Capitalization               $4,500,000
            DCF                                 $4,380,000

-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
FINAL VALUE:
-------------------------------------------------------------------------------

                              $4,000,000 - $4,750,000

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

                              MONTICELLO APARTMENTS

-------------------------------------------------------------------------------

                                   [PHOTO]


                              MONTICELLO APARTMENTS
                            22700 CIVIC CENTER DRIVE
                              SOUTHFIELD, MICHIGAN


OWNERSHIP
-------------------------------------------------------------------------------
Partnership Name           Capital Source LLP
Percentage Ownership
-------------------------------------------------------------------------------


PROPERTY STATISTICS
-------------------------------------------------------------------------------
Land Plan

Land Area             9.18 Acres         Number of Units      106
Density              11.54 Units/Acre    Average Unit Size    912 Sq. Ft.
Net Rentable Area   96,732 Sq. Ft.       Year Built          1989

-------------------------------------------------------------------------------


CONSTRUCTION TYPE
-------------------------------------------------------------------------------
              Brici Brick, stucco, aluminum siding

-------------------------------------------------------------------------------


UNIT FEATURES
-------------------------------------------------------------------------------
              Vaulted ceiling, microwave oven, dishwasher, blinds, balcony or patio, full size washer/dryer, central air conditioning, walk-in closets, pre-wired for cable television, covered parking area

-------------------------------------------------------------------------------

PROJECT AMENITIES
-------------------------------------------------------------------------------
              Clubhouse with swimming pool, sundeck, weight room, aerobics studio, fireplace lounge, boardwalk path system

-------------------------------------------------------------------------------

VALUATION SUMMARY
-------------------------------------------------------------------------------

          Indicated Value           $6,250,000    -     $7,200,000
          Value per Sq. Ft. of NRA      $64.61    -         $74.43
          Value Per Unit               $58,962    -        $67,925

-------------------------------------------------------------------------------

                            SALES COMPARISON APPROACH
                                   MONTICELLO


IMPROVED COMPARABLE SALES ANALYSIS

PHYSICAL CHARACTERISTICS
LOCATION - The subject is located approximately ten miles from Detroit's central business district which is easily accessible via the Northwestern Highway.

Although none of the comparable sales are in the subject's immediate neighborhood, each is in a neighborhood that has similar attributes to those of the subject. Location adjustments are not warranted.

SIZE - Comparable Sale A is similar to the subject in terms of size. Sales C and D, however, are much larger and should be adjusted upward.

AGE - The Marshall Valuation Service Cost Manual reports that the typical economic life of apartment buildings such as the subject is 45 years which indicates a 2.22% per year depreciation rate. Using this as a guideline, we have adjusted the comparable sales, vis-a-vis the subject based on this relationship. Newer structures have been adjusted downward at between 1.5% and 2.0% per year depending on the quality of the building while older buildings have been adjusted upward.

QUALITY - Quality adjustments are somewhat subjective but are based on the differences in cost between different types of construction. The subject buildings are of average quality construction as are Comparable Sales A and C. Comparable Sale D is superior to the subject and should be adjusted downward.

CONDITION - The physical condition is an adjustment that is made in addition to the adjustment for age. The subject appeared to be in average to good condition as are Comparable Sales C and D. Sale A, however, was reported to be in fair/poor condition at the time of its sale and the unit price should be adjusted upward.

AMENITIES - All of the comparable sales have amenities equal to those of the subject and adjustments are not required.

A summary of these adjustments is presented on the following page in the adjustment grid found on that page.

                                  MONTICELLO
                        IMPROVED SALES ADJUSTMENT GRID

                                  SUBJECT
Land Value/sq. ft.                $   1.00                    SALE A                     SALE C                      SALE D
Sale Date:                                                    Sep-95                      Oct-97                      Nov-97
Net Rentable Area                   96,732                    92,678                     200,034                     522,236
Land Area - acre                         9                         8                          26                          44
Lnd/Bld Ratio:                        8.27                      7.09                       11.48                       11.09
Stories:                                 2                         2                           2                           3
Age:                                     8                        22                          10                          15
Units                                  106                        67                         224                         544
Price:                                                   $ 3,550,000                $ 14,792,500                $ 31,120,000
Price / Ft. - NRA                                        $     38.30                $      73.95                $      59.59
Price / Unit                                             $    52,985                $     66,038                $     57,206
GIM                                                             6.60                        6.80                        6.61
OAR:                                                           9.60%                       8.58%                       8.73%
REAL PROPERTY RIGHTS
 Adjustment                                              $      0.00                $       0.00                $       0.00
 Adjusted Price*                                         $     38.30                $      73.95                $      59.59
FINANCING                                                     Market                      Market                      Market
 Adjustment                                              $      0.00                $       0.00                $       0.00
 Adjusted Price
CONDITIONS OF SALE                                      Arm's Length                Arm's Length                Arm's Length
 Adjustment                                              $      0.00                $       0.00                $       0.00
 Adjusted Price**                                        $     38.30                $      73.95                $      59.59
MARKET CONDITIONS                                            Similar                     Similar                     Similar
 Adjustment                                              $      0.00                $       0.00                $       0.00
 Adjusted Price***                                       $     38.30                $      73.95                $      59.59
PHYSICAL CHARACTERISTICS
     Location                                                  o                          o                           o
     Size                                                      o                          +                          ++
     Age                                                       +                          o                           +
     Quality                                                   o                          o                           -
     Condt.                                                    +                          o                           o
     Amenities                                                 o                          o                           o
Adjustment                                                    ++                          +                          ++


*   Sale price further adjusted for property rights conveyed
** Sale price further adjusted for financing and conditions of sale *** Sale price further adjusted for market conditions

                                 INCOME APPROACH
                                   MONTICELLO


Both the direct capitalization technique and the discounted cash flow techniques were used in this appraisal.

One of the basic elements in both of these appraisal techniques is the estimate of the proper capitalization or discount rate to use in the calculations. As stated in the introduction section of this report, we have used market surveys as the basis for our opinion as to the proper rate to use. In addition to the surveys, the actual capitalization rates from the comparable improved sales used in the sales comparison approach were analyzed in an attempt to adjust the market surveys to more accurately define the rate applicable to the subject. Finally, the specifics of each property were taken into consideration, e.g. location, past financial strength and estimates of potential economic strength and rental demand in the subject's area.

The second element, revenue and expense estimates, are based primarily on historical financial information provided by the managing partner. These figures were analyzed and compared to market surveys and adjusted only if dramatically different from the surveys. In addition, market based management fees were used rather than the actual so that the income would more closely reflect typical market expectations.

The multi-family real estate market is not a significant force in the greater Detroit area market which is dominated by the single-family housing segment. 1997 multi-family construction permits were down nearly 50% from 1996 although 1998 saw some increase. Supply appear to be in equilibrium with demand as is evidenced by the overall 5% vacancy rate. However, some see this increasing in the near future.

The subject has experienced moderate growth in rental income over the past four years, 3.6% on a compound basis. We have modified that rental income rate somewhat to a more typical 3.0% in our model. The expense growth rate is equal to a 2.5% inflationary rate increase, slightly less than the anticipated revenue increase, and in line with the historical trend.

Because of the subject's location, which is influenced to a great degree by Detroit's economy, we have used market averages pertaining to that area, which is judged to be only fair in the apartment real estate market. As a result, a slightly above average 12% discount rate and a 9.0% capitalization rate were used in our models.

MONTICELLO APARTMENTS
Historical Financial statement
Year Ending December 31

                                      1998 anl       %          1997 act        %         1996        %
RECEIPTS:
 Rental Income                       $ 1,050,300     104%        $ 999,243     106%     $ 970,531     105%
 Vacancy Loss                       -$    44,916      -4%       -$  58,725      -6%    -$  37,360      -4%
 Rent Concessions                    $     -           0%        $       -       0%     $       -       0%
 Model Apt.                          $     -           0%        $       -       0%     $       -       0%
TOTAL RENTAL INCOME                  $ 1,005,384      99%        $ 940,518     100%     $ 933,171     101%

Other Income                         $     5,750       1%       -$     998       0%    -$   4,947      -1%


TOTAL RECEIPTS                       $ 1,011,134     100%        $ 939,520     100%     $ 928,224     100%

EXPENSES:

 Management Fee                      $    35,276                 $  32,985              $  31,974
 Other Admin                         $    68,503                 $  68,765              $  60,661
   Subtotal  Admin                   $   103,779    10.3%        $ 101,750    10.8%     $  92,635    10.0%

 Supplies                            $     -                     $       -
 Utilities                           $    43,469                 $  37,590              $  40,782
 Building Services                   $     -                 $       -
 Other Operating                     $     6,342                 $   6,367              $   5,617
  Subtotal Operating                 $    49,811       5%        $  43,957       5%     $  46,399       5%

  Security                           $     -                 $       -
  Grounds Maint                      $    17,762                 $  17,828              $  15,727
  Maint-Repairs                      $    22,834                 $  22,921              $  20,221
  Painting/Decorating                $    11,417                 $  11,461              $  10,110
   Subtotal Maint.                   $    52,013       5%        $  52,210       6%     $  46,058       5%

 R.E. Taxes                          $   122,448                 $ 122,278              $ 119,450
 Insurance                           $     8,810                 $   9,402              $   9,135
 Other                                                           $       -
   Subtotal Taxes-insur              $   131,258      13%        $ 131,680      14%     $ 128,585      14%

TOTAL EXPENSES                       $   336,862      33%        $ 329,597      35%     $ 313,677      34%

NET OPERATING INCOME                 $   674,273      67%        $ 609,923      65%     $ 614,547      66%



                                         1995          %            1994         %
RECEIPTS:
 Rental Income                         $ 960,535      104%        $ 948,744    108%
 Vacancy Loss                         -$  45,789       -5%       -$  70,307     -8%
 Rent Concessions                      $   -            0%        $   -          0%
 Model Apt.                            $   -            0%        $   -          0%
TOTAL RENTAL INCOME                    $ 914,746       99%        $ 878,437    100%

Other Income                           $  11,520        1%       -$   1,465      0%


TOTAL RECEIPTS                         $ 926,266      100%        $ 876,972    100%

EXPENSES:

 Management Fee                        $  37,937                  $  21,767
 Other Admin                           $  57,642                  $  59,217
   Subtotal  Admin                     $  95,579     10.3%        $  80,984    9.2%

 Supplies
 Utilities                             $  30,872                  $  35,822
 Building Services
 Other Operating                       $   5,337                  $   5,483
  Subtotal Operating                   $  36,209        4%        $  41,305      5%

  Security
  Grounds Maint                        $  14,944                  $  15,354
  Maint-Repairs                        $  19,214                  $  19,738
  Painting/Decorating                  $   9,607                  $   9,869
   Subtotal Maint.                     $  43,765        5%        $  44,961      5%

 R.E. Taxes                            $ 115,004                  $ 124,017
 Insurance                             $  10,788                  $  12,486
 Other
   Subtotal Taxes-insur                $ 125,792       14%        $ 136,503     16%

TOTAL EXPENSES                         $ 301,345       33%        $ 303,753     35%

NET OPERATING INCOME                   $ 624,921       67%        $ 573,219     65%


                                   MONTICELLO
                              DIRECT CAPITALIZATION


-------------------------------------------------------------------------------
PROPERTY:
-------------------------------------------------------------------------------

                                   Monticello
                            22700 Civic Center Drive
                              Southfield, Michigan

-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
DIRECT CAPITALIZATION:
-------------------------------------------------------------------------------

Number of Units                                                          106

Revenue @ $850 per Unit                                           $1,081,200
Expenses @ $4.14 per Sq. Ft.                                         400,470
                                                                  ----------
Net Income                                                           680,730

Replacement Reserves @                         $400                   42,400
                                                                  ----------
Net Operating Income (NOI)                                        $  638,330

Cap Rate @                                      9.0%              $7,092,555

-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
ESTIMATED VALUE:
-------------------------------------------------------------------------------

                                       $7,100,000

-------------------------------------------------------------------------------

MONTICELLO APARTMENTS
Cash Flow Analysis
31-Dec-98

                                         1999           2000         2001          2002         2003
REVENUE
 Gross Potential                      $ 1,080,000   $ 1,112,400   $1,145,772   $ 1,180,145   $ 1,215,550
 Vacancy Loss                        -$    46,250  -$    44,496  -$   45,831  -$    47,206  -$    48,622
 Rent Concessions                     $     -
 Other                                $     6,000   $     6,150   $    6,304   $     6,461   $     6,623
EFFECTIVE INCOME                      $ 1,039,750   $ 1,074,054   $1,106,245   $ 1,139,401   $ 1,173,550

EXPENSE:
 Management Fee                       $    41,590   $    42,962   $   44,250   $    45,576   $    46,942
 Other Admin                          $    75,000   $    76,875   $   78,797   $    80,767   $    82,786
   Subtotal  Admin                    $   116,590   $   119,837   $  123,047   $   126,343   $   129,728

 Supplies                             $     -       $         -   $    -   $         -       $     -
 Utilities                            $    45,000   $    46,125   $   47,278   $    48,460   $    49,672
 Building Services                    $     -       $         -   $    -   $         -       $     -
 Other Operating                      $     7,000   $     7,175   $    7,354   $     7,538   $     7,727
   Subtotal Operating                 $    52,000   $    53,300   $   54,633   $    55,998   $    57,398

  Security                            $     -       $         -   $    -   $         -       $     -
  Grounds Maint                       $    19,825   $    20,321   $   20,829   $    21,349   $    21,883
  Maint-Repairs                       $    24,500   $    25,113   $   25,740   $    26,384   $    27,043
  Painting/Decorating                 $    13,000   $    13,325   $   13,658   $    14,000   $    14,350
   Subtotal Maint.                    $    57,325   $    58,758   $   60,227   $    61,733   $    63,276

 R.E. Taxes                           $   125,000   $   128,125   $  131,328   $   134,611   $   137,977
 Insurance                            $    10,000   $    10,250   $   10,506   $    10,769   $    11,038
 Other                                $     -       $     -       $    -       $     -       $     -
   Subtotal                           $   135,000   $   138,375   $  141,834   $   145,380   $   149,015
Taxes-insur

TOTAL EXPENSES                        $   360,915   $   370,270   $  379,741   $   389,454   $   399,417

NON-OPERATING EXPENSES
 Capital Improvements                 $    42,400   $    43,672   $   44,982   $    46,332   $    47,722
 Other                                $     -

NET CASH FLOW                         $   636,435   $   660,112   $  681,522   $   703,615   $   726,412

P.V. Factor                                0.8929        0.7972       0.7118        0.6355        0.5674
P.V. Cash Flow                        $   568,246   $   526,237   $  485,094   $   447,160   $   412,186

                                          2004           2005          2006          2007         2008
REVENUE
 Gross Potential                       $ 1,252,016    $ 1,289,576   $ 1,328,264   $ 1,368,112   $ 1,409,155
 Vacancy Loss                         -$    50,081   -$    51,583  -$    53,131  -$    54,724  -$    56,366
 Rent Concessions
 Other                                 $     6,788    $     6,958   $     7,132   $     7,310   $     7,493
EFFECTIVE INCOME                       $ 1,208,724    $ 1,244,952   $ 1,282,265   $ 1,320,698   $ 1,360,282

EXPENSE:
 Management Fee                        $    48,349    $    49,798   $    51,291   $    52,828   $    54,411
 Other Admin                           $    84,856    $    86,977   $    89,151   $    91,380   $    93,665
   Subtotal  Admin                     $   133,205    $   136,775   $   140,442   $   144,208   $   148,076

 Supplies                              $     -        $     -       $     -   $         -   $         -
 Utilities                             $    50,913    $    52,186   $    53,491   $    54,828   $    56,199
 Building Services                     $     -    $         -       $     -   $         -   $         -
 Other Operating                       $     7,920    $     8,118   $     8,321   $     8,529   $     8,742
   Subtotal Operating                  $    58,833    $    60,304   $    61,812   $    63,357   $    64,941

  Security                             $     -    $         -       $     -   $         -   $         -
  Grounds Maint                        $    22,430    $    22,991   $    23,566   $    24,155   $    24,759
  Maint-Repairs                        $    27,720    $    28,412   $    29,123   $    29,851   $    30,597
  Painting/Decorating                  $    14,708    $    15,076   $    15,453   $    15,839   $    16,235
   Subtotal Maint.                     $    64,858    $    66,479   $    68,141   $    69,845   $    71,591

 R.E. Taxes                            $   141,426    $   144,962   $   148,586   $   152,300   $   156,108
 Insurance                             $    11,314    $    11,597   $    11,887   $    12,184   $    12,489
 Other                                 $     -        $     -       $     -       $     -       $     -
   Subtotal                            $   152,740    $   156,559   $   160,473   $   164,484   $   168,597
Taxes-insur

TOTAL EXPENSES                         $   409,636    $   420,117   $   430,868   $   441,894   $   453,204

NON-OPERATING EXPENSES
 Capital Improvements                  $    49,153    $    50,628   $    52,147   $    53,711   $    55,322
 Other

NET CASH FLOW                          $   749,935    $   774,207   $   799,251   $   825,092   $   851,755


P.V. Factor                                 0.5066         0.4523        0.4039        0.3606        0.3220
P.V. Cash Flow                         $   379,940    $   350,212   $   322,804   $   297,537       274,242

SUM P.V.             $ 4,063,557
RESIDUAL             $ 2,643,978

TOTAL VALUE          $ 6,707,635

                                     SUMMARY
                                    MONTICELLO


-------------------------------------------------------------------------------
PROPERTY:
-------------------------------------------------------------------------------

                                    Monticello
                             22700 Civic Center Drive
                               Southfield, Michigan

-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
VALUE ESTIMATE:
-------------------------------------------------------------------------------

Sales Comparison Approach                                          $6,360,000

Income Approach:
     Direct Capitalization                $7,100,000
     DCF                                  $6,700,000

-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
FINAL VALUE:
-------------------------------------------------------------------------------

                                 $6,250,000 - $7,200,000

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                        LIMITING FACTORS AND ASSUMPTIONS



In accordance with recognized professional ethics, the professional fee for this service is not contingent upon our conclusion of value, and neither Valuation Research Corporation nor any of its employees have a present or intended material financial interest in the subject company appraised.

The opinion of value expressed herein is valid only for the stated purpose as of the date of the appraisal.

Financial statements and other related information provided by the subject company or its representatives in the course of this investigation have been accepted, without further verification, as fully and correctly reflecting the company's business conditions and operating results for the respective periods, except as specifically noted herein.

Public information and industry and statistical information has been obtained from sources we deem to be reliable; however, we make no representation as to the accuracy or completeness of such information, and have accepted the information without further verification.

The conclusions of value are based upon the assumption that the current level of management expertise and effectiveness would continue to be maintained and that the character and integrity of the enterprise through any sale, reorganization, exchange, or diminution of the owners' participation would not be materially or significantly changed.

This report and the conclusions arrived at herein are for the exclusive use of our client for the sole and specific purposes as noted herein. Furthermore, the report and conclusions are not intended by the author, and should not be construed by the reader, to be investment advice in any manner whatsoever. The conclusions reached herein represent the considered opinion of Valuation Research Corporation, based upon information furnished to them by the company and other sources.

Neither all nor any part of the contents of this report (especially any conclusions as to value, the identity of any appraiser or appraisers, or the firm with which such appraisers are connected, or any reference to any of their professional designations) should be disseminated to the public through advertising media, public relations, news media, sales media, mail, direct transmittal, or any other public means of communication, without the prior written consent and approval of Valuation Research Corporation.


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Future services regarding the subject matter of this report, including, but not limited to, testimony or attendance in court, shall not be required of Valuation Research Corporation, unless previous arrangements have been made in writing.

The appraiser assumes no responsibility for matters legal in nature, nor does the appraiser render any opinion as to the title, which is assumed to be marketable.

The appraiser assumes that the property will be responsibly owned and properly maintained.

The appraiser has not made a land survey of the property. The boundaries used in this report are taken from records believed to be accurate. The sketches included in this report are provided to assist the reader in visualizing the property, and no responsibility is assumed for their accuracy.

The allocation of the total value between land and improvements stated in this report is invalid if used separately or in conjunction with any other appraisal. This report is to be used in its entirety and only for the purpose for which it was prepared.

The appraiser assumes that there are no hidden or unapparant conditions of the property, subsoil, or structures which would render the property more or less valuable. The appraiser assumes no responsibility for any such conditions or for any engineering surveys which might be required to discover such conditions.

Any information furnished by others and included in this report is from sources deemed to be reliable and believed to be true and accurate; however, no responsibility is assumed for its accuracy.

It is assumed that there is full compliance with all applicable federal, state, and local environmental regulations and laws unless noncompliance is stated, defined, and considered in the appraisal report.

Valuation Research Corporation is not an environmental consultant or auditor, and it takes no responsibility for any actual or potential environmental liabilities. Any person entitled to rely on this report wishing to know whether such liabilities exist, or their scope, and the effect on the value of the property is encouraged to obtain a professional environmental assessment. Valuation Research Corporation does not conduct or provide environmental assessments and has not performed one for the subject property.

Valuation Research Corporation has not determined independently whether the property is subject to any present or future liability relating to environmental matters (including, but not limited to CERCLA/Superfund liability), nor the scope of any such liabilities. Valuation Research Corporation's appraisal takes no such liabilities into account except


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as they have been reported expressly to Valuation Research Corporation, or by an environmental consultant working for the subject owner, and then only to the extent that the liability was reported to us in an actual or estimated dollar amount. Such matters are noted in the report. To the extent such information has been reported to us, Valuation Research Corporation has relied on it without verification and offers no warranty or representation as to its accuracy or completeness.

It is assumed that all applicable zoning and use regulations and restrictions have been complied with, unless a nonconformity has been stated, defined, and considered in the appraisal report.

It is assumed that all required licenses, certificates of occupancy, consents, or other legislative or administrative authority from any local, state, or national government or private entity or organization have been or can be obtained or renewed for any use on which the value estimate contained in this report is based.

Valuation Research Corporation has not made a specific compliance survey or analysis of the subject property to determine whether it is subject to or in compliance with the Americans with Disabilities Act of 1990 (ADA) and this opinion does not consider the impact, if any, of noncompliance in estimating the value of the property.

Valuation Research Corporation has not investigated the subject Company's Y2K compliance or the compliance of its customers or suppliers and the effect, if any, that the Y2K issue might have on these entities.


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